                                                                    EXHIBIT 10.2


                          SECOND AMENDED AND RESTATED
                                CREDIT AGREEMENT
                              (REVOLVING FACILITY)

                                     AMONG

                       MHC OPERATING LIMITED PARTNERSHIP,
                        AN ILLINOIS LIMITED PARTNERSHIP,
                                  AS BORROWER,

                      MANUFACTURED HOME COMMUNITIES, INC.,
                            A MARYLAND CORPORATION,
                                    THE REIT

                             WELLS FARGO BANK, N.A.


                         BANK OF AMERICA NATIONAL TRUST
                            AND SAVINGS ASSOCIATION,


                        COMMERZBANK AKTIENGESELLSCHAFT,
                                 CHICAGO BRANCH

                                      AND

                         MORGAN GUARANTY TRUST COMPANY
                                  OF NEW YORK,

                         TOGETHER WITH THOSE ASSIGNEES
                        BECOMING PARTIES HERETO PURSUANT
                         TO SECTION 11.13, AS LENDERS,

                             WELLS FARGO BANK, N.A.
                 AS AGENT, SWINGLINE LENDER AND ISSUING LENDER,

                         BANK OF AMERICA NATIONAL TRUST
                 AND SAVINGS ASSOCIATION, AS SYNDICATION AGENT,

                                      AND

                         MORGAN GUARANTY TRUST COMPANY
                                  OF NEW YORK,
                             AS DOCUMENTATION AGENT

                           DATED AS OF APRIL 28, 1998

                               TABLE OF CONTENTS


                                                                            PAGE
ARTICLE I.    DEFINITIONS...................................................  2

1.01.    Certain Defined Terms..............................................  2
1.02.    Computation of Time Periods........................................ 24
1.03.    Terms.............................................................. 24
1.04.    Interrelationship With the Existing Credit Agreement............... 25

ARTICLE II.   LOANS......................................................... 25

2.01.    Loan Advances and Repayment........................................ 25
2.02.    Authorization to Obtain Loans and Letters of Credit................ 27
2.03.    Interest on the Loans.............................................. 28
2.04.    Fees............................................................... 32
2.05.    Payments........................................................... 34
2.07.    Notice of Increased Costs.......................................... 35
2.08.    Option to Replace Lenders.......................................... 35
2.09.    Letters of Credit.................................................. 36
2.10.    Swingline Loans.................................................... 40
2.11.    Conversion to Pre-Extension Term Loan.............................. 43

ARTICLE III.  SECURED FACILITY CONVERSION................................... 43

3.01.    Term-Out and Conversion............................................ 43
3.02.    Documents.......................................................... 44

ARTICLE IV.   CONDITIONS TO LOANS........................................... 45

4.01.    Conditions to Initial Disbursement of Loans and Issuance of
           Letters of Credit................................................ 45
4.02.    Conditions Precedent to All Loans and Issuance of Letters of
           Credit........................................................... 47

ARTICLE V.    REPRESENTATIONS AND WARRANTIES................................ 48

5.01.    Representations and Warranties as to Borrower...................... 48
5.02.    Representations and Warranties as to the REIT...................... 54

ARTICLE VI.   REPORTING COVENANTS........................................... 58

6.01.    Financial Statements and Other Financial and Operating
           Information...................................................... 58
6.02.    Press Releases; SEC Filings and Financial Statements............... 60
6.03.    Environmental Notices.............................................. 60
6.04.    Qualifying Unencumbered Properties................................. 61

ARTICLE VII.  AFFIRMATIVE COVENANTS......................................... 61

7.01.    With respect to Borrower:.......................................... 61
7.02.    With respect to the REIT:.......................................... 64

ARTICLE VIII. NEGATIVE COVENANTS............................................ 65

8.01.    With respect to Borrower:.......................................... 65
8.02.    With respect to the REIT:.......................................... 69

ARTICLE IX.   FINANCIAL COVENANTS........................................... 71

9.01.    Total Liabilities to Gross Asset Value............................. 71
9.02.    Secured Debt to Gross Asset Value.................................. 71
9.03.    EBITDA to Interest Expense Ratio................................... 71
9.04.    EBITDA to Fixed Charges Ratio...................................... 72


9.05.    Unencumbered Net Operating Income to Unsecured Interest
           Expense.........................................................  72
9.06.    Unencumbered Pool.................................................  72
9.07.    Minimum Net Worth.................................................  72
9.08.    Permitted Holdings................................................  72
9.09.    Calculation.......................................................  73

ARTICLE X.    EVENTS OF DEFAULT; RIGHTS AND REMEDIES.......................  73

10.01.   Events of Default.................................................  73
10.02.   Rights and Remedies...............................................  78
10.03.   Rescission........................................................  79
10.04.   Suspension of Lending.............................................  79

ARTICLE XI.   AGENCY PROVISIONS............................................  80

11.01.   Appointment.......................................................  80
11.02.   Nature of Duties..................................................  80
11.03.   Loan Disbursements................................................  80
11.04.   Distribution and Apportionment of Payments........................  81
11.05.   Rights, Exculpation, Etc..........................................  83
11.06.   Reliance..........................................................  83
11.07.   Indemnification...................................................  84
11.08.   Agent Individually................................................  84
11.09.   Successor Agent; Resignation of Agent; Removal of Agent...........  84
11.10.   Consents and Approvals............................................  85
11.11.   Consents and Approvals as to Collateral...........................  87
11.12.   Lender Actions Against Collateral.................................  89
11.13.   Assignments and Participations....................................  89
11.14.   Ratable Sharing...................................................  92
11.15.   Delivery of Documents.............................................  93
11.16.   Notice of Events of Default.......................................  93

ARTICLE XII.  MISCELLANEOUS................................................  94

12.01.   Expenses..........................................................  94
12.02.   Indemnity.........................................................  94
12.03.   Change in Accounting Principles...................................  96
12.04.   Setoff............................................................  96
12.05.   Amendments and Waivers............................................  97
12.06.   Independence of Covenants.........................................  98
12.07.   Notices and Delivery..............................................  98
12.08.   Survival of Warranties, Indemnities and Agreements................  99
12.09.   Failure or Indulgence Not Waiver; Remedies Cumulative.............  99
12.10.   Marshalling; Recourse to Security; Payments Set Aside.............  99
12.11.   Severability...................................................... 100
12.12.   Headings.......................................................... 100
12.13.   Governing Law..................................................... 100
12.14.   Limitation of Liability........................................... 100
12.15.   Successors and Assigns............................................ 100
12.16.   Usury Limitation.................................................. 100
12.17.   Confidentiality................................................... 101
12.18.   Consent to Jurisdiction and Service of Process; Waiver of
           Jury Trial; Waiver Of Permissive Counterclaims.................. 101
12.19.   Counterparts; Effectiveness; Inconsistencies...................... 102
12.20.   Construction...................................................... 103
12.21.   Entire Agreement.................................................. 103
12.22.   Agent's Action for Its Own Protection Only........................ 103


12.23.   Lenders' ERISA Covenant........................................... 103


EXHIBITS

A   -    Assignment and Assumption
B   -    Closing Checklist
C   -    Compliance Certificate
D   -    Revolving Loan Note
E   -    Swingline Note
F   -    Qualified Unencumbered Properties
G   -    Letter of Credit Note
H   -    Letter of Credit Application
I   -    Notice of Borrowing
J   -    Notice of Continuation/Conversion


SCHEDULES

5.01(c)  -    Ownership of Borrower
5.01(r)  -    Environmental Matters
5.01(w)  -    Subsidiaries and Investment Affiliates

                  SECOND AMENDED AND RESTATED CREDIT AGREEMENT

         THIS SECOND AMENDED AND RESTATED CREDIT AGREEMENT is dated as of April 28, 1998 (as amended, supplemented or modified from time to time, the "Agreement") and is among MHC Operating Limited Partnership, an Illinois limited partnership ("Borrower"), Manufactured Home Communities, Inc., a Maryland corporation (the "REIT"), each of the Lenders, as hereinafter defined, Wells Fargo Bank, N.A ("Wells Fargo") in its capacity as Agent, as Swingline Lender, as Issuing Lender and as a Lender, Bank of America National Trust and Savings Association, as Syndication Agent and as a Lender, Morgan Guaranty Trust Company of New York, as Documentation Agent and as a Lender, and Commerzbank Aktiengesellschaft, Chicago Branch, as a Lender.

                                    RECITALS

         A. Borrower, the REIT and Wells Fargo Realty Advisors Funding Incorporated ("WFRAF"), in its capacity as Agent and as the sole Lender, have previously entered into that certain Credit Agreement dated as of August 16, 1994 (the "Original Credit Agreement").

         B. The Original Credit Agreement was amended and restated in its entirety by that certain First Amended and Restated Credit Agreement dated as of September 26, 1994 (the "Existing Credit Agreement") by and among Borrower, the REIT, WFRAF, as Agent and as a Lender, and Bank of America Illinois, as Co-Agent and a Lender.

         C. The Existing Credit Agreement has been amended by that certain First Amendment and Waiver to First Amended and Restated Credit Agreement dated as of June 29, 1995 (the "First Amendment"), that certain Second Amendment to First Amendment and Restated Credit Agreement dated as of May 7, 1996 (the "Second Amendment"), that certain Third Amendment to First Amended and Restated Credit Agreement dated February 28, 1997 (the "Third Amendment"), and that certain Fourth Amendment to First Amended and Restated Credit Agreement dated as of March 1, 1997 (the "Fourth Amendment").

         D. After giving effect to that certain Assignment and Assumption Agreement of even date herewith by and between The First National Bank of Chicago and Wells Fargo, the "Lenders" under the Existing Credit Agreement (as so amended) are Wells Fargo, Bank of America National Trust and Savings Association (as successor in interest to Bank of America Illinois), and Morgan Guaranty Trust Company of New York (the "Existing Lenders").

         E. Borrower, the REIT, Wells Fargo (as successor in interest to WFRAF), as Agent and an Existing Lender, and the other Existing Lenders desire to further amend and restate the Existing Credit Agreement (as so amended) in its entirety to add additional entities as lenders, increase the loan facility provided thereby from One Hundred Million Dollars ($100,000,000) to One Hundred Fifty Million Dollars ($150,000,000), and make certain other modifications as hereinafter set forth.

                                   AGREEMENT

                                   ARTICLE I.
                                  DEFINITIONS

         1.01 Certain Defined Terms. The following terms used in this Agreement shall have the following meanings (such meanings to be applicable, except to the extent otherwise indicated in a definition of a particular term, both to the singular and the plural forms of the terms defined):

         "Accommodation Obligations" as applied to any Person, means any obligation, contingent or otherwise, of that Person in respect of which that person is liable for any Indebtedness or other obligation or liability of another Person, including without limitation and without duplication (i) any such Indebtedness, obligation or liability directly or indirectly guaranteed, endorsed (otherwise than for collection or deposit in the ordinary course of business), co-made or discounted or sold with recourse by that Person, or in respect of which that Person is otherwise directly or indirectly liable, including Contractual Obligations (contingent or otherwise) arising through any agreement to purchase, repurchase or otherwise acquire such Indebtedness, obligation or liability or any security therefor, or to provide funds for the payment or discharge thereof (whether in the form of loans, advances, stock purchases, capital contributions or otherwise), or to maintain solvency, assets, level of income, or other financial condition, or to make payment other than for value received and (ii) any obligation of such Person arising through such Person's status as a general partner of a general or limited partnership with respect to any Indebtedness, obligation or liability of such general or limited partnership.

         "Accountants" means any nationally recognized independent accounting firm.

         "Adjusted Asset Value" means, as of any date of determination, (i) for any Property for which an acquisition or disposition by Borrower or any Subsidiary has not occurred in the Fiscal Quarter most recently ended as of such date, the product of four (4) and a fraction, the numerator of which is EBITDA for such Fiscal Quarter attributable to such Property in a manner reasonably acceptable to Agent, and the denominator of which is eight hundred seventy-five ten-thousandths (0.0875), and (ii) for any Property which has been acquired by Borrower or any Subsidiary in the Fiscal Quarter most recently ended as of such date, the Net Price of the Property paid by Borrower or its Subsidiaries for such Property.

         "Affiliates" as applied to any Person, means any other Person directly or indirectly controlling, controlled by, or under common control with, that Person. For purposes of this definition, "control" (including with correlative meanings, the terms "controlling," "controlled by" and "under common control with"), as applied to any Person, means (a) the possession, directly or indirectly, of the power to vote twenty-five percent (25%) or more of the Securities having voting power for the election of directors of such Person or otherwise to direct or cause the direction of the management and policies of that Person, whether through the ownership of voting Securities or by contract or otherwise, (b) the ownership of a general partnership interest in such Person or (c) the ownership of twenty-five percent (25%) or more of the limited partnership interests (or other ownership interests with similarly limited voting rights) in such Person; provided, however, that in no event shall the Affiliates of Borrower or any Subsidiary or any Investment Affiliate include Persons holding direct or indirect ownership interests in the REIT or any other real estate investment trust which holds a general partnership interest in Borrower if such Person does not otherwise constitute an "Affiliate" hereunder; provided, further, that the REIT and Borrower shall at all times be deemed Affiliates of each other.

         "Agent" means Wells Fargo in its capacity as administrative agent for the Lenders under this Agreement, and shall include any successor Agent appointed pursuant hereto and shall be deemed to refer to Wells Fargo in its individual capacity as a Lender where the context so requires.

         "Agreement" has the meaning ascribed to such term in the Preamble hereto.

         "Agreement Party" means any Person, other than the REIT and Borrower, which concurrently with this Agreement or hereafter executes and delivers a guaranty in connection with this Agreement, which as of the date of determination, is in force and effect.

         "Applicable Margin" means, for any day, the rate per annum set forth below opposite the applicable Level Period then in effect:


         Level Period               Applicable Margin
         ------------               -----------------

         Level I Period                   1.0%

         Level II Period                  1.125%

The Applicable Margin shall be adjusted for all purposes quarterly as soon as reasonably practicable, but not later than five (5) days, after the date of receipt by Agent of the quarterly financial information in accordance with the provisions of Section 6.01(a) hereof, together with a calculation by Borrower of the ratio of Total Liabilities to the sum of Gross Asset Values for Borrower and each of its Subsidiaries as of the end of the applicable Fiscal Quarter. Notwithstanding the foregoing, the Applicable Margin for the Pre-Extension Term Loan, if any, shall be 1.0% for the duration thereof ending on August 17, 2000, regardless of the applicable Level Period.

         "Appraisal" means a written appraisal prepared by an independent appraiser reasonably acceptable to Agent and subject to Agent's customary independent appraisal requirements and prepared in compliance with all applicable regulatory requirements, including FIRREA.

         "Appraised Value" means, with respect to any Property, the "as is" market value of such Property as reflected in the then most recent Appraisal of such Property, as the same may have been adjusted by Agent based upon its internal review of such Appraisal, which review shall be conducted prior to acceptance of such Appraisal by Agent.

         "Assignment and Assumption" means an Assignment and Assumption in the form of Exhibit A hereto (with blanks appropriately filled in) delivered to Agent in connection with each assignment of a Lender's interest under this Agreement pursuant to Section 11.13.

         "Balloon Payment" means, with respect to any loan constituting Indebtedness, any required principal payment of such loan which is either (i) payable at the maturity of such Indebtedness or (ii) in an amount which exceeds twenty-five percent (25%) of the original principal amount of such loan; provided, however, that the final payment of a fully amortizing loan shall not constitute a Balloon Payment.

         "Base Rate" means, on any day, a fluctuating interest rate per annum as shall be in effect from time to time, which rate shall at all times be equal to the higher of (a) the base rate of interest per annum established from time to time by Wells Fargo, and designated as its prime rate and in effect on such day, and (b) the Federal Funds Rate as announced by the Federal Reserve Bank of New York, in effect on such day plus one half percent (0.5%) per annum. Each change in the Base Rate shall become effective automatically as of the opening of business on the date of such change in the Base Rate, without prior written notice to Borrower or Lenders. The Base Rate may not be the lowest rate of interest charged by any bank, Agent or Lender on similar loans.

         "Base Rate Loans" means those Loans bearing interest at the Base Rate.

         "Base Rent" means the aggregate rent received by Borrower from tenants which lease manufactured community home sites owned by Borrower minus any amounts specifically identified as and representing payments from trash removal, cable television, water, electricity, taxes, other utilities, and other rent which reimburses expenses related to tenant's occupancy.

         "Benefit Plan" means any employee pension benefit plan as defined in
Section 3(2) of ERISA (other than a Multiemployer Plan) which a Person or any ERISA Affiliate maintains, administers, contributes to or is required to contribute to, or, within the immediately preceding five (5) years, was maintained, administered, contributed to or was required to contribute to, or under which a Person or any ERISA Affiliate may have any liability.

         "Borrower" has the meaning ascribed to such term in the preamble hereto.

         "Borrower Plan" shall mean any Plan (A) which Borrower, any of its Subsidiaries or any of its ERISA Affiliates maintains, administers, contributes to or is required to contribute to, or, within the five years prior to the Closing Date, maintained, administered, contributed to or was required to contribute to, or under which Borrower, any of its Subsidiaries or any of its ERISA Affiliates may incur any liability and (B) which covers any employee or former employee of Borrower, any of its Subsidiaries or any of its ERISA Affiliates (with respect to their relationship with such entities).

         "Borrower's Share" means Borrower's or the REIT's direct or indirect share of the assets, liabilities, income, expenses or expenditures, as applicable, of an Investment Affiliate based upon Borrower's or the REIT's percentage ownership (whether direct or indirect) of such Investment Affiliate, as the case may be.

         "Borrowing" means a borrowing under the Facility.

         "Business Day" means (a) with respect to any Borrowing, payment or rate determination of LIBOR Loans, a day, other than a Saturday or Sunday, on which Agent is open for business in Chicago and San Francisco and on which dealings in Dollars are carried in the London inter bank market, and (b) for all other purposes any day excluding Saturday, Sunday and any day which is a legal holiday under the laws of States of California and Illinois, or is a day on which banking institutions located in California and Illinois are required or authorized by law or other governmental action to close.

         "Capital Expenditures" means, as applied to any Person for any period, the aggregate of all expenditures (whether paid in cash or accrued as liabilities during that period and including that portion of Capital Leases which is capitalized on the balance sheet of a Person) by such Person during such period that, in conformity with GAAP, are required to be included in or reflected by the property, plant or equipment or similar fixed asset accounts reflected in the balance sheet of such Person, excluding any expenditures reasonably determined by such Person as having been incurred for expansion of the number of manufactured home sites at a manufactured home community owned by such Person.

          "Capital Leases," as applied to any Person, means any lease of any property (whether real, personal or mixed) by that Person as lessee which, in conformity with GAAP, is or should be accounted for as a capital lease on the balance sheet of that Person, excluding ground leases.

          "Cash Equivalents" means (a) marketable direct obligations issued or unconditionally guaranteed by the United States Government or issued by an agency thereof and backed by the full faith and credit of the United States, in each case maturing within one (1) year after the date of acquisition thereof;
(b) marketable direct obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof maturing within ninety (90) days after the date of acquisition thereof and, at the time of acquisition, having one of the two highest ratings obtainable from any two nationally recognized rating services reasonably acceptable to Agent; (c) domestic corporate bonds, other than domestic corporate bonds issued by Borrower or any of its Affiliates, maturing no more than 2 years after the date of acquisition thereof and, at the time of acquisition, having a rating of at least A or the equivalent from two nationally recognized rating services reasonably acceptable to Agent; (d) variable-rate domestic corporate notes or medium term corporate notes, other than notes issued by Borrower or any of its Affiliates, maturing or resetting no more than 1 year after the date of acquisition thereof and having a rating of at least AA or the equivalent from two nationally recognized rating services reasonably acceptable to Agent; (e) commercial paper (foreign and domestic) or master notes, other than commercial paper or master notes issued by

Borrower or any of its Affiliates, and, at the time of acquisition, having a long-term rating of at least A or the equivalent from a nationally recognized rating service reasonably acceptable to Agent and having a short-term rating of a least A-1 and P-1 from S&P and Moody's, respectively (or, if at any time neither S&P nor Moody's shall be rating such obligations, then the highest rating from such other nationally recognized rating services reasonably acceptable to Agent); (f) domestic and Eurodollar certificates of deposit or domestic time deposits or Eurotime deposits or bankers' acceptances (foreign or domestic) that are issued by a bank (I) which has, at the time of acquisition, a long-term rating of at least A or the equivalent from a nationally recognized rating service reasonably acceptable to Agent and (II) if a domestic bank, which is a member of the Federal Deposit Insurance Corporation; and (g) overnight securities repurchase agreements, or reverse repurchase agreements secured by any of the foregoing types of securities or debt instruments, provided that the collateral supporting such repurchase agreements shall have a value not less than 101% of the principal amount of the repurchase agreement plus accrued interest.

         "Closing Checklist" means the Closing Checklist attached hereto as Exhibit B, as the same may be amended by the parties.

         "Closing Date" means the date on which this Agreement shall become effective in accordance with Section 12.19, which date shall be April 28, 1998 or such later date as to which Agent and Borrower agree in writing.

         "Commission" means the Securities and Exchange Commission.

         "Commitment" means, with respect to any Lender, such Lender's Pro Rata Share of the Facility which amount shall not exceed the principal amount set out under such Lender's name under the heading "Loan Commitment" on the counterpart signature pages attached to this Agreement or as set forth on an Assignment and Assumption executed by such Lender, as assignee, as such amount may be adjusted pursuant to the terms of this Agreement.

         "Compliance Certificate" means a certificate in the form of Exhibit C hereto delivered to Agent by Borrower pursuant to Section 6.01(d) and covering Borrower's compliance with the financial covenants contained in Articles VIII and IX hereof.

         "Contaminant" means any pollutant (as that term is defined in 42 U.S.C. 9601(33)) or toxic pollutant (as that term is defined in 33 U.S.C. 1362(13)), hazardous substance (as that term is defined in 42 U.S.C. 9601(14)), hazardous chemical (as that term is defined by 29 C.F.R. Section 1910.1200(c)), toxic substance, hazardous waste (as that term is defined in 42 U.S.C. 6903(5)), radioactive material, special waste, petroleum (including crude oil or any petroleum-derived substance, waste, or breakdown or decomposition product thereof), or any constituent of any such substance or waste, including, but not limited to hydrocarbons (including naturally occurring or man-made petroleum and hydrocarbons), flammable explosives, urea formaldehyde insulation, radioactive materials, biological substances, PCBs, pesticides, herbicides, asbestos, sewage sludge, industrial slag, acids, metals, or solvents.

          "Contractual Obligation," as applied to any Person, means any provision of any Securities issued by that Person or any indenture, mortgage, deed of trust, lease, contract, undertaking, document or instrument to which that Person is a party or by which it or any of its properties is bound, or to which it or any of its properties is subject (including without limitation any restrictive covenant affecting such Person or any of its properties).

          "Controlled Partnership Interests" means ownership interests held by the REIT and/or Borrower in a partnership or joint venture where the REIT or Borrower (independently or collectively) has control over the management and operations of the partnership or joint venture.

          "Convertible Securities" means evidences of indebtedness, shares of stock, limited or general partnership interests or other ownership interests, warrants, options, or other rights or securities which are convertible into or exchangeable for, with or without payment of additional consideration, shares of common stock of the REIT or partnership interests of Borrower, as the case may be, either immediately or upon the arrival of a specified date or the happening of a specified event.

          "Court Order" means any judgment, writ, injunction, decree, rule or regulation of any court or Governmental Authority binding upon the Person in question.

          "Debt Service" means, for any period, Interest Expense for such period plus scheduled principal amortization (exclusive of Balloon Payments) for such period on all Indebtedness of the REIT, on a consolidated basis, plus, the REIT's and Borrower's actual or potential liability, on a consolidated basis, for scheduled principal amortization (exclusive of Balloon Payments) for such period on all Indebtedness of Investment Affiliates that is recourse to the REIT, Borrower or any Material Subsidiary.

          "Defaulting Lender" means any Lender which fails or refuses to perform its obligations under this Agreement within the time period specified for performance of such obligation or, if no time frame is specified, if such failure or refusal continues for a period of two (2) Business Days after written notice from Agent.

          "Development Activity" means construction in process, that is being performed by or at the direction of Borrower, of any manufactured home community that will be owned and operated by Borrower upon completion of construction, other than (i) construction in process of manufactured home communities not owned by Borrower and for which Borrower has no contractual obligation to purchase until completion of construction or (ii) construction in process for the purpose of expanding manufactured home communities that have been operated by Borrower or another owner for at least one (1) year prior to the commencement of such expansion.

          "Documentation Agent" means Morgan Guaranty Trust Company of New York in its capacity as documentation agent for the Lenders under this Agreement.

          "DOL" means the United States Department of Labor and any successor department or agency.

          "Dollars" and "$" means the lawful money of the United States of America.

          "EBITDA" means, for any period (i) Net Income for such period, plus
(ii) depreciation and amortization expense and other non-cash items deducted in the calculation of Net Income for such period, plus (iii) Interest Expense deducted in the calculation of Net Income for such period, plus, (iv) Taxes deducted in the calculation of Net Income for such period, minus (v) the gains (and plus the losses) from extraordinary or unusual items or asset sales or write-ups or forgiveness of indebtedness included in the calculation of Net Income, for such period, minus (vi) earnings of Subsidiaries for such period distributed to third parties, all of the foregoing without duplication.

          "Environmental Laws" means all federal, state, district, local and foreign laws, and all orders, consent orders, judgments, notices, permits or demand letters issued, promulgated or entered thereunder, relating to pollution or protection of the environment, including laws relating to emissions, discharges, releases or threatened releases of pollutants, contamination, chemicals, or industrial substances or Contaminants into the environment (including, without limitation, ambient air, surface water, ground water, land surface or subsurface strata) or otherwise relating to the generation, manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contamination, chemicals, industrial substances or Contaminants. The term Environmental Laws shall include, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended ("CERCLA"); the Toxic Substances Control Act, as amended; the Hazardous Materials Transportation Act, as amended; the Resource Conservation and Recovery Act, as amended ("RCRA"); the Clean Water Act, as amended; the Safe Drinking Water Act, as amended; the Clean Air Act, as amended; all analogous state laws; the plans, rules, regulations or ordinances adopted, or other criteria and guidelines promulgated pursuant to the preceding laws or other similar laws, regulations, rules or ordinances now or hereafter in effect regulating public health, welfare or the environment.

          "Environmental Lien" means a Lien in favor of any Governmental Authority for (a) any liability under federal or state environmental laws or regulations, or (b) damages arising from, or costs incurred by such Governmental Authority in response to, a Release or threatened Release of a Contaminant into the environment.

          "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and any successor statute.

          "ERISA Affiliate" means any (a) corporation which is, becomes, or is deemed by any Governmental Authority to be a member of the same controlled group of corporations (within the meaning of Section 414(b) of the Internal Revenue
Code) as a Person or is so deemed by such Person, (b) partnership, trade or business (whether or not incorporated) which is, becomes or is deemed by any Governmental Authority to be under common control (within the meaning of Section 414(c) of the Internal Revenue Code) with such Person or is so deemed by such Person, (c) any Person which is, becomes or is deemed by any Governmental Authority to be a member of the same "affiliated service group" (as defined in Section 414(m) of the Internal

Revenue Code) as such Person or is so deemed by such Person, or (d) any other organization or arrangement described in Section 414(o) of the Internal Revenue Code which is, becomes or is deemed by such Person or by any Governmental Authority to be required to be aggregated pursuant to regulations issued under
Section 414(o) of the Internal Revenue Code with such Person pursuant to Section 414(o) of the Internal Revenue Code or is so deemed by such Person.

          "Event of Default" means any of the occurrences set forth in Article X after the expiration of any applicable grace period expressly provided therein.

          "Existing Credit Agreement" has the meaning set forth in the Recitals hereto.

          "Existing Lenders" has the meaning set forth in the Recitals hereto.

          "Existing Loans" means the "Loans" as defined in the Existing Credit Agreement.

          "Facility" means the loan facility of up to One Hundred Fifty Million Dollars ($150,000,000) described in Section 2.01(a).

          "FDIC" means the Federal Deposit Insurance Corporation or any successor thereto.

          "Federal Funds Rate" means, for any period, a fluctuating interest rate, rounded upwards to the nearest one hundredth of one percent (0.01%), per annum equal for each day during such period to the weighted average of the rates on overnight Federal Funds transactions with members of the Federal Reserve System arranged by Federal Funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by Agent from three Federal Funds brokers of recognized standing selected by Agent.

          "Federal Reserve Board" means the Board of Governors of the Federal Reserve System or any governmental authority succeeding to its functions.

          "Financial Statements" has the meaning ascribed to such term in
Section 6.01 (a).

          "FIRREA" means the Financial Institutions Recovery, Reform and Enforcement Act of 1989, as amended from time to time.

          "First Amendment" has the meaning set forth in the Recitals hereto.

          "Fiscal Quarter" means a fiscal quarter of a Fiscal Year.

          "Fiscal Year" means the fiscal year of Borrower and the REIT which shall be the twelve (12) month period ending on the last day of December in each year.

          "Fixed Charges" for any Fiscal Quarter period means the sum of (i) Debt Service for such period, (ii) 3% of Base Rent for such period, and (iii) Borrower's Share of Capital Expenditures from Investment Affiliates for such period.

          "Fourth Amendment" has the meaning set forth in the Recitals hereto.

          "Funding Date" means, with respect to any Loan made after the Closing Date, the date of the funding of such Loan.

          "Funds from Operations" means the definition of "Funds from Operations" of the National Association of Real Estate Investment Trusts on the date of determination (before allocation of minority interests).

          "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board, or in such other statements by such other entity as may be in general use by significant segments of the accounting profession, which are applicable to the circumstances as of the date of determination and which are consistent with the past practices of the REIT and Borrower.

          "Governmental Authority" means any nation or government, any federal, state, local, municipal or other political subdivision thereof or any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

          "Gross Asset Value" means (subject to the proviso in Section 9.08), with respect to any Person as of any date of determination, the sum of the Adjusted Asset Values for each Property then owned by such Person plus the value of any cash or Cash Equivalent owned by such Person and not subject to any Lien.

          "Indebtedness," as applied to any Person (and without duplication), means (a) all indebtedness, obligations or other liabilities (whether secured, unsecured, recourse, non-recourse, direct, senior or subordinate) of such Person for borrowed money, (b) all indebtedness, obligations or other liabilities of such Person evidenced by Securities or other similar instruments, (c) all reimbursement obligations and other liabilities of such Person with respect to letters of credit or banker's acceptances issued for such Person's account or other similar instruments for which a contingent liability exists, (d) all obligations of such Person to pay the deferred purchase price of Property or services, (e) all obligations in respect of Capital Leases of such Person, (f) all Accommodation Obligations of such Person, (g) all indebtedness, obligations or other liabilities of such Person or others secured by a Lien on any asset of such Person, whether or not such indebtedness, obligations or liabilities are assumed by, or are a personal liability of, such Person, (h) all indebtedness, obligations or other liabilities (other than interest expense liability) in respect of Interest Rate Contracts and foreign currency exchange agreements excluding all indebtedness, obligations or other liabilities in respect of such Interest Rate Contracts to the extent that the aggregate notional amount thereof does not exceed the aggregate principal amount of any outstanding fixed or floating rate Indebtedness, obligations or other liabilities permitted under this Agreement that exist as of the date that such Interest Rate Contracts are entered into or that are incurred no more than thirty (30) days after such Interest Rate Contracts are entered into and (i) ERISA obligations currently due and payable.

          "Interest Expense" means, for any period and without duplication, total interest expense, whether paid, accrued or capitalized (including the interest component of Capital Leases but excluding interest expense covered by an interest reserve established under a loan facility) of the REIT, on a consolidated basis and determined in accordance with GAAP, plus the REIT's and Borrower's actual or potential liability, on a consolidated basis, for accrued, paid or capitalized interest with respect to Indebtedness of Investment Affiliates that is recourse to the REIT, Borrower or any Material Subsidiary.

          "Interest Period" means, relative to any LIBOR Loans comprising part of the same Borrowing, the period beginning on (and including) the date on which such LIBOR Loans are made as, or converted into, LIBOR Loans, and shall end on (but exclude) the day which numerically corresponds to such date one (1), two
(2), three (3), six (6) or twelve (12) months thereafter (or, if such month has no numerically corresponding day, on the last Business Day of such month), in either case as Borrower may select in its relevant Notice of Borrowing pursuant to Section 2.01(b); provided, however, that:

          (a) if such Interest Period would otherwise end on a day which is not a Business Day, such Interest Period shall end on the next following Business Day (unless such next following Business Day is the first Business Day of a calendar month, in which case such Interest Period shall end on the Business Day next preceding such numerically corresponding day);

          (b) no Interest Period may end later than the Termination Date; and

          (c) with the reasonable approval of Agent (unless any Lender has previously advised Agent and Borrower that it is unable to enter into LIBOR contracts for an Interest Period of such duration), an Interest Period may have a duration of less than one (1) month.

          "Interest Rate Contracts" means, collectively, interest rate swap, collar, cap or similar agreements providing interest rate protection.

          "Interim Period" has the meaning ascribed to such term in Section 4.01(g).

          "Internal Revenue Code" means the Internal Revenue Code of 1986, as amended from time to time, and any successor statute.

          "Investment" means, as applied to any Person, any direct or indirect purchase or other acquisition by that Person of Securities, or of a beneficial interest in Securities, of any other Person, and any direct or indirect loan, advance (other than deposits with financial institutions available for withdrawal on demand, prepaid expenses, advances to employees and similar items made or incurred in the ordinary course of business), or capital contribution by such Person to any other Person, including all Indebtedness and accounts owed by that other Person which are not current assets or did not arise from sales of goods or services to that Person in the ordinary course of business. The amount of any Investment shall be determined in conformity with GAAP.

          "Investment Affiliate" means any Person in whom the REIT, Borrower or any Subsidiary holds an equity interest, directly or indirectly, whose financial results are not consolidated under GAAP with the financial results of the REIT or Borrower on the consolidated financial statements of the REIT and Borrower.

          "Investment Mortgages" means mortgages securing indebtedness directly or indirectly owed to Borrower or any of its Subsidiaries, including certificates of interest in real estate mortgage investment conduits.

          "Issuing Lender" means Wells Fargo in its capacity as issuer of Letters of Credit under this Agreement, and shall include any successor Issuing Lender appointed pursuant hereto.

          "IRS" means the Internal Revenue Service and any Person succeeding to the functions thereof.

          "Land" means unimproved real estate purchased or leased or to be purchased or leased by Borrower or any of its Subsidiaries for the purpose of future development of improvements.

          "Lender Affiliate" as applied to any Lender, means any other Person directly or indirectly controlling, controlled by, or under common control with, that Lender. For purposes of this definition, "control" (including with correlative meanings, the terms "controlling," "controlled by" and "under common control with"), as applied to any Person, means (a) the possession, directly or indirectly, of the power to vote more than fifty percent (50%) of the Securities having voting power for the election of directors of such Person or otherwise to direct or cause the direction of the management and policies of that Person, whether through the ownership of voting Securities or by contract or otherwise, or (b) the ownership of a general partnership interest or a limited partnership interest representing more than fifty (50%) of the outstanding limited partnership interests of a Person.

          "Lender Reply Period" has the meaning ascribed to such term in Section 11.10(a).

          "Lender Taxes" has the meaning ascribed to such term in Section
2.03(g).

          "Lenders" means Wells Fargo and any other bank, finance company, insurance or other financial institution which is or becomes a party to this Agreement by execution of a counterpart signature page hereto or an Assignment and Assumption, as assignee, provided that with respect to matters requiring the consent to or approval of Requisite Lenders, the Supermajority Lenders, or all Lenders at any given time, all then existing Defaulting Lenders will be disregarded and excluded, and, for voting purposes only, "all Lenders" shall be deemed to mean "all Lenders other than Defaulting Lenders."

          "Letter of Credit Application" shall have the meaning ascribed to such term in Section 2.09(b).

          "Letter of Credit Documents" has the meaning set forth in Section 2.09(j) hereof.

          "Letter of Credit Mandatory Borrowing" has the meaning set forth in
Section 2.09(f) hereof.

          "Letter of Credit Note" means the promissory note evidencing the Letter of Credit Obligations in the original principal amount of Thirty Million Dollars ($30,000,000) executed by Borrower in favor of Issuing Lender, as it may be amended, supplemented, replaced or modified from time to time. The initial Letter of Credit Note and any replacements thereof shall be substantially in the form of Exhibit G.

          "Letter of Credit Obligations" means, collectively and without duplication, (a) all reimbursement and other obligations of Borrower in respect of Letters of Credit, and (b) all amounts paid by Lenders to Issuing Lender in respect of Letters of Credit.

          "Letters of Credit" means the letters of credit issued by Issuing Lender pursuant to Section 2.09 hereof for the account of Borrower in an aggregate face amount not to exceed $30,000,000.00 outstanding at any one time, as they may be drawn on, replaced or modified from time to time.

          "Level I Period" means a period during which the ratio of Total Liabilities to the sum of Gross Asset Values for the Borrower and each of its Subsidiaries shall be equal to or less than 0.45:1.

          "Level II Period" mean a period during which the ratio of Total Liabilities to the sum of Gross Asset Values for Borrower and each of its Subsidiaries shall exceed 0.45:1 but shall not exceed 0.60:1.

          "Liabilities and Costs" means all claims, judgments, liabilities, obligations, responsibilities, losses, damages (including punitive and treble damages), costs, disbursements and expenses (including without limitation reasonable attorneys', experts' and consulting fees and costs of investigation and feasibility studies), fines, penalties and monetary sanctions, interest, direct or indirect, known or unknown, absolute or contingent, past, present or future.

          "LIBOR" means, relative to any Interest Period for any LIBOR Loan included in any Borrowing, the rate of interest obtained by dividing (i) the rate of interest determined by Agent (whose determination shall be conclusive absent manifest error, which shall not include any lower determination by any other banks) equal to the rate (rounded upwards, if necessary, to the nearest one one-hundredth of one percent (.01%)) per annum reported by Wells Fargo at which Dollar deposits in immediately available funds are offered by Wells Fargo to leading banks in the Eurodollar inter bank market at or about 11:00 A.M. London time two (2) Business Days prior to the beginning of such Interest Period for delivery on the first day of such Interest Period for a period approximately equal to such Interest Period and in an amount equal or comparable to the LIBOR Loan to which such Interest Period relates, by (ii) a percentage expressed as a decimal equal to one (1) minus the LIBOR Reserve Percentage.

          "LIBOR Loan" means a Loan bearing interest, at all times during an Interest Period applicable to such Loan, at a fixed rate of interest determined by reference to LIBOR.

          "LIBOR Reserve Percentage" means, relative to any Interest Period, the average daily maximum reserve requirement (including, without limitation, all basic, emergency, supplemental, marginal and other reserves) which is imposed under Regulation D, as Regulation D may be amended, modified or supplemented, on "Eurocurrency liabilities" having a term equal to the applicable Interest Period (or in respect of any other category of liabilities which includes deposits by reference to which the interest rate on LIBOR Loans is determined or any category of extensions of credit or other assets which includes loans by a non-United States office of any bank to United States residents), which requirement shall be expressed as a decimal. LIBOR shall be adjusted automatically on, and as of the effective date of, any change in the LIBOR Reserve Percentage.

          "Lien" means any mortgage, deed of trust, pledge, hypothecation, assignment, deposit arrangement, security interest, encumbrance (including, but not limited to, easements, rights-of-way, zoning restrictions and the like), lien (statutory or other) preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever, including without limitation any conditional sale or other title retention agreement, the interest of a lessor under a Capital Lease, any financing lease having substantially the same economic effect as any of the foregoing, and the filing of any financing statement (other than a financing statement filed by a "true" lessor pursuant to 9-408 of the Uniform Commercial Code) naming the owner of the asset to which such Lien relates as debtor, under the Uniform Commercial Code or other comparable law of any jurisdiction.

          "Loans" means the loans made pursuant to the Facility, including, without limitation, loans made pursuant to Section 2.01 hereof, Swingline Loans, Loans made pursuant to Mandatory Borrowings and the Pre-Extension Term Loan.

          "Loan Availability" means the amount of the Facility from time to time.

          "Loan Documents" means, this Agreement, the Loan Notes, the REIT Guaranty, and all other agreements, instruments and documents (together with amendments and supplements thereto and replacements thereof) now or hereafter executed by the REIT, Borrower or any Agreement Party, which evidence, guaranty or secure the Obligations.

          "Loan Notes" means the promissory notes evidencing the Loans (other than Swingline Loans) in the aggregate original principal amount of One Hundred Fifty Million Dollars ($150,000,000) executed by Borrower in favor of Lenders, as they may be amended, supplemented, replaced or modified from time to time. The initial Loan Notes and any replacements thereof shall be substantially in the form of Exhibit D. The Loan Notes shall be issued in substitution for the "Loan Notes" issued pursuant to the Existing Credit Facility.

          "Mandatory Borrowing" means any Letter of Credit Mandatory Borrowing or Swingline Mandatory Borrowing.

          "Manufactured Home Community Mortgages" means Investment Mortgages issued by any Person engaged primarily in the business of developing, owning, and managing manufactured home communities.

          "Manufactured Home Community Partnership Interests" means partnership or joint venture interests issued by any Person engaged primarily in the business of developing, owning, and managing manufactured home communities.

          "Material Adverse Effect" means a material adverse effect upon (i) the ability of Borrower or the REIT to perform its covenants and obligations under this Agreement and the other Loan Documents or (ii) the ability of Agent or Lenders to enforce the Loan Documents. The phrase "has a Material Adverse Effect" or "will result in a Material Adverse Effect" or words substantially similar thereto shall in all cases be intended to mean "has or will result in a Material Adverse Effect," and the phrase "has no (or does not have a) Material Adverse Effect" or "will not result in a Material Adverse Effect" or words substantially similar thereto shall in all cases be intended to mean "does not or will not result in a Material Adverse Effect."

          "Material Subsidiary" means any Subsidiary having a Gross Asset Value in excess of One Hundred Million Dollars ($100,000,000).

          "Maturity Date" means August 17, 2000, or such extended maturity date as may be applicable pursuant to the provisions of Article III hereof.

          "Moody's" means Moody's Investors Service, a Delaware corporation, and its successors and assigns, and, if such corporation shall be dissolved or liquidated or shall no longer perform the functions of a securities rating agency, "Moody's" shall be deemed to refer to any other nationally recognized securities rating agency designated by the Agent.

          "Multiemployer Plan" means an employee benefit plan defined in Section 4001(a)(3) or Section 3(37) of ERISA which is, or within the immediately preceding six (6) years was, maintained, administered, contributed to by or was required to be contributed to by a Person or any ERISA Affiliate, or under which a Person or any ERISA Affiliate may incur any liability.

          "Net Income" means, for any period, the net income (or loss) after Taxes of the REIT, on a consolidated basis, for such period calculated in conformity with GAAP.

          "Net Offering Proceeds" means all cash or other assets received by the REIT or Borrower as a result of the sale of common stock, preferred stock, partnership interests, limited liability company interests, Convertible Securities or other ownership or equity interests in the REIT or Borrower less customary costs and discounts of issuance paid by the REIT or Borrower, as the case may be.

          "Net Operating Income" means, for any period, and with respect to any Qualifying Unencumbered Property, the net operating income of such Qualifying Unencumbered Property (attributed to such Property in a manner reasonably acceptable to Agent) for such period (i) determined in accordance with GAAP,
(ii) determined in a manner which is consistent with the past practices of the REIT and Borrower, and (iii) inclusive of an allocation of reasonable management fees and administrative costs to such Qualifying Unencumbered Property consistent with the past practices of the REIT and Borrower, except that, for purposes of determining Net Operating Income, income shall not (a) include security or other deposits, lease termination or other similar charges, delinquent rent recoveries, unless previously reflected in reserves, or any other items reasonably deemed by Agent to be of a non-recurring nature or (b) be reduced by depreciation or amortization or any other non-cash item.

          "Net Price" means, with respect to the purchase of any Property by Borrower or any Subsidiary, without duplication, (i) cash and Cash Equivalents paid as consideration for such purchase, plus (ii) the principal amount of any note or other deferred payment obligation delivered in connection with such purchase (except as described in clause (iv) below), plus (iii) the value of any other consideration delivered in connection with such purchase or sale (including, without limitation, shares in the REIT and operating partnership units or preferred operating partnership units in Borrower) (as reasonably determined by Agent), minus (iv) the value of any consideration deposited into escrow or subject to disbursement or claim upon the occurrence of any event, minus (v) reasonable costs of sale and taxes paid or payable in connection with such purchase.

          "Net Worth" means, at any time, the tangible net worth of the REIT determined in accordance with GAAP, on a consolidated basis, not including depreciation and amortization expense of the REIT since September 30, 1996 and not including the REIT's share of depreciation and amortization expense of Investment Affiliates since September 30, 1996. The parties hereto acknowledge that the Net Worth as of December 31, 1997 was Three Hundred Sixty Nine Million Nine Hundred Sixty One Thousand Dollars ($369,961,000).

          "New Lender" shall have the meaning set forth in Section 11.13(k) hereof.

          "Non Pro Rata Loan" means a Loan (other than a Swingline Loan but including a Mandatory Borrowing) or Letter of Credit draw with respect to which less than all Lenders have funded their respective Pro Rata Shares of such Loans or Letter of Credit draws (whether by making Loans or purchasing participation interests in accordance with the terms hereof) and the failure of the non-funding Lender or Lenders to fund its or their respective Pro Rata Shares of such Loan or Letter of Credit draw constitutes a breach of this Agreement.

          "Non-Recourse Indebtedness" means any single loan with respect to which recourse for payment is limited to (i) specific assets related to a particular Property or group of Properties encumbered by a Lien securing such Indebtedness, so long as the Adjusted Asset Value for such Property, or the total of the Adjusted Asset Values for such group of Properties, does not exceed One Hundred Million Dollars ($100,000,000) or (ii) any Subsidiary which is not a Material Subsidiary; provided, however, that personal recourse to the REIT, on a consolidated basis, or to Borrower by a holder of any such loan for fraud, misrepresentation, misapplication of cash, waste, environmental claims and liabilities and other circumstances customarily excluded by institutional lenders from exculpation provisions and/or included in separate indemnification agreements in non-recourse financing of real estate shall not, by itself, prevent such loan from being characterized as Non-Recourse Indebtedness.

          "Non-Manufactured Home Community Property" means Property which is not
(i) used for lease, operation or use of manufactured home communities, (ii) Land, (iii) Securities consisting of stock issued by real estate investment trusts engaged primarily in the development, ownership and management of manufactured home communities, (iv) Manufactured Home Community Mortgages or (v) Manufactured Home Community Partnership Interests.

          "Notice of Borrowing" means, with respect to a proposed Borrowing pursuant to Section 2.01(b) or Section 2.10, a notice of borrowing duly executed by an authorized officer of Borrower substantially in the form of
Exhibit I.

          "Notice of Continuation/Conversion" means a notice of continuation or conversion of or to a LIBOR Loan duly executed by an authorized officer of Borrower substantially in the form of Exhibit J.

          "Obligations" means, from time to time, all Indebtedness of Borrower owing to Agent, Swingline Lender, Issuing Lender, any Lender, or any Person entitled to indemnification pursuant to Section 12.02, or any of their respective successors, transferees or assigns, of every type and description, whether or not evidenced by any note, guaranty or other instrument, arising under or in connection with this Agreement or any other Loan Document, whether or not for the payment of money, whether direct or indirect (including those acquired by assignment), absolute or contingent, due or to become due, now existing or hereafter arising and however acquired. The term includes, without limitation, all interest, charges, expenses, fees, reasonable attorneys' fees and disbursements and any other sum now or hereafter chargeable to Borrower under or in connection with this Agreement or any other Loan Document. Notwithstanding anything to the contrary contained in this definition, Obligations shall not be deemed to include any obligations or liabilities of Borrower to Agent or any Lender under an Interest Rate Contract, foreign currency exchange agreement or other Contractual Obligation unless the same is among Borrower and all Lenders. Obligations shall also not include the "Obligations" under the Term Loan Credit Agreement.

          "Officer's Certificate" means a certificate signed by a specified officer of a Person certifying as to the matters set forth therein.

          "Other Indebtedness" means all Indebtedness other than the Obligations.

          "Original Closing Date" means the "Closing Date" as defined in the Existing Credit Agreement.

          "Original Credit Agreement" has the meaning set forth in the Recitals hereto.

          "PBGC" means the Pension Benefit Guaranty Corporation or any Person succeeding to the functions thereof.

          "Permit" means any permit, approval, authorization, license, variance or permission required from a Governmental Authority under an applicable Requirement of Law.

          "Permitted Holdings" means any of the holdings and activities described in Section 9.08, but only to the extent permitted in Section 9.08.

          "Permitted Liens" means:

          (a) Liens for Taxes, assessments or other governmental charges not yet due and payable or which are being contested in good faith by appropriate proceedings promptly instituted and diligently conducted in accordance with Sections 7.01(d) or 7.02(g);

          (b) statutory liens of carriers, warehousemen, mechanics, materialmen and other similar liens imposed by law, which are incurred in the ordinary course of business for sums not more than sixty (60) days delinquent or which are being contested in good faith in accordance with Sections 7.01
     (d) or 7.02(g);

          (c) deposits made in the ordinary course of business to secure liabilities to insurance carriers;

          (d) Liens for purchase money obligations for equipment; provided that
     (i) the Indebtedness secured by any such Lien does not exceed the purchase price of such equipment, (ii) any such Lien encumbers only the asset so purchased and the proceeds upon sale, disposition, loss or destruction thereof, and (iii) such Lien, after giving effect to the Indebtedness secured thereby, does not give rise to an Event of Default or Unmatured Event of Default pursuant to Section 8.01(a)(iii);

          (e) easements, rights-of-way, zoning restrictions, other similar charges or encumbrances and all other items listed on Schedule B to Borrower's owner's title insurance policies for any of Borrower's real Properties, so long as the foregoing do not interfere in any material respect with the use or ordinary conduct of the business of Borrower and do not diminish in any material respect the value of the Property to which it is attached or for which it is listed; or

          (f) Liens and judgments which have been or will be bonded or released of record within thirty (30) days after the date such Lien or judgment is entered or filed against the REIT, Borrower, any Subsidiary or any Agreement Party.

          "Person" means any natural person, employee, corporation, limited partnership, limited liability partnership, general partnership, joint stock company, limited liability company, joint venture, association, company, trust, bank, trust company, land trust, business trust, real estate investment trust or other organization, whether or not a legal entity, or any other nongovernmental entity, or any Governmental Authority.

          "Plan" means an employee benefit plan defined in Section 3(3) of ERISA (other than a Multiemployer Plan) in respect of which a Person or an ERISA Affiliate, as applicable, is an "employer" as defined in Section 3(5) of ERISA.

          "Post-Foreclosure Plan" has the meaning ascribed to such term in
Section 11.11(f).

          "Pre-Closing Financials" has the meaning ascribed to such term in
Section 5.01(g).

          "Pre-Extension Term Loan" has the meaning ascribed to such term in
Section 2.11 hereof.

          "Pro Rata Share" means, with respect to any Lender, a fraction (expressed as a percentage), the numerator of which shall be the amount of such Lender's Commitment and the denominator of which shall be the aggregate amount of all of the Lenders' Commitments, as adjusted from time to time in accordance with the provisions of this Agreement.

          "Property" means, with respect to any Person, any real or personal property, building, facility, structure, equipment or unit, or other asset owned by such Person.

          "Protective Advance" means all sums expended as determined by Agent to be necessary to: (a) protect the priority, validity and enforceability of the Liens on, and security interests in, any collateral and the instruments evidencing or securing the Obligations, or (b) (i) prevent the value of any such collateral from being materially diminished (assuming the lack of such a payment within the necessary time frame could potentially cause such collateral to lose value), or (ii) protect any of such collateral from being materially damaged, impaired, mismanaged or taken, including, without limitation, any amounts expended in accordance with Section 12.01 or post-foreclosure ownership, maintenance, operation or marketing of any such collateral.

          "Qualifying Unencumbered Property" means (a) the Properties listed on Exhibit F hereto and (b) any Property designated by Borrower from time to time pursuant to Section 6.04 which (i) is an operating manufactured home community property wholly-owned (directly or beneficially) by Borrower or any Subsidiary wholly-owned, directly or indirectly by Borrower and/or the REIT, (ii) is not subject (nor are any equity interests in such Property subject) to a Lien which secures Indebtedness of any Person other than a Permitted Lien, (iii) is not subject (nor are any equity interests in such Property subject) to any covenant, condition, or other restriction which prohibits or limits the creation or assumption of any Lien upon such Property (except as set forth in the Term Loan Credit Agreement), and (iv) has not been designated by the Agent in a notice to Borrower as not acceptable to the Requisite Lenders pursuant to Section 6.04; provided, however, that the weighted average occupancy rate of the Properties listed on Exhibit F together with those designated by Borrower to be Qualifying Unencumbered Properties pursuant to Section 6.04 (excluding expansion areas of such Properties which are purchased and/or developed on or after the Closing Date) shall be at least eighty-five percent (85%); provided, further, that the Borrower may, upon at least fifteen (15) Business Days prior notice to the Agent, designate that any Property listed on Exhibit F or otherwise designated as a Qualifying Unencumbered Property is no longer a Qualifying Unencumbered Property (and upon such designation, such Property shall no longer be a Qualifying Unencumbered Property).

          "Regulation D" means Regulation D of the Federal Reserve Board as in effect from time to time.

          "Regulation G" means Regulation G of the Federal Reserve Board as in effect from time to time.

          "Regulation T" means Regulation I of the Federal Reserve Board as in effect from time to time.

          "Regulation U" means Regulation U of the Federal Reserve Board as in effect from time to time.

          "Regulation X" means Regulation X of the Federal Reserve Board as in effect from time to time.

          "REIT" has the meaning ascribed to such term in the preamble hereto.

          "REIT Guaranty" means the Amended and Restated REIT Guaranty of even date herewith executed by the REIT in favor of Agent and the Lenders.

          "Release" may be either a noun or a verb and means the release, spill, emission, leaking, pumping, pouring, emitting, emptying, escaping, dumping, injection, deposit, disposal, discharge, dispersal, leaching or migration into the indoor or outdoor environment or into or out of any property, including the movement of Contaminants through or in the air, soil, surface water, groundwater or property.

          "Remedial Action" means any action undertaken pursuant to Environmental Laws to (a) clean up, remove, remedy, respond to, treat or in any other way address Contaminants in the indoor or outdoor environment; (b) prevent the Release or threat of Release or minimize the further Release of Contaminants so they do not migrate or endanger or threaten to endanger public health or welfare or the indoor or outdoor environment; or (c) perform pre-remedial studies and investigations and post remedial monitoring and care.

          "Reportable Event" means any of the events described in Section 4043(b) of ERISA, other than an event for which the thirty (30) day notice requirement is waived by regulations, or any of the events described in Section 4062(f) or 4063(a) of ERISA.

          "Requirements of Law" means, as to any Person, the charter and by-laws, partnership agreements or other organizational or governing documents of such Person, and any law, rule or regulation, permit, or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject, including without limitation, the Securities Act, the Securities Exchange Act, Regulations G, T, U and X, FIRREA and any certificate of occupancy, zoning ordinance, building or land use requirement or Permit or occupational safety or health law, rule or regulation.

          "Requisite Lenders" means, collectively, Lenders whose Pro Rata Shares, in the aggregate, are at least sixty-six and two-thirds percent (66 2/3%), provided that, in determining such percentage at any given time, all then existing Defaulting Lenders will be disregarded and excluded and the Pro Rata Shares of Lenders shall be redetermined, for voting purposes only, to exclude the Pro Rata Shares of such Defaulting Lenders.

          "S&P" means Standard & Poor's Rating Group, a division of McGraw Hill, its successors and assigns, and, if Standard & Poor's Rating Group shall be dissolved or liquidated or shall no longer perform the functions of a securities rating agency, "S&P" shall be deemed to refer to any other nationally recognized securities rating agency designated by the Agent.

          "Second Amendment "has the meaning set forth in the Recitals hereto.

          "Secretary's Certificate" has the meaning ascribed to such term in
Section 4.01(c)(i).

          "Secured Debt" means Indebtedness, the payment of which is secured by a Lien on any real Property owned or leased by the REIT, Borrower, or any Subsidiary.

          "Securities" means any stock, partnership interests, shares, shares of beneficial interest, voting trust certificates, bonds, debentures, notes or other evidences of indebtedness, secured or unsecured, convertible, subordinated or otherwise, or in general any instruments commonly known as "securities," or any certificates of interest, shares, or participations in temporary or interim certificates for the purchase or acquisition of, or any right to subscribe to, purchase or acquire any of the foregoing, but shall not include any evidence of the Obligations.

          "Securities Act" means the Securities Act of 1933, as amended to the date hereof and from time to time hereafter, and any successor statute.

          "Securities Exchange Act" means the Securities Exchange Act of 1934, as amended to the date hereof and from time to time hereafter, and any successor statute.

          "Senior Loans" has the meaning ascribed to such term in Section 11.04(h).

          "Solvent" means as to any Person at the time of determination, such Person (a) owns property the value of which (both at fair valuation and at present fair saleable value) is greater than the amount required to pay all of such Person's liabilities (including contingent liabilities and debts); (b) is able to pay all of its debts as such debts mature; and (c) has capital sufficient to carry on its business and transactions and all business and transactions in which it is about to engage.

          "Subsidiary" means any Person, whose financial results are consolidated under GAAP with the financial results of the REIT or Borrower on the consolidated financial statements of the REIT or Borrower.

          "Supermajority Lenders" means Lenders whose Pro Rata Shares, in the aggregate, are at least eighty-five percent (85%), provided that in determining such percentage at any given time, all then existing Defaulting Lenders will be disregarded and excluded and the Pro Rata Shares of Lenders shall be redetermined, for voting purposes only, to exclude the Pro Rata Shares of such Defaulting Lenders.

          "Swingline Mandatory Borrowing" has the meaning set forth in Section 2.10(b)(iv) hereof.

          "Swingline Lender" means Wells Fargo in its capacity as Swingline Lender hereunder, and shall include any successor Swingline Lender appointed pursuant hereto.

          "Swingline Loan" means a Loan made by the Swingline Lender pursuant to
Section 2.10 hereof.

          "Swingline Note" means the promissory note evidencing the Swingline Loans in the original principal amount of Thirty Million Dollars ($30,000,000) executed by Borrower in favor of Swingline Lender, as it may be amended, supplemented, replaced or modified from time to time. The initial Swingline Note and any replacements thereof shall be substantially in the form of Exhibit E.

          "Syndication Agent" means Bank of America National Trust and Savings Association in its capacity as syndication agent for the Lenders under this Agreement.

          "Taxes" means all federal, state, local and foreign income and gross receipts taxes.

          "Term Loan Credit Agreement" means that certain Amended and Restated Credit Agreement of even date herewith by and among Borrower, the REIT, Wells Fargo, as Agent, and the lenders named therein.

          "Termination Date" has the meaning ascribed to such term in Section 2.01(d).

          "Termination Event" means (a) any Reportable Event, (b) the withdrawal of a Person, or an ERISA Affiliate from a Benefit Plan during a plan year in which it was a "substantial employer" as defined in Section 4001(a)(2) of ERISA,
(c) the occurrence of an obligation arising under Section 4041 of ERISA of a Person or an ERISA Affiliate to provide affected parties with a written notice of an intent to terminate a Benefit Plan in a distress termination described in
Section 4041(c) of ERISA, (d) the institution by the PBGC of proceedings to terminate any Benefit Plan under Section 4042 of ERISA or to appoint a trustee to administer any Benefit Plan, (e) any event or condition which constitutes grounds under Section 4042 of ERISA for the appointment of a trustee to administer a Benefit Plan, (f) the partial or complete withdrawal of such Person or any ERISA Affiliate from a Multiemployer Plan which would have a Material Adverse Effect, or (g) the adoption of an amendment by any Person or any ERISA Affiliate to terminate any Benefit Plan which is subject to Title IV of ERISA or Section 412 of the Internal Revenue Code or the treatment of an amendment to a Benefit Plan as a termination under ERISA.

          "Third Amendment" has the meaning set forth in the Recitals hereto.

          "Total Liabilities" means, without duplication, all Indebtedness of the REIT, on a consolidated basis, plus all other items which, in accordance with GAAP, would be included as liabilities on the liability side of the balance sheet of the REIT (including, without limitation, accounts payable incurred in the ordinary course of business), on a consolidated basis, plus the actual or potential liability of the REIT, Borrower or any Material Subsidiary for any Indebtedness of Investment Affiliates that is recourse to the REIT, Borrower or any Material Subsidiary; provided, however, that "Total Liabilities" shall not include dividends declared by the REIT or Borrower which are permitted under
Section 8.01(d) but not yet paid.

          "Unencumbered Asset Value" means, as of any date of determination, (i) a fraction, the numerator of which is the product of four (4) and the Unencumbered Net Operating Income for the most recently ended Fiscal Quarter which is attributable (in a manner reasonably acceptable to Agent) to Qualifying Unencumbered Properties owned (directly or beneficially) by Borrower or any Subsidiary wholly-owned, directly or indirectly, by Borrower and/or the REIT, for the entire Fiscal Quarter and the denominator of which is eight hundred seventy-five ten-thousandths (0.0875) plus (ii) the aggregate of the Net Prices paid by Borrower or such Subsidiary, or their respective Affiliates for all Qualifying Unencumbered Properties which have been acquired in the Fiscal Quarter most recently ended.

          "Unencumbered Net Operating Income" means for any Fiscal Quarter, Net Operating Income for such period from each Qualifying Unencumbered Property owned (directly or beneficially) by Borrower.

          "Unfunded Pension Liabilities" means the excess of a Benefit Plan's accrued benefits, as defined in Section 3(23) of ERISA, over the current value of that Plan's assets, as defined in Section 3(26) of ERISA.

          "Uniform Commercial Code" means the Uniform Commercial Code as in effect on the date hereof in the State of Illinois, provided that if by reason of mandatory provisions of law, the perfection or the effect of perfection or non-perfection of any security interest in any collateral or the availability of any remedy hereunder is governed by the Uniform Commercial Code as in effect on or after the date hereof in any other jurisdiction, "Uniform Commercial Code" means the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such perfection or effect of perfection or non-perfection or availability of such remedy.

          "Unmatured Event of Default" means an event which, with the giving of notice or the lapse of time, or both, would constitute an Event of Default.

          "Unsecured Debt" means, as of any date of determination, the sum of
(i) Indebtedness of the REIT, Borrower or any Subsidiary, which is not Secured Debt or accounts payable plus (ii) that portion of accounts payable of the REIT, Borrower or any Subsidiary incurred in the ordinary course of business, the payment of which is not secured by a Lien on any property owned or leased by the REIT, Borrower or any Subsidiary, which at the date of determination exceeds two percent (2%) of the sum of Gross Asset Values of Borrower and each of its Subsidiaries.

          "Unsecured Interest Expense" means Interest Expense other than Interest Expense payable in respect of Secured Debt.

          "Unused Amount" has the meaning ascribed to such term in Section 2.04(a).

          "Unused Facility Fee" has the meaning ascribed to such term in Section 2.04(b).

          "Welfare Plan" means any "employee welfare benefit plan" as defined in
Section 3(l) of ERISA, which a Person or any ERISA Affiliate maintains, administers, contributes to or is required to contribute to, or within the immediately preceding five years maintained, administered, contributed to or was required to contribute to, or under which a Person or any ERISA Affiliate may incur any liability.

          "Wells Fargo" has the meaning ascribed to such term in the preamble hereto.

          "WFRAF" has the meaning set forth in the Recitals hereto.

          1.02. Computation of Time Periods. In this Agreement, unless otherwise specified, in the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including" and the words "to" and "until" each mean "to and including." Periods of days referred to in this Agreement shall be counted in calendar days unless Business Days are expressly prescribed.

          1.03. Terms.

          (a) Any accounting terms used in this Agreement which are not specifically defined shall have the meanings customarily given them in accordance with GAAP, provided that for purposes of references to the financial results of the "REIT, on a consolidated basis," the REIT shall be deemed to own one hundred percent (100%) of the partnership interests in Borrower.

         (b) Any time the phrase "to the best of Borrower's knowledge" or a phrase similar thereto is used herein, it means: "to the actual knowledge of the executive officers of Borrower and the REIT, after reasonable inquiry of those agents, employees or contractors of the REIT, Borrower, any Agreement Party or any Subsidiary who could reasonably be anticipated to have knowledge with respect to the subject matter or circumstances in question and review of those documents or instruments which could reasonably be anticipated to be relevant to the subject matter or circumstances in question."

         (c) In each case where the consent or approval of Agent, Requisite Lenders, Supermajority Lenders or all Lenders is required or their non-obligatory action is requested by Borrower, such consent, approval or action shall be in the sole and absolute discretion of Agent and, as applicable, each Lender, unless otherwise specifically indicated.

         1.04. Interrelationship With the Existing Credit Agreement. Effective on the Closing Date, this Agreement shall amend and restate the provisions of the Existing Credit Agreement (as amended by the First Amendment, the Second Amendment, the Third Amendment and the Fourth Amendment) in their entirety, and all Existing Loans and all Loans made on or after the Closing Date shall be governed exclusively by the terms of this Agreement. Borrower hereby acknowledges that no Existing Lender is currently in default of its obligations under the Existing Credit Agreement. Each Existing Lender hereby waives any Event of Default or Unmatured Event of Default arising from the failure of Borrower to comply with the provisions of Section 9.01 of the Existing Credit Agreement prior to the Closing Date.

                                   ARTICLE II.
                                     LOANS

         2.01. Loan Advances and Repayment.

         (a)   Loan Availability

         (i) Subject to the terms and conditions set forth in this Agreement, Lenders hereby agree to make Loans (other than Swingline Loans) to Borrower from time to time during the period from the Closing Date to the first Business Day preceding the Maturity Date; provided, that the sum of the aggregate principal amount of all outstanding Loans (including Swingline Loans) plus the aggregate face amount of all outstanding Letters of Credit shall not exceed Loan Availability; and provided, further, that if a Base Rate Loan is being made pursuant to Section 2.09(e) hereof to reimburse Issuing Lender for a drawn Letter of Credit, to avoid a duplicative reduction in the amount of Loan availability, the drawn Letter of Credit shall not be considered outstanding. All Loans (other than Swingline Loans) under this Agreement shall be made by Lenders simultaneously and proportionately to their respective Pro Rata Shares, it being understood that no Lender shall be responsible for any failure by any other Lender to perform its obligation to make a Loan hereunder and that the Commitment of any Lender shall not be increased or decreased as a result of the failure by any other Lender to perform its obligation to make a

     Loan. The Loans (other than Swingline Loans) will be evidenced by the Loan Notes. The Swingline Loans will be evidenced by the Swingline Note.

         (ii) Loans (including, without limitation, Swingline Loans) may be voluntarily prepaid pursuant to Section 2.05(a) and, subject to the provisions of this Agreement (including, without limitation, the provisions of Section 2.11 hereof), any amounts so prepaid may, be reborrowed, up to the amount available under Section 2.01(a)(i) at the time of such Borrowing, until the Business Day next preceding the Termination Date. The principal balance of the Loans shall be payable in full on the Termination Date. During the term of this Agreement and prior to the termination of the Commitments, Borrower shall pay to Agent, within one (1) Business Day after Borrower's receipt of a demand in writing from Agent for the benefit of Lenders, such principal amounts as are necessary so that the sum of the aggregate principal amounts of all outstanding Loans (including Swingline Loans) plus the aggregate face amount of all outstanding Letters of Credit at any time does not exceed Loan Availability at such time.

         (b) Notice of Borrowing. Whenever Borrower desires to borrow under this Section 2.01, Borrower shall give Agent, at Wells Fargo Real Estate Group Disbursement Center, 2120 East Park Place, Suite 100, El Segundo, California 90245, with a copy to: Wells Fargo Bank, N.A., 225 West Wacker Drive, Suite 2550, Chicago, Illinois 60606, Attn: Account Officer, or such other address as Agent shall designate, an original or facsimile Notice of Borrowing no later than 10:00 A.M. (California time), not less than three (3) nor more than five
(5) Business Days prior to the proposed Funding Date of each Loan. Each Notice of Borrowing shall specify (i) the Funding Date (which shall be a Business Day) in respect of the Loan, (ii) the amount of the proposed Loan, provided that the aggregate amount of such proposed Loan shall equal (A) in the case of Base Rate Loans, One Million Dollars ($1,000,000) or integral multiples of One Hundred Thousand Dollars ($100,000) in excess thereof, or (B) in the case of LIBOR Loans, One Million Dollars ($1,000,000) or integral multiples of One Hundred Thousand Dollars ($100,000) in excess thereof, and (iii) whether the Loan to be made thereunder will be a Base Rate Loan or a LIBOR Loan and, if a LIBOR Loan, the Interest Period. Any Notice of Borrowing pursuant to this Section 2.01 (b) shall be irrevocable. Each such Notice of Borrowing shall be accompanied by all reports or documents required to be delivered by Borrower to Agent or any Lender under this Agreement. Borrower may elect (A) so long as no Event of Default has occurred and is continuing, to convert Base Rate Loans or any portion thereof into LIBOR Loans, (B) to convert LIBOR Loans or any portion thereof into Base Rate Loans, or (C) so long as no Event of Default has occurred and is continuing, to continue any LIBOR Loans or any portion thereof for an additional Interest Period, provided, however, that the aggregate amount of Loans being continued as or converted into LIBOR Loans shall, in the aggregate, equal One Million Dollars ($1,000,000) or an integral multiple of One Hundred Thousand Dollars ($100,000) in excess thereof. The applicable Interest Period for the continuation of any LIBOR Loan shall commence on the day on which the next preceding Interest Period expires. Each such election shall be made by giving Agent, at 2120 E. Park Place, Suite 100, El Segundo, California 90245,
Attn: Kathleen Medireos, a Notice of Continuation/Conversion by 10:00 A.M. (California time) on the date of a conversion to a Base Rate Loan, or by 10:00 A.M. (California time) not less than three (3) nor more than five (5) Business Days prior to the date of a conversion to or continuation of a LIBOR Loan, specifying, in each case (1) whether a conversion or continuation is to occur, (2) the amount of the conversion or continuation, (3) the Interest Period therefor, in the case of a conversion to or continuation of a LIBOR Loan, and (4) the date of the conversion or continuation (which date shall be a Business Day). Agent shall promptly notify each Lender, but in any event within one (1) Business Day after receipt of such notice, of its receipt of each such notice and the contents thereof. Notwithstanding anything to the contrary contained herein and subject to the default interest provisions contained in Section 2.03, if an Event of Default occurs and as a result thereof the Commitments are terminated, all LIBOR Loans will convert to Base Rate Loans upon the expiration of the applicable Interest Periods therefor or the date all Loans become due, whichever occurs first. Except as provided above, the conversion of a LIBOR Loan to a Base Rate Loan shall only occur on the last Business Day of the Interest Period relating to such LIBOR Loan. In the absence of an effective election by Borrower of a LIBOR Loan and Interest Period in accordance with the above procedures prior to the third (3rd) Business Day prior to the expiration of the then current Interest Period with respect to any LIBOR Loan, interest on such LIBOR Loan shall accrue at the interest rate then applicable to a LIBOR Loan for an Interest Period of thirty (30) days, effective immediately upon the expiration of the then-current Interest Period, without prejudice, however, to the right of Borrower to elect a Base Rate Loan or a different Interest Period in accordance with the terms and provisions of this Agreement; provided, however, that if such continuation shall cause the number of LIBOR Loan tranches to exceed six (6), such LIBOR Loan shall be converted to a Base Rate Loan.

         (c) Making of Loans. Subject to Section 11.03, Agent shall make the proceeds of Loans (other than Swingline Loans) available to Borrower in El Segundo, California on such Funding Date and shall disburse such funds in Dollars and in immediately available funds not later than 1:00 P.M. Chicago time to Borrower's account, at Bank of America, Account Number 75-01943 in Chicago, Illinois, or such other account specified in the Notice of Borrowing acceptable to Agent, with a confirming telephone call to Roger Vollmer at (312) 466-3211 or Judy Pultorak at (312) 466-3415.

         (d) Term: Principal Payment. The outstanding balance of the Loans (other than Swingline Loans, which by their terms shall mature earlier) shall be payable in full on the earlier to occur of (A) the Maturity Date, and (B) the acceleration of the Loans pursuant to Section 10.02(a) (the "Termination Date").

         2.02. Authorization to Obtain Loans and Letters of Credit. Borrower shall provide Agent with documentation satisfactory to Agent indicating the names of those employees or agents of Borrower authorized by Borrower to sign Notices of Borrowing, to request Letters of Credit and to receive callback confirmations, and Agent and Lenders shall be entitled to rely on such documentation until notified in writing by Borrower of any change(s) of the persons so authorized. Agent, Swingline Lender and Issuing Lender shall be entitled to act in good faith on the instructions of anyone identifying himself as one of the Persons authorized to request Loans or Letters of Credit, and Borrower shall be bound thereby in the same manner as if such Person were actually so authorized. Borrower agrees to indemnify, defend and hold Lenders, Agent, Swingline Lender and Issuing Lender harmless from and against any and all

Liabilities and Costs which may arise or be created by the acceptance of instructions for making Loans, and issuing Letters of Credit.

         2.03. Interest on the Loans

         (a) Base Rate Loans. Subject to Section 2.03(d), all Base Rate Loans shall bear interest on the average daily unpaid principal amount thereof from the date made until paid in full at a fluctuating rate per annum equal to the Base Rate. Base Rate Loans shall be made in minimum amounts of One Million Dollars ($1,000,000) or an integral multiple of One Hundred Thousand Dollars ($100,000) in excess thereof.

         (b) LIBOR Loans. Subject to Section 2.03(d), all LIBOR Loans shall bear interest on the unpaid principal amount thereof during the Interest Period applicable thereto at a rate per annum equal to the sum of LIBOR for such Interest Period plus the Applicable Margin. Upon receipt of a Notice of Borrowing requesting LIBOR Loans, Agent shall determine LIBOR applicable to the Interest Period for such LIBOR Loans, and shall give notice thereof to Borrower and Lenders; provided, however, that failure to give such notice shall not affect the validity of such rate. Each determination by Agent of LIBOR shall be conclusive and binding upon the parties hereto in the absence of demonstrable error. LIBOR Loans shall be in tranches of One Million Dollars ($1,000,000) or One Hundred Thousand Dollars ($100,000) increments in excess thereof. No more than six (6) LIBOR Loan tranches shall be outstanding at any one time.

         (c) Interest Payments. Subject to Section 2.03(d), interest accrued on all Loans shall be payable by Borrower in arrears on the first Business Day of the first calendar month following the Closing Date, and the first Business Day of each succeeding calendar month thereafter, and on the Termination Date.

         (d) Default Interest. Notwithstanding the rates of interest specified in Sections 2.03(a) and 2.03(b) and the payment dates specified in Section 2.03(c), effective immediately upon demand by Agent after the occurrence of an Event of Default and during the continuance of any Event of Default, the principal balance of all Loans then outstanding and, to the extent permitted by applicable law, any interest payments on the Loans not paid when due shall bear interest payable upon demand at a rate which is five percent (5%) per annum in excess of the rate or rates of interest otherwise payable under this Agreement. All other amounts due Agent, Swingline Lender, Issuing Lender or Lenders (whether directly or for reimbursement) under this Agreement or any of the other Loan Documents if not paid when due, or if no time period is expressed, if not paid within fifteen (15) days after written demand to Borrower, shall bear interest from and after demand at the rate which is five percent (5%) per annum in excess of the lowest rate or rates of interest otherwise payable under this Agreement, or, if no Loans are then outstanding, at the rate which is five percent (5%) per annum in excess of the rate of interest applicable to Base
Rate Loans.

         (e) Late Fee. Borrower acknowledges that late payment hereunder will cause Agent, Swingline Lender, Issuing Lender and Lenders to incur costs not contemplated by this

Agreement. Such costs include without limitation processing and accounting charges. Therefore, if Borrower fails timely to pay any sum due and payable hereunder through the Termination Date (other than payments of principal), unless waived by Agent pursuant to Section 12.05(e), a late charge of four cents ($.04) for each dollar of any interest payment due hereon and which is not paid within fifteen (15) days after such payment is due or of any other amount due hereon (other than payments of principal) and which is not paid within thirty
(30) days after such payment is due, shall be charged by Agent (for the benefit of Swingline Lender, Issuing Lender and Lenders, as applicable) and paid by Borrower for the purpose of defraying the expense incident to handling such delinquent payment; provided, however, that no late charges shall be assessed with respect to any amount for which Borrower is obligated to pay interest at the rate specified in Section 2.03(d), provided, further, that in no event shall Agent, Swingline Lender, Issuing Lender or Lenders be required to refund any late fees paid by Borrower, notwithstanding the preceding proviso. Borrower, Agent, Swingline Lender, Issuing Lender, and Lenders agree that this late charge represents a reasonable sum considering all of the circumstances existing on the date hereof and represents a fair and reasonable estimate of the costs that Agent, Swingline Lender, Issuing Lender and Lenders will incur by reason of late payment. Borrower, Agent, Swingline Lender, Issuing Lender and Lenders further agree that proof of actual damages would be costly and inconvenient. Acceptance of any late charge shall not constitute a waiver of the default with respect to the overdue installment, and shall not prevent Agent from exercising any of the other rights available hereunder or any other Loan Document. Such late charge shall be paid without prejudice to any other rights of Agent.

         (f) Computation of Interest. Interest and fees shall be computed on the basis of the actual number of days elapsed in the period during which interest or fees accrue and a year of three hundred sixty (360) days. In computing interest on any Loan, the date of the making of the Loan shall be included and the date of payment shall be excluded; provided, however, that if a Loan is repaid on the same day on which it is made, one (1) day's interest shall be paid on that Loan. Notwithstanding subsections (a), (b), (d) and (e) above, interest in respect of any Loan shall not exceed the maximum rate permitted by applicable law.

         (g) Changes, Legal Restrictions. In the event that after the Closing Date (A) the adoption of or any change in any law, treaty, rule, regulation, guideline or determination of a court or Governmental Authority or any change in the interpretation or application thereof by a court or Governmental Authority, or (B) compliance by Agent, Swingline Lender, Issuing Lender or any Lender with any request or directive made or issued after the Closing Date (whether or not having the force of law and whether or not the failure to comply therewith would be unlawful) from any central bank or other Governmental Authority or quasi-governmental authority:

         (i) subjects Agent, Swingline Lender, Issuing Lender or any Lender to any tax, duty or other charge of any kind with respect to the Facility, this Agreement or any of the other Loan Documents or the Loans or the Letters of Credit or changes the basis of taxation of payments to Agent, Swingline Lender, Issuing Lender or such Lender of principal, fees, interest or any other amount payable hereunder, except for net income, gross receipts, gross profits or franchise taxes imposed by any jurisdiction and not specifically based upon loan transaction (all such non-excepted taxes, duties and other charges being hereinafter referred to as "Lender Taxes");

         (ii) imposes, modifies or holds applicable, in the determination of Agent, Swingline Lender, Issuing Lender or any Lender, any reserve, special deposit, compulsory loan, FDIC insurance, capital allocation or similar requirement against assets held by, or deposits or other liabilities in or for the account of, advances or loans by, or other credit extended by, or any other acquisition of funds by, Agent, Swingline Lender, Issuing Lender or such Lender or any applicable lending office (except to the extent that the reserve and FDIC insurance requirements are reflected in the "Base Rate" or "LIBOR Rate"); or

         (iii) imposes on Agent, Swingline Lender, Issuing Lender or any Lender any other condition materially more burdensome in nature, extent or consequence than those in existence as of the Closing Date;

and the result of any of the foregoing is to (X) increase the cost to Agent, Swingline Lender, Issuing Lender or any Lender of making, renewing, maintaining or participating in the Loans or issuing or participating in the Letters of Credit or to reduce any amount receivable hereunder or thereunder or (Y) to require Agent, Swingline Lender, Issuing Lender or any Lender or any applicable lending office to make any payment calculated by reference to the amount of the Loan held or interest received by it; then, in any such case, Borrower shall promptly pay to Agent, Swingline Lender, Issuing Lender or such Lender, as applicable, upon demand, such amount or amounts (based upon a reasonable allocation thereof by Agent, Swingline Lender, Issuing Lender or such Lender to the financing transactions contemplated by this Agreement and affected by this
Section 2.03 (g)) as may be necessary to compensate Agent, Swingline Lender, Issuing Lender or such Lender for any such additional cost incurred, reduced amounts received or additional payments made to the extent Agent, Swingline Lender, Issuing Lender or such Lender generally imposes such additional costs, losses and payments on other borrowers in similar circumstances. Agent, Swingline Lender, Issuing Lender or such Lender shall deliver to Borrower and in the case of a delivery by a Lender, such Lender shall also deliver to Agent, a written statement in reasonable detail of the claimed additional costs incurred, reduced amounts received or additional payments made and the basis therefor as soon as reasonably practicable after such Lender obtains knowledge thereof.

         (h)   Certain Provisions Regarding LIBOR Loans

         (i) LIBOR Lending Unlawful. If any Lender shall determine in good faith that the introduction of or any change in or in the interpretation of any law makes it unlawful, or any central bank or other governmental authority asserts that it is unlawful, for such Lender to make or maintain any Loan as a LIBOR Loan, (A) the obligations of the Lenders to make or maintain any Loans as LIBOR Loans shall, upon such determination, forthwith be suspended until such Lender shall notify Agent that the circumstances causing such suspension no longer exist, and (B) if required by law or such assertion, all LIBOR Loans shall automatically convert into Base Rate Loans.

         (ii) Deposits Unavailable. If Agent shall have determined in good faith that adequate means do not exist for ascertaining the interest rate applicable hereunder to LIBOR Loans, then, upon notice from Agent to Borrower the obligations of all Lenders to make or maintain Loans as LIBOR Loans shall forthwith be suspended until Agent shall notify Borrower that the circumstances causing such suspension no longer exist. Agent will give such notice when it determines, in good faith, that such circumstances no longer exist; provided, however, that Agent shall not have any liability to any Person with respect to any delay in giving such notice.

         (iii) Funding Losses. In the event any Lender shall incur any loss or expense (including any loss or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Lender to make or maintain any portion of any Loan as a LIBOR Loan) as a result of.

               (A) any continuance, conversion, repayment or prepayment of the principal amount of any LIBOR Loans for any reason whatsoever on a date other than the scheduled last day of the Interest Period applicable thereto;

               (B) any Loans not being made as LIBOR Loans in accordance with the Notice of Borrowing therefor, other than as a result of such Lender's breach of its obligation to fund such Loans in accordance with the terms hereof, then, within fifteen (15) Business Days after Borrower's receipt of the written notice of such Lender to Borrower with a copy to Agent, Borrower shall reimburse such Lender for such loss or expense; provided however, that each Lender will use reasonable efforts to minimize such loss or expense. Such written notice (which shall include calculations in reasonable detail) shall, in the absence of demonstrable error, be conclusive and binding on the parties hereto.

         (i) Withholding Tax Exemption. Each Lender that is not created or organized under the laws of the United States of America or a political subdivision thereof shall deliver to Borrower AND THE AGENT NO LATER THAN THE Closing Date (or, in the case of a Lender which becomes a Lender pursuant to Section 11.13. the date upon which such Lender becomes a party hereto) a true and accurate certificate executed in duplicate by a duly authorized officer of such Lender, in a form satisfactory to Borrower and the Agent, to the effect that such Lender is capable, under the provisions of an applicable treaty concluded by the United States of America (in which case the certificate shall be accompanied by three (3) accurate and complete duly executed originals of Form 1001 of the Internal Revenue Service) or under Section 1442 of the Internal Revenue Code (in which case the certificate shall be accompanied by three (3) accurate and complete duly executed originals of Form 4224 of the Internal Revenue Service), of receiving payments of principal, interest and fees hereunder without deduction or withholding of United States federal income tax. Further, if at any time a Lender changes its applicable lending office or selects an additional applicable lending office, it shall, at the same time or promptly thereafter, but only to the extent the certificate and forms previously delivered by it hereunder are no longer applicable or effective, deliver to Borrower and Agent in replacement for, or in addition to, the certificate and forms previously delivered by it hereunder, a true and accurate certificate executed in duplicate by a duly authorized officer of such Lender accompanied by three (3) accurate and complete duly executed originals of either Form 1001 of the Internal Revenue Service or Form 4224 of the Internal Revenue Service, whichever is applicable, indicating that such Lender is entitled to receive payments of principal, interest and fees for the account of such changed or additional applicable lending office under this Agreement without deduction or withholding of United States federal tax. Each Lender further agrees to deliver to Borrower and the Agent a true and accurate certificate executed in duplicate by a duly authorized officer of such Lender accompanied by three (3) accurate and complete duly executed originals of either Form 1001 of the Internal Revenue Service or Form 4224 of the Internal Revenue Service, whichever is appropriate, substantially in a form satisfactory to Borrower and the Agent, before or promptly upon the occurrence of any event requiring a change in the most recent certificate or Internal Revenue Service form previously delivered by it to Borrower and the Agent pursuant to this
Section 2.03 (j). Further, each Lender which delivers a certificate accompanied by Form 1001 of the Internal Revenue Service covenants and agrees to deliver to Borrower and the Agent within fifteen (15) days prior to January 1, 1999, and every third (3rd) anniversary of such date thereafter, on which this Agreement is still in effect, another such certificate and three (3) accurate and complete original signed copies of Form 1001 (or any successor form or forms required under the Internal Revenue Code or the applicable regulations promulgated thereunder), and each Lender that delivers a certificate accompanied by Form 4224 of the Internal Revenue Service covenants and agrees to deliver to Borrower and the Agent within fifteen (15) days prior to the beginning of each subsequent taxable year of such Lender during which this Agreement is still in effect, another such certificate and three (3) accurate and complete original signed copies of Internal Revenue Service Form 4224 (or any successor form or forms required under the Internal Revenue Code or the applicable regulations promulgated hereunder). If (i) any Lender is required under this Section 2.03(j) to provide a certificate or other evidence described above and fails to deliver to Borrower and Agent such certificate or other evidence or (ii) any Lender delivers a certificate to the effect that, as a result of the adoption of or any change in any law, treaty, rule, regulation, guideline or determination of a Governmental Authority after the date such Lender became a party hereto, such Lender is not capable of receiving payments of interest hereunder without deduction or withholding of United States of America federal income tax as specified therein and that it is not capable of recovering the full amount of the same from a source other than Borrower, then, to the extent required by law, as the sole consequence of such Lender's failure to deliver the certificate described in (i) above or such Lender's delivery of the certificate described in
(ii) above, Borrower shall be entitled to deduct or withhold taxes from the payments owed to such Lender.

         2.04. Fees.

         (a) Loan Fee. On the Closing Date, Borrower shall pay to Agent, on behalf of Agent and Lenders, a loan fee in the amount of Three Hundred Thousand Dollars ($300,000).

         (b) Unused Facility Fee. Until the Obligations are paid in full and this Agreement is terminated or, if sooner. the date the Commitments terminate, and subject to Section 11.04(b), Borrower shall pay to Agent, for the account of each Lender, an Unused

Facility Fee accruing from and after the Closing Date at the rate described below upon the amount during each calendar quarter of (i) the Facility, minus
(ii) the sum of (A) the average daily aggregate principal balance of all Loans then outstanding other than Swingline Loans and (B) the average daily aggregate face amount of all outstanding Letters of Credit (the "Unused Amount"). The Unused Facility Fee will be calculated and will accrue at the rate per annum of fifteen one-hundredths of one percent (.15%). Subject to Section 11.04(b), each Lender shall be entitled to receive its Pro Rata Share of such Unused Facility Fee. All such Unused Facility Fees payable under this paragraph shall be payable in arrears on the fifth Business Day in each calendar quarter beginning with the first calendar quarter after the Closing Date.

         (c) Agency Fees. Borrower shall pay Agent such fees as are provided for in the agency and arrangement fee agreement between Agent and Borrower, as in existence from time to time.

         (d) Letter of Credit Fee. With respect to each Letter of Credit, Borrower agrees to pay to Agent (i) a letter of credit fee equal to the Applicable Margin on the face amount of such Letter of Credit for the term of such Letter of Credit to be distributed by Agent to each Lender according to its Pro Rata Share payable in arrears on the fifth Business Day in each calendar quarter beginning with the first calendar quarter after the Closing Date and ending on the date of the expiration, return or termination of such Letter of Credit if such date is a date other than the first Business Day of a calendar month and (ii) a non-refundable issuing fee of $500.00 solely for the account of Issuing Lender, payable in full on the date of issuance thereof.

         (e) Payment of Fees. The fees described in this Section 2.04 represent compensation for services rendered and to be rendered separate and apart from the lending of money or the provision of credit and do not constitute compensation for the use, detention or forbearance of money, and the obligation of Borrower to pay the fees described herein shall be in addition to, and not in lieu of, the obligation of Borrower to pay interest, other fees and expenses otherwise described in this Agreement. All fees shall be payable when due in California in immediately available funds and shall be non-refundable when paid. If Borrower fails to make any payment of fees or expenses specified or referred to in this Agreement due to Agent or Lenders, including without limitation those referred to in this Section 2.04 or otherwise under this Agreement or any separate fee agreement between Borrower and Agent relating to this Agreement, when due, the amount due shall bear interest until paid at the Base Rate and, after five (5) days at the rate specified in Section 2.03(d) (but not to exceed the maximum rate permitted by applicable law) and shall constitute part of the Obligations. All fees described in this Section 2.04 which are expressed as a per annum charge shall be calculated on the basis of the actual number of days elapsed in a three hundred sixty (360) day year.

         2.05. Payments.

         (a) Voluntary Prepayments. Borrower may, upon not less than three (3) Business Days prior written notice (or with written notice not later than 1:00 P.M. (California time) on the same Business Day in the case of a Swingline
Loan), at any time and from time to time, prepay any Loans, without premium or penalty (other than as set forth in Section

2.03(h)(iii)), in whole or in part in amounts not less than One Hundred Thousand Dollars ($100,000) or integral multiples of Twenty-Five Thousand Dollars ($25,000) in excess of One Hundred Thousand Dollars ($100,000). Any notice of prepayment given to Agent under this Section 2.05(a) shall specify the date of prepayment and the aggregate principal amount of the prepayment. All prepayments of principal shall be accompanied by a payment of all accrued and unpaid interest thereon.

         (b) Manner and Time of Payment. All payments of principal, interest and fees hereunder payable to Agent, Swingline Lender, Issuing Lender or the Lenders shall be made without condition or reservation of right and free of set-off or counterclaim, in Dollars and by (i) wire transfer (pursuant to Agent's written wire transfer instructions) of immediately available funds, delivered to Agent not later than 11:00 A.M. (California time) (or 2:00 P.M. (California time) in the case of a Swingline Loan) on the date due; and funds received by Agent after that time and date shall be deemed to have been paid on the next succeeding Business Day or (ii) by check (pursuant to Agent written check payment instructions) delivered to Agent, such check and the payment intended to be covered thereby to be deemed to have been paid on the date Agent receives immediately available funds therefor. All payments of principal, interest and fees hereunder shall be made by (i) wire transfer of immediately available funds to Wells Fargo Bank, N.A. (ABA number 121000248) for credit to account number AC2963507207, reference MHC Operating Limited Partnership, loan number 6023AMC with telephonic notice to Patrick Hickey at (310) 335-9409 or
(ii) check payable to Wells Fargo Bank, N.A., and delivered to Agent at 2120 E. Park Place, Suite 100, El Segundo, California, 90245, Attn: Patrick Hickey, or to such other bank, account or address as Agent may specify in a written notice to Borrower.

         (c) Payments on Non-Business Days. Whenever any payment to be made by Borrower hereunder shall be stated to be due on a day which is not a Business Day, payments shall be made on the next succeeding Business Day and such extension of time shall be included in the computation of the payment of interest hereunder and of any of the fees specified in Section 2.04, as the case may be.

         2.06. Increased Capital. If either (i) the introduction of or any change in or in the interpretation of any law or regulation or (ii) compliance by Agent, Swingline Lender, Issuing Lender or any Lender with any guideline or request from any central bank or other Governmental Authority (whether or not having the force of law and whether or not the failure to comply therewith would be unlawful) made or issued after the Closing Date affects or would affect the amount of capital required or expected to be maintained by Agent, Swingline Lender, Issuing Lender or such Lender or any corporation controlling Agent, Swingline Lender, Issuing Lender or such Lender, and Agent, Swingline Lender, Issuing Lender or such Lender determines that the amount of such capital is increased by or based upon the existence of the obligations of Agent, Swingline Lender, Issuing Lender or such Lender, then, upon demand by Agent, Swingline Lender, Issuing Lender or such Lender, Borrower shall immediately pay to Agent, Swingline Lender, Issuing Lender or such Lender, from time to time as specified by Agent, Swingline Lender, Issuing Lender or such Lender, additional amounts sufficient to compensate Agent, Swingline Lender, Issuing Lender or such Lender in the light of such circumstances, to the extent that Agent, Swingline Lender, Issuing Lender or such Lender reasonably determines such increase in capital to be allocable to the existence of the obligations of Agent, Swingline Lender, Issuing Lender or such Lender hereunder and to the extent Agent, Swingline Lender, Issuing Lender or such Lender generally imposes such amounts on other borrowers in similar circumstances. A certificate as to such amounts submitted to Borrower by Agent, Swingline Lender, Issuing Lender or such Lender shall, in the absence of manifest error, be conclusive and binding for all purposes.

         2.07. Notice of Increased Costs. Each of Agent, Swingline Lender, Issuing Lender and the Lenders agrees that, as promptly as reasonably practicable after it becomes aware of the occurrence of an event or the existence of a condition which would cause it to be affected by any of the events or conditions described in Section 2.03(g) or (h), or Section 2.06, it will notify Borrower and provide in such notice a reasonably detailed calculation of the amount due from Borrower, and provide a copy of such notice to Agent, of such event and the possible effects thereof. If Agent, Swingline Lender, Issuing Lender or the affected Lender shall fail to notify Borrower of the occurrence of any such event or the existence of any such condition within ninety (90) days following the end of the month during which such event occurred or such condition arose, then Borrower's liability for any amounts described in said Sections 2.03(g) and (h) and 2.06 incurred by Agent, Swingline Lender, Issuing Lender or such affected Lender as a result of such event or condition shall be limited to those attributable to the period occurring subsequent to the ninetieth (90th) day prior to the date upon which Agent, Swingline Lender, Issuing Lender or such affected Lender actually notified Borrower of such event or condition.

         2.08. Option to Replace Lenders.

         (a) Lenders. If any Lender shall make any demand for payment or reimbursement pursuant to Section 2.03(g), Section 2.03(h) or Section 2.06, then, provided that (a) there does not then exist any Unmatured Event of Default or Event of Default and (b) the circumstances resulting in such demand for payment or reimbursement are not applicable to all Lenders, Borrower may terminate the Commitment of such Lender, in whole but not in part, by (i) giving such Lender and Agent not less than three (3) Business Days prior written notice thereof, which notice shall be irrevocable and effective only upon receipt thereof by such Lender and Agent and shall specify the effective date of such termination, (ii) paying to such Lender (and there shall become due and payable) on such date the outstanding principal amount of all Loans made by such Lender, all interest thereon, and all other Obligations owed to such Lender, including, without limitation, amounts owing under Sections 2.03(g), 2.03(h)(iii), 2.04 and 2.06, if any, and (iii) pursuant to the provisions of Section 11.13, proposing the introduction of a replacement Lender reasonably satisfactory to Agent, or obtaining the agreement of one or more existing Lenders, to assume the entire amount of the Commitment of the Lender whose Commitment is being terminated, on the effective date of such termination. Upon the satisfaction of all of the foregoing conditions, such Lender which is being terminated pursuant to this
Section 2.08 shall cease to be a "Lender" for purposes of this Agreement provided that Borrower shall continue to be obligated to such Lender under Sections 12.01 and 12.02 (and any other indemnifications contained herein or in any other Loan Document) with respect to or on account of unpaid, unliquidated, unknown or similar claims or liabilities accruing prior to such Lender ceasing to be a "Lender" for purposes of this Agreement.

         (b) Agent, Swingline Lender and Issuing Lender. If Agent, Swingline Lender or Issuing Lender shall make any demand for payment or reimbursement pursuant to Section 2.03(g), Section 2.03(h) or Section 2.06, then, provided that (a) there does not then exist any Unmatured Event of Default or Event of Default and (b) the circumstances resulting in such demand for payment or reimbursement are not applicable to all Lenders, Borrower may remove Agent by
(i) giving the Lenders and Agent not less than thirty (30) Business Days prior written notice thereof, and (ii) paying to Agent, Swingline Lender and Issuing Lender (and there shall become due and payable) on such date all other Obligations owed to Agent, Swingline Lender and Issuing Lender, including, without limitation, amounts owing under Sections 2.03(g), 2.03(h), 2.04 and 2.06, if any. Agent, Swingline Lender and Issuing Lender shall be replaced in accordance with the provisions of Section 11.09 hereof.

         2.09. Letters of Credit.

         (a) Letter of Credit Availability. Subject to the terms and conditions set forth in this Agreement, at any time and from time to time through the date that is thirty (30) days prior to the Maturity Date, Issuing Lender shall issue such Letters of Credit for the account of Borrower as Borrower may request in accordance with this Section 2.09; provided that (i) upon issuance of such Letters of Credit, the sum of the aggregate principal amount of all outstanding Loans (including Swingline Loans) plus the aggregate face amount of all outstanding Letters of Credit shall not exceed Loan Availability, provided, that if a Base Rate Loan is being made pursuant to
Section 2.09(e) hereof to reimburse Issuing Lender for a drawn Letter of Credit, to avoid a duplicative reduction in the amount of Loan availability, the drawn Letter of Credit shall not be considered outstanding; (ii) the aggregate face amount of all outstanding Letters of Credit shall not exceed Thirty Million Dollars ($30,000,000); and (iii) unless all Lenders otherwise consent in writing, the term of any Letter of Credit shall not extend or be extended beyond the date which is ten (10) days prior to the Maturity Date and no Letter of Credit shall contain an automatic extension or renewal clause. Use of funds drawn under Letters of Credit shall be subject to the same conditions as those for use of Loan proceeds set forth in Section 7.01(i) hereof.

         (b) Request for Letter of Credit. Borrower shall deliver to Agent and Issuing Lender a duly executed letter of credit application substantially in the form attached as Exhibit H hereto (a "Letter of Credit Application") not later than 10:00 PM, (California time), at least five (5) Business Days prior to the date upon which a requested Letter of Credit is to be issued. Borrower shall further deliver to Agent and Issuing Lender such additional instruments and documents as Issuing Lender may reasonably require, in conformity with customary and commercially reasonable practices or law, in connection with the issuance of such Letter of Credit.

         (c) Issuance of Letters of Credit. Subject to the conditions set forth in this Agreement, Issuing Lender shall issue the Letter of Credit on or before 5:00 P.M. Pacific Time, on or before the day which is five (5) Business Days following receipt of the documents last due pursuant to Section 2.09(b) hereof in respect thereof. Upon issuance of a Letter of Credit, Issuing Lender shall promptly notify Lenders of the amount and terms thereof. Issuing Lender shall provide copies of each Letter of Credit to Lenders promptly following issuance thereof and shall notify Lenders promptly of all payments, reimbursements, expirations, negotiations, transfers and other activity with respect to outstanding Letters of Credit.

         (d) Participations. Each Lender, upon issuance by Issuing Lender of a Letter of Credit in accordance with the provisions of this Agreement, shall be deemed to have purchased without recourse a risk participation from Issuing Lender in such Letter of Credit and the obligations arising thereunder, in each case in an amount equal to its Pro Rata Share of the obligations under such Letter of Credit, and shall absolutely, unconditionally and irrevocably assume, as primary obligor and not as surety, and be obligated to pay to Issuing Lender therefor and discharge when due, its Pro Rata Share of the obligations arising under such Letter of Credit.

         (e) Reimbursement. In the event of any drawing or request for drawing under any Letter of Credit, Issuing Lender will promptly notify Borrower and Agent thereof. Unless Borrower shall notify Issuing Lender of its intent to otherwise reimburse Issuing Lender immediately upon receipt of notice from Issuing Lender of a drawing under a Letter of Credit, Borrower shall be deemed to have requested Base Rate Loans in the amount of the drawing as provided in subsection (f) hereof, the proceeds of which will be used to satisfy the reimbursement obligations. Borrower shall reimburse Issuing Lender on the day of drawing under any Letter of Credit (either with the proceeds of a Loan obtained hereunder or otherwise) in same day funds as provided herein. If Borrower shall fail to reimburse Issuing Lender as provided hereinabove, the unreimbursed amount of such drawing shall bear interest at a per annum rate equal to the Base Rate plus two percent (2%). Borrower's reimbursement obligations hereunder shall be absolute and unconditional under all circumstances irrespective of any rights of set-off, counterclaim or defense to payment Borrower may claim or have against Issuing Lender, Agent, the Lenders, the beneficiary of the Letter of Credit drawn upon or any other Person, including, without limitation, any defense based on any failure of Borrower to receive consideration or the legality, validity, regularity or unenforceability of the Letter of Credit; provided, however, that (i) the Borrower shall not be obligated to reimburse Issuing Lender and (ii) Lenders shall not be obligated to fund Loans or purchase participations hereunder in reimbursement of Issuing Lender, for any wrongful payment made by Issuing Lender under a Letter of Credit as a result of acts or omissions constituting bad faith, willful misconduct or gross negligence on the part of Issuing Lender. The Letter of Credit Obligations will be evidenced by the Letter of Credit Note.

         (f) Repayment with Loans. On any day on which Borrower shall have requested, or been deemed to have requested, Base Rate Loans to reimburse a drawing under a Letter of Credit, Agent shall give notice to the Lenders-that such Loans have been requested or deemed requested in connection with a drawing under a Letter of Credit, in which case such Loans (collectively, a "Letter of Credit Mandatory Borrowing") shall be immediately made by all Lenders (without giving effect to any termination of the Commitments pursuant to Section 10.02 hereof) pro rata based on each Lender's Pro Rata Share and the proceeds thereof shall be paid directly to Issuing Lender for application to the respective Letter of Credit Obligations. Each Lender hereby irrevocably agrees to make such Loans promptly upon any such request or deemed request in the amount and in the manner specified in the preceding sentence and on the same such date (or the next Business Day if such notice is received after 10:00 A.M. (California time)) notwithstanding (i) the amount of the Letter of Credit Mandatory Borrowing may not comply with the minimum amount for Borrowings otherwise required hereunder, (ii) whether any conditions specified in Section
4.02 are then satisfied, (iii) whether an Event of Default or Unmatured Event of Default then exists, (iv) failure of any such request or deemed request for a Borrowing to be made by the time otherwise required in Section 2.01 hereof, (v) the date of such Letter of Credit Mandatory Borrowing (provided that such date must be a Business Day), or (vi) any termination of the Commitments immediately prior to such Letter of Credit Mandatory Borrowing or contemporaneously therewith. In the event that any Letter of Credit Mandatory Borrowing cannot for any reason occur in respect of a Letter of Credit on the date otherwise required above (including, without limitation, as a result of the commencement of a proceeding under the Bankruptcy Code with respect to Borrower), then each Lender hereby agrees that it shall forthwith fund (as of the date the Letter of Credit Mandatory Borrowing would otherwise have occurred, but adjusted for any payments received from Borrower on or after such date and prior to such funding) its participation interest in the outstanding obligations arising in connection with such Letter of Credit, provided that (A) all interest payable on Borrower's reimbursement obligation with respect to such Letter of Credit shall be for the account of Issuing Lender until but excluding the day upon which the Letter of Credit Mandatory Borrowing would otherwise have occurred, and (B) in the event of a delay between the day upon which the Letter of Credit Mandatory Borrowing would otherwise have occurred and the time any funding of a participation pursuant to this sentence is actually made, the funding Lender shall be required to pay to the Issuing Lender interest on the principal amount of such participation for each day from and including the day upon which the Letter of Credit Mandatory Borrowing would otherwise have occurred to but excluding the date of funding of such participation, at the rate equal to the Federal Funds Rate, for the two (2) Business Days after the date the Letter of Credit Mandatory Borrowing would otherwise have occurred, and thereafter at a rate equal to the Base Rate.

         (g) Modification, Extension. The issuance of any supplement, modification, amendment, renewal, or extension to any Letter of Credit shall, for purposes hereof, be treated in all respects the same as if it were the issuance of a new Letter of Credit hereunder.

         (h) Uniform Customs and Practices. Issuing Lender may have the Letters of Credit be subject to The Uniform Customs and Practice for Documentary Credits, as published as of the date of issue by the International Chamber of Commerce (the "UCP"), in which case the UCP may be incorporated therein and deemed in all respects to be a part thereof.

         (i) Collateralization at Termination Date. Upon the occurrence of the Termination Date prior to the expiration of all Letters of Credit, Borrower shall provide to Issuing Lender a standby letter of credit issued by a bank with a rating of its senior unsecured debt obligations of not less than A by Moody's, in form and substance satisfactory to Issuing Lender, in favor of Issuing Lender in a face amount equal to the outstanding Letters of Credit on that date, or shall make other provisions satisfactory to Issuing Lender and Agent for the full collateralization, by cash or cash equivalent, of such outstanding Letters of Credit. In the event of failure of Borrower to comply with the requirement of this Section 2.09(i), such portion of the face amount of all outstanding Letters of Credit as to which Borrower has failed to comply shall be deemed to be immediately due and payable.

         (j) Limitation of Liability. Borrower assumes all risks of the acts or omissions of any beneficiary or transferee of any Letter of Credit with respect to its use of such Letter of Credit absent the bad faith, gross negligence or willful misconduct of Issuing Lender. Neither Issuing Lender, Agent, any Lender nor any of their respective officers, directors, employees or agents shall be liable or responsible for, nor shall Borrower's obligations hereunder in respect of such Letters of Credit be impaired as a result of any of the following absent the bad faith, gross negligence or willful misconduct of Issuing Lender:

         (i) any lack of validity or enforceability of any Letter of Credit or any other agreement or instrument relating thereto (such Letter of Credit and any other agreement or instrument relating thereto being, collectively, the "Letter of Credit Documents");

         (ii) the use that may be made of any Letter of Credit or any acts or omissions of any beneficiary or transferee in connection therewith;

         (iii) any statement or any other document presented under a Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any, respect;

         (iv) the existence of any claim, setoff, defense or other right that Borrower may have at any time against any beneficiary or any transferee of a Letter of Credit (or any Persons for whom any such beneficiary or any such transferee may be acting), Issuing Lender or any other Person, whether in connection with the transactions contemplated by the Letter of Credit Documents or any unrelated transaction;

         (v) Failure of any documents to bear any reference or adequate reference to the Letter of Credit; or

         (vi) any other circumstances whatsoever in making or failing to make payment under any Letter of Credit.

In furtherance and not in limitation of the foregoing, Issuing Lender may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary, absent the bad faith, gross negligence or willful misconduct of Issuing Lender.

         (k) Lenders. Any action taken or omitted to be taken by Issuing Lender under or in connection with any Letter of Credit, if taken or omitted in the absence of bad faith, gross negligence or willful misconduct, shall not put Issuing Lender under any resulting liability to any, Lender or relieve that Lender of its obligations hereunder to Issuing Lender. In determining whether to pay under any Letter of Credit, Issuing Lender shall have no obligations, to Lenders other than to confirm that any documents required to be delivered under such Letter of Credit appear to have been delivered and that they appear to comply on their face with the requirements of such Letter of Credit.

         (1) Indemnification. Borrower shall indemnify and hold harmless Issuing Lender, Agent and Lenders from and against any and all claims, damages, losses, liabilities, reasonable costs and expenses of any kind whatsoever, including reasonable fees and expenses of attorneys that such indemnified Person may incur, together with all reasonable costs and expenses resulting from the compromise or defense of any claims or liabilities hereinafter described, by reason of or in connection with (i) the execution and delivery or transfer of, or payment or failure to pay under, any Letter of Credit, (ii) any suit, action or proceeding brought by any Person to require or present payment under any Letter of Credit, or (iii) any breach by Borrower of any warranty, covenant, term or condition in, or the occurrence of any default under, any Letter of Credit or any related contract; provided, however, that Borrower shall not be required to indemnify Issuing Lender, Agent or any Lender for any claims, damages, losses, liabilities, costs or expenses to the extent, but only to the extent, caused by the willful misconduct, gross negligence, bad faith or fraud of such indemnified Person; and provided, further, that Issuing Lender will be liable to Borrower for any damages suffered by Borrower as a result of Issuing Lender's grossly negligent or willful failure to pay under any Letter of Credit after the presentment to it of documentation in strict compliance with the terms and conditions of the Letter of Credit and absent any challenge by any Person (other than Issuing Lender or any of its affiliates) to the making of such payment.

         2.10. Swingline Loans


         (a) Swingline Availability. Subject to the terms and conditions set forth in this Agreement, Swingline Lender agrees to make certain revolving loans to Borrower (each a "Swingline Loan" and, collectively, the "Swingline Loans") from time to time during the period from the Closing Date to the fifth day preceding the Maturity Date; provided, however, that the aggregate amount of Swingline Loans outstanding at any time shall not exceed the lesser of (i) THIRTY MILLION DOLLARS ($30,000,000), and (ii) the excess of Loan Availability over the sum of the aggregate principal amount of all outstanding Loans (excluding Swingline Loans) plus the aggregate face amount of all outstanding Letters of Credit, provided, that if a Base Rate Loan is being made pursuant to
Section 2.09(e) hereof to reimburse Issuing Lender for a drawn Letter of Credit, to avoid a duplicative reduction in the amount of Loan availability, the drawn Letter of Credit shall not be considered outstanding. Subject to the limitations set forth herein, any amounts repaid in respect of Swingline Loans may be reborrowed.

         (b)   Swingline Borrowings

         (i) Notice of Borrowing. Whenever Borrower desires to borrow under this Section 2.10, Borrower shall give Swingline Lender and Agent at Wells Fargo Real Estate Group Disbursement Center, 2120 East Park Place, Suite 100, El Segundo, California 90245, with a copy to Wells Fargo Bank, N.A., 225 West Wacker Drive, Suite 2550, Chicago, Illinois 60606, Attn: Account Officer, or such other address as Agent shall designate, an original or facsimile Notice of Borrowing no later than 11:00 A.M.

     (California time) on the proposed date of such borrowing (and confirmed by telephone by such time), specifying (A) that a Swingline Loan is being requested, (B) the amount of such Swingline Loan, (C) the proposed date of such Swingline Loan, which shall be a Business Day, and (D) stating that no Event of Default or Unmatured Event of Default has occurred and is continuing both before and after giving effect to such Swingline Loan. Such notice shall be irrevocable.

         (ii) Minimum Amounts; Frequency of Swingline Loans. Each Swingline Loan shall be in a minimum principal amount of $1,000,000, or an integral multiple of $100,000 in excess thereof. Swingline Loans shall be available no more frequently than once in any week.

         (iii) Making of Swingline Loans. Swingline Lender shall make the proceeds of each Swingline Loan available to Borrower in El Segundo, California on the applicable Funding Date in Dollars and in immediately available funds not later than 1:00 P.M. (California time) on such Funding Date to Borrower's account, at Bank of America, Account Number 75-01943 in Chicago, Illinois or such other account specified in the Notice of Borrowing and acceptable to Agent.

         (iv) Repayment of Swingline Loans. Each Swingline Loan shall be due and payable on the earliest of (A) five (5) days from the date of the applicable Funding Date for such Swingline Loan, (B) the date of the next Borrowing under Section 2.01 hereof (other than a Letter of Credit Mandatory Borrowing) or (C) the Termination Date. If, and to the extent, any Swingline Loans shall be outstanding on the date of any Borrowing under
     Section 2.01 hereof (other than a Letter of Credit Mandatory Borrowing), such Swingline Loans shall first be repaid from the proceeds of such Borrowing prior to the disbursement of the same to the Borrower. If, and to the extent, a Borrowing under Section 2.01 hereof (other than a Letter of Credit Mandatory Borrowing) is not requested prior to the Termination Date or the end of the five (5) day period after a Swingline Loan is made, Borrower shall be deemed to have requested Base Rate Loans in the amount of the applicable Swingline Loan then outstanding, the proceeds of which shall be used to repay such Swingline Loan to the Swingline Lender. In addition, the Swingline Lender may, at any time, in its sole discretion, by written notice to Borrower and Agent, demand repayment of its Swingline Loans by way of Base Rate Loans, in which case the Borrower shall be deemed to have requested Base Rate Loans in the amount of such Swingline Loans then outstanding, the proceeds of which shall be used to repay such Swingline Loans to the Swingline Lender. Any Borrowing which is deemed requested by the Borrower in accordance with this Section 2.10(b)(iv) is hereinafter referred to as a "Swingline Mandatory Borrowing". Each Lender hereby irrevocably agrees to make Base Rate Loans in accordance with its Pro Rata Share promptly upon receipt of notice from the Swingline Lender of any such deemed request for a Swingline Mandatory Borrowing in the amount and in the manner specified in the preceding sentences and on the date such notice is received by such Lender (or the next Business Day if such notice is received after 10:00 A.M. (California time)) notwithstanding (I) the amount of the Swingline Mandatory Borrowing may not comply with the minimum amount for

     Borrowings otherwise required hereunder, (II) whether any conditions specified in Section 4.02 hereof are then satisfied, (III) whether an Event of Default or Unmatured Event of Default then exists, (IV) failure of any such deemed request for a Borrowing to be made by the time otherwise required in Section 2.01 hereof, (V) the date of such Swingline Mandatory Borrowing (provided that such date must be a Business Day), or (VI) any termination of the Commitments immediately prior to such Swingline Mandatory Borrowing or contemporaneously therewith; provided, however, that no Lender shall be obligated to make any Loans under this Section 2.1 0(b)(iv) if an Event of Default or Unmatured Event of Default then exists and the applicable Swingline Loan was made by the Swingline Lender without receipt of a written Notice of Borrowing in the form specified in subclause
     (i) above or after Agent had delivered a notice of an Event of Default or Unmatured Event of Default which had not been rescinded.

         (v) Purchase of Participations. In the event that any Swingline Mandatory Borrowing cannot for any reason occur on the date otherwise required above (including, without limitation, as a result of the commencement of a proceeding under the Bankruptcy Code with respect to Borrower), then each Lender hereby agrees that it shall forthwith purchase (as of the date the Swingline Mandatory Borrowing would otherwise have occurred, but adjusted for any payment received from Borrower on or after such date and prior to such purchase) from the Swingline Lender such participations in the outstanding Swingline Loans as shall be necessary to cause each such Lender to share in such Swingline Loans ratably based upon its Pro Rata Share, provided that (A) all interest payable on the Swingline Loans with respect to any participation shall be for the account of the Swingline Lender until but excluding the day upon which the Swingline Mandatory Borrowing would otherwise have occurred, and (B) in the event of a delay between the day upon which the Swingline Mandatory Borrowing would otherwise have occurred and the time any purchase of a participation pursuant to this sentence is actually made, the purchasing Lender shall be required to pay to the Swingline Lender interest on the principal amount of such participation for each day from and including the day upon which the Swingline Mandatory Borrowing would otherwise have occurred to but excluding the date of payment for such participation, at the rate equal to the Federal Funds Rate, for the two (2) Business Days after the date the Swingline Mandatory Borrowing would otherwise have occurred, and thereafter at a rate equal to the Base Rate. Notwithstanding the foregoing, no Bank shall be obligated to purchase a participation in any Swingline Loan if an Event of Default or Unmatured Event of Default then exists and such Swingline Loan was made by the Swingline Lender without receipt of a written Notice of Borrowing in the form specified in subclause (i) above or after Agent had delivered a notice of an Event of Default or Unmatured Event of Default which had not been rescinded.

         (c) Interest Rate. Each Swingline Loan shall bear interest at a rate per annum equal to the Base Rate minus 1.5% per annum.

         2.11. Conversion to Pre-Extension Term Loan. Borrower shall have the right. exercisable no more than once during the term of this Agreement at any time prior to August 17.

2000, and provided no Event of Default or Unmatured Event of Default exists at the time such right is exercised or when such conversion would otherwise become effective hereunder, to convert outstanding Loans (other than Swingline Loans) in a maximum aggregate amount not to exceed Fifty Million Dollars ($50,000,000) to a non-amortizing term loan (a "Pre-Extension Term Loan"). Such conversion shall be effective on the date which is five (5) days after Borrower delivers notice to Agent setting forth Borrower's election to make such conversion and the amount of the Pre-Extension Term Loan, and certifying the absence of any Event of Default or Unmatured Event of Default. No portion of the Pre-Extension Term Loan which is prepaid in accordance with this Agreement may be reborrowed.

                                  ARTICLE III.
                           SECURED FACILITY CONVERSION

         3.01. Term-Out and Conversion. If Borrower delivers notice to Agent on or before May 17, 2000, of its intention to exercise its option to extend the Maturity Date, then Borrower shall on or before August 17, 2000 amend and restate this Agreement to provide for (and deliver all documents to effect the terms of) (i) the conversion of all outstanding Loans (including, without limitation, the Pre-Extension Term Loan) to a term loan, (ii) the termination of all obligations of Swingline Lender, Issuing Lender and Lenders with respect to Swingline Loans and Letters of Credit, (iii) first mortgage Liens in favor of Agent and Lenders (pursuant to security instruments reasonably acceptable to Agent) on Properties legally or beneficially owned by Borrower that are not securing any other Indebtedness and were developed for manufactured home communities, and all personal Property relating thereto owned or leased by Borrower, (iv) a limitation on borrowings hereunder at all times to a borrowing base equal to sixty percent (60%) of the Appraised Value (based on "as is" condition) of the Properties described in clause (iii) above, (v) an "Applicable Margin" equal to one and three hundred seventy five thousandths percent (1.375%), (vi) quarterly amortization at a rate based on a 20-year, straight-line amortization schedule, (vii) mandatory prepayments for failure to maintain the borrowing base, (viii) repayment on August 17, 2002 (or earlier without penalty or premium (other than as set forth in Section 2.03(h)(iii)),
(ix) payment of an extension fee of one half percent (.50%) of the principal amount of the Loans (which, subject to Section 11.04(b), shall be distributed to each Lender based on its pro rata share), and (x) documentation of the foregoing in form and substance reasonably acceptable to Agent and the Requisite Lenders. Such extension of the Maturity Date shall be effective if on August 17, 2000,
(A) Borrower shall have delivered the amendments and documents described in the preceding sentence, (B) no Event of Default shall have occurred and be continuing, (C) Borrower shall have delivered a Compliance Certificate dated as of such date, (D) the representations and warranties contained in this Agreement are true and correct in all material respects as of such date (except to the extent such representations and warranties are specific to a certain date in which case they shall be true and correct as of such date), (E) Borrower shall have complied with Section 3.02 and (F) no Swingline Loans or Letters of Credit remain outstanding.

         3.02. Documents. In connection with the election to extend the Maturity Date described in Section 3.01 hereof, Borrower shall deliver to Agent, sixty
(60) days before the
proposed effective date of such extension the following with respect to each Property beneficially owned by the Borrower and proposed to be pledged to Agent and Lenders:

         (a) A current, year-to-date operating statement and a two (2) year historical operating statement for such Property certified by Borrower as being true and correct as of the date thereof in all material respects and prepared in accordance with GAAP (as modified by Borrower's past practices);

         (b) A current "rent schedule" for such Property, certified by Borrower as being true and correct in all material respects and a two (2) year occupancy history of such Property, if available, in form satisfactory to Agent, and certified by Borrower to be true and correct in all material respects;

         (c) A copy of the most recent ALTA Owner's Policy of Title Insurance covering such Property showing the identity of the fee titleholder thereto and all matters of record;

         (d) Copies of all documents of record reflected in Schedule B of the Owner's Policy and a copy of the most recent real estate tax bill and notice of assessment;

         (e) A survey of such Property certified by a surveyor licensed in the applicable jurisdiction and sufficient in scope and form for Agent to obtain extended coverage title insurance and otherwise in form and substance reasonably acceptable to Agent;

         (f) A "Phase I" environmental assessment of such Property not more than twelve (12) months old that permits the Lenders and Agent to rely on the performance and results of such environmental assessment or, if older, a letter update (in form and substance reasonably acceptable to Agent) from the consulting firm which performed the assessment that permits the Lenders and Agent to rely on the performance and results of such environmental assessment;

         (g) A certificate from a surveyor, licensed engineer or other professional satisfactory to Agent that such Property is not located in an area designated as a wetlands area or a Special Flood Hazard Area as defined by the Federal Insurance Administration or if the Property is in a Special Flood Hazard Area; specifying such area;

         (h) Copies of (i) all material agreements relative to such Property,
(ii) the form or forms of tenant lease used at such Property, and (iii) all material maintenance or service agreements affecting such Property;

         (i) Copies of all engineering, mechanical, structural or maintenance studies, if any, performed with respect to such Property during the preceding two (2) years;

         (j) Evidence that such Property complies with applicable zoning and land use laws;

         (k) Insurance in such amounts and in such form as reasonably requested by Agent; and

         (1) Such other information reasonably requested by Agent in order to evaluate the Property.

If, after receipt and review of the foregoing documents and information, Agent is prepared to proceed with acceptance of such Property for purposes of determining the borrowing base described in Section 3.01(iv) hereof, Agent will so notify Borrower, and Agent will obtain an Appraisal of such Property in order to determine the Appraised Value thereof. After obtaining such Appraised Value, Agent will submit the foregoing documents and information and the Appraised Value to the Lenders for approval by the Requisite Lenders in accordance with
Section 11.10(a). Such acceptances and approvals by Agent and Requisite Lenders shall not be unreasonably withheld. Promptly following such approval (and in no event later than the August 17, 2000), Borrower shall execute and deliver or cause to be executed and delivered documents and complete all other closing requirements imposed by Agent, which shall include mortgages, Lender's title insurance policies, security agreements, surveys, legal opinion of Rosenberg & Liebentritt, P.C., and such other documents and items as Agent may reasonably request in form and substance reasonably acceptable to Agent.

                                   ARTICLE IV.
                               CONDITIONS TO LOANS

         4.01. Conditions to Initial Disbursement of Loans. The obligation of Lenders and Swingline Lender to make the initial disbursement of the Loans shall be subject to satisfaction of each of the following conditions precedent on or before the Closing Date:

         (a) Borrower Loan Documents. Borrower shall have executed and delivered to Agent each of the following, in form and substance acceptable to Agent and Agent's counsel:

         (i) This Agreement;

         (ii) The Loan Notes, the Swingline Note and the Letter of Credit Note;

         (iii) A solvency certificate;

         (iv) Agent's form of Funds Transfer Agreement and signature authorization form; and

         (v) All other documents to be executed by or on behalf of Borrower as listed on the Closing Checklist.

         (b) REIT Documents. The REIT shall have executed and delivered to Agent each of the following, in form and substance acceptable to Agent and Agent's counsel:

         (i) The REIT Guaranty;

         (ii) A solvency certificate;

         (iii) A Compliance Certificate confirming the matters described in
    Section 4.01(i); and

         (iv) All other documents to be executed by or on behalf of the REIT as listed on the Closing Checklist.

         (c) Corporate and Partnership Documents. Agent shall have received the following corporate and partnership documents:

         (i) With respect to Borrower: a certified copy of Borrower's limited partnership agreement, a certified copy of Borrower's Certificate of Limited Partnership; a certificate of existence for Borrower from the State of Illinois; and a certificate of Borrower's Secretary or an officer comparable thereto (a "Secretary's Certificate") with respect to Borrower pertaining to authorization, incumbency and by-laws, if any; and

         (ii) With respect to the REIT: certified copies of the REIT's certificate of incorporation and by-laws; a good standing certificate of the REIT from the State of Maryland; and a Secretary's Certificate with respect to the REIT pertaining to authorization, incumbency and by-laws.

         (d) Notice of Borrowing. Borrower shall have delivered to Agent the applicable Notice of Borrowing in accordance with the terms hereof.

         (e) Performance. Borrower, the REIT and each Agreement Party shall have performed in all material respects all agreements and covenants required by Agent to be performed by them as a condition to funding the Loans.

         (f) Solvency. Each of the REIT, Borrower and each Agreement Party shall be Solvent.

         (g) Material Adverse Changes. No change, as reasonably determined by Agent, shall have occurred during the period commencing on December 31, 1997 and ending on the Closing Date (the "Interim Period"), which has a Material Adverse Effect.

         (h) Litigation Proceedings. There shall not have been instituted or, to the knowledge of Borrower or the REIT, threatened, during the Interim Period, any litigation or proceeding in any court or by a Governmental Authority affecting or threatening to affect Borrower, the REIT, any Subsidiary, or any Agreement Party, in which there is a reasonable possibility of an adverse decision that could, individually or in the aggregate, have a Material Adverse Effect.

         (i) No Event of Default, Satisfaction of Financial Covenants. On the Closing Date and after giving effect to the initial disbursements of the Loans, no Event of Default or

Unmatured Event of Default shall exist and all of the financial covenants contained in Articles VIII and IX shall be satisfied.

         (j) Opinion of Counsel. Agent shall have received on behalf of Agent and Lenders a favorable opinion of counsel for Borrower, each Agreement Party and the REIT dated as of the Closing Date, in form and substance reasonably satisfactory to Agent and its counsel.

         (k) Due Diligence. Agent shall have completed its review of all other information delivered by Borrower pursuant to this Section 4.01 and shall have completed such additional due diligence investigations as Agent deems reasonably necessary, and such review and investigations shall provide Agent with results and information which, in Agent's determination, are satisfactory to permit Agent to enter into this Agreement.

         (1) Representations and Warranties. All representations and warranties contained in this Agreement and the other Loan Documents shall be true and correct in all material respects.

         (m) Fees. Agent shall have received for the benefit of Agent and Lenders all fees (or Borrower shall have made arrangements reasonably acceptable to Agent therefor) then due, and Borrower shall have performed all of its other obligations as set forth in the Loan Documents to make payments to Agent on or before the Closing Date and all expenses of Agent incurred prior to such Closing Date (including without limitation all reasonable attorneys' fees), shall have been paid by Borrower.

         4.02. Conditions Precedent to All Loans and Issuance of Letters of Credit. The obligation of each Swingline Lender to make any Swingline Loan requested to be made by it, the obligation of Lender to make any Loan requested to be made by it, and the obligation of Issuing Lender to issue any Letter of Credit requested to be issued by it, on any date, is subject to satisfaction of the following conditions precedent as of such date:

         (a) Documents. With respect to a request for a Loan, Agent shall have received in accordance with the provisions of Section 2.01(b) hereof or Section
2.10 hereof (as applicable), an original and duly executed Notice of Borrowing. With respect to a request for a Letter of Credit, Agent and Issuing Bank shall have received in accordance with the provisions of Section 2.09(b) hereof, an original and duly executed Letter of Credit Application together with such other documents as shall be required under Section 2.09(b) hereof.

         (b) Additional Matters. As of the Funding Date for any Loan or the issuance date of any Letter of Credit and after giving effect to the Loans and/or Letters of Credit being requested:

         (i) Representations and Warranties. All of the representations and warranties contained in this Agreement and in any other Loan Document (other than representations and warranties which expressly speak only as of a different date) shall be true and correct in all material respects on and as of such Funding Date or issuance date, as though made on and as of such date;

         (ii) No Default. No Event of Default or Unmatured Event of Default shall have occurred and be continuing or would result from the making of the requested Loan or issuance for the requested Letter of Credit and all of the financial covenants contained in Articles VIII and IX shall be satisfied;

         (iii) No Material Adverse Change. No change shall have occurred which shall have a Material Adverse Effect; and

         (iv) Closing Date. The Closing Date shall have occurred.

Each submission by Borrower to Agent of a Notice of Borrowing with respect to a Loan or a request for a Letter of Credit and the acceptance by Borrower of the proceeds of each such Loan made hereunder or the issuance of such Letter of Credit hereunder shall constitute a representation and warranty by Borrower as of the Funding Date in respect of such Loan or the date such Letter of Credit is issued that all the conditions contained in this Section 4.02 have been satisfied.

                                   ARTICLE V.
                         REPRESENTATIONS AND WARRANTIES

         5.01. Representations and Warranties as to Borrower. Borrower hereby represents and warrants to Agent, Swingline Lender, Issuing Lender and Lenders as follows:

         (a) Organization; Partnership Powers. Borrower (i) is a limited partnership duly organized, validly existing and in good standing under the laws of the jurisdiction of its formation, (ii) is duly qualified to do business as a foreign limited partnership and in good standing under the laws of each jurisdiction in which the nature of its business requires it to be so qualified, except for those jurisdictions where failure to so qualify and be in good standing would not have a Material Adverse Effect and (iii) has all requisite partnership power and authority to own, operate and encumber its property and assets and to conduct its business as presently conducted and as proposed to be conducted in connection with and following the consummation of the transactions contemplated by the Loan Documents.

         (b) Authority. Borrower has the requisite partnership power and authority to execute, deliver and perform each of the Loan Documents to which it is or will be a party. The execution, delivery and performance thereof, and the consummation of the transactions contemplated thereby, have been duly approved by the general partner of Borrower, and no other partnership proceedings or authorizations on the part of Borrower or its general or limited partners are necessary to consummate such transactions. Each of the Loan Documents to which Borrower is a party has been duly executed and delivered by Borrower and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, subject to bankruptcy, insolvency and other laws affecting creditors' rights generally and general equitable principles.

         (c) Ownership of Borrower. Schedule 5.01 (c) sets forth the general partners of Borrower and their respective ownership percentages as of the date hereof. Except as set forth in the partnership agreement of Borrower, no partnership interests (or any securities, instruments, warrants, option or purchase rights, conversion or exchange rights, calls, commitments or claims of any character convertible into or exercisable for partnership interests) of Borrower are subject to issuance under any security, instrument, warrant, option or purchase rights, conversion or exchange rights, call, commitment or claim of any right, title or interest therein or thereto. To Borrower's knowledge, all of the partnership interests in Borrower have been issued in compliance with all applicable Requirements of Law.

         (d) No Conflict. The execution, delivery and performance by Borrower of the Loan Documents to which it is or will be a party, and each of the transactions contemplated thereby, do not and will not (i) conflict with or violate Borrower's limited partnership agreement or Certificate of Limited Partnership or other organizational documents, as the case may be, or the organizational documents of any Subsidiary of Borrower or (ii) conflict with, result in a breach of or constitute (with or without notice or lapse of time or both) a default under any Requirement of Law, Contractual Obligation or Court Order of or binding upon Borrower or any of its Subsidiaries, or require termination of any such Contractual Obligation, the consequences of which conflict or breach or default or termination would have a Material Adverse Effect, or result in or require the creation or imposition of any Lien whatsoever upon any Property (except as contemplated herein).

         (e) Consents and Authorizations. Borrower has obtained all consents and authorizations required pursuant to its Contractual Obligations with any other Person, the failure of which to obtain would have a Material Adverse Effect, and has obtained all consents and authorizations of, and effected all notices to and filings with, any Governmental Authority necessary to allow Borrower to lawfully execute, deliver and perform its obligations under the Loan Documents to which Borrower is a party.

         (f) Governmental Regulation. Borrower is not subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act, the Interstate Commerce Act, the Investment Company Act of 1940 or any other federal or state statute or regulation such that its ability to incur indebtedness is limited or its ability to consummate the transactions contemplated by the Loan Documents is materially impaired.

         (g) Prior Financials. The Consolidated and Combined Balance Sheet as of December 31, 1997, the Consolidated and Combined Statement of Operations for the Year Ended December 31, 1997, and the Consolidated and Combined Statement of Cash Flows for the Year Ended December 31, 1997 of the REIT contained in the Form 10-K Annual Report of the REIT as of December 31, 1997 (the "Pre-Closing Financials") delivered to Agent prior to the date hereof were prepared in accordance with GAAP in effect on the date such Pre-Closing Financials were prepared and fairly present the assets, liabilities and financial condition of the REIT, on a consolidated basis, at such date and the results of its operations and its cash flows, on a consolidated basis, for the period then ended.

         (h) Financial Statements; Projections and Forecasts. Each of the Financial Statements to be delivered to Agent pursuant to Sections 6.01(a) and
(b), (i) has been or will be
as applicable, prepared in accordance with the books and records of the REIT, on a consolidated basis, and (ii) either fairly present, or will fairly present, as applicable, the financial condition of the REIT, on a consolidated basis, at the dates thereof (and, if applicable, subject to normal year-end adjustments) and the results of its operations and cash flows, on a consolidated basis, for the period then ended. Each of the projections delivered to Agent (A) has been, or will be, as applicable, prepared by the REIT and the REIT's financial personnel in light of the past business and performance of the REIT, on a consolidated basis and (B) represent, or will represent, as of the date thereof, the reasonable good faith estimates of such personnel.

         (i) Litigation; Adverse Effects.

         (i) There is no action, suit, proceeding, governmental investigation or arbitration, at law or in equity, or before or by any Governmental Authority, pending, or to the best of Borrower's knowledge, threatened against Borrower or any of its Subsidiaries or any of their respective Properties, in which there is a reasonable possibility of an adverse decision that could have a Material Adverse Effect;

         (ii) Neither Borrower nor any of its Subsidiaries is (A) in violation of any Requirement of Law, which violation has a Material Adverse Effect, or
    (B) subject to or in default with respect to any Court Order which has a Material Adverse Effect.

         (j) No Material Adverse Change. Since December 31, 1997, there has occurred no event which has a Material Adverse Effect.

         (k) Payment of Taxes. All tax returns and reports to be filed by Borrower or any of its Subsidiaries have been timely filed, and all taxes, assessments, fees and other governmental charges shown on such returns have been paid when due and payable, except such taxes, if any, as are reserved against in accordance with GAAP, such taxes as are being contested in good faith by appropriate proceedings or such taxes, the failure to make payment of which when due and payable will not have, in the aggregate, a Material Adverse Effect. Borrower has no knowledge of any proposed tax assessment against Borrower or any of its Subsidiaries that will have a Material Adverse Effect, which is not being actively contested in good faith by such Person.

         (1) Material Adverse Agreements. Neither Borrower nor any of its Subsidiaries is a party to or subject to any Contractual Obligation or other restriction contained in its partnership agreement, certificate of partnership, by-laws, or similar governing documents which has a Material Adverse Effect.

         (m) Performance. Neither Borrower nor any of its Subsidiaries is in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any Contractual Obligation applicable to it, and no condition exists which, with the giving of notice or the lapse of time or both, would constitute a default under such Contractual Obligation in each case, except where the consequences, direct or indirect, of such default or defaults, if any, will not have a Material Adverse Effect.

         (n) Federal Reserve Regulations. No part of the proceeds of the Loan hereunder will be used to purchase or carry any "margin security" as defined in Regulation G or for the purpose of reducing or retiring any indebtedness which was originally incurred to purchase or carry any margin security or for any other purpose which might constitute this transaction a "purpose credit" within the meaning of said Regulation G. Borrower is not engaged primarily in the business of extending credit for the purpose of purchasing or carrying any "margin stock" as defined in Regulation U. No part of the proceeds of the Loan hereunder will be used for any purpose that violates, or which is inconsistent with, the provisions of Regulation X or any other regulation of the Federal Reserve Board.

         (o) Disclosure. Borrower has not intentionally or knowingly withheld any material fact from Agent in regard to any matter raised in the Loan Documents. Notwithstanding the foregoing, with respect to any projections of Borrower's future performance such representations and warranties are made in good faith and to the best judgment of Borrower at the time such projections were made.

         (p) Requirements of Law. To the Borrower's knowledge, Borrower and each of its Subsidiaries are in compliance with all Requirements of Law (including without limitation the Securities Act and the Securities Exchange Act, and the applicable rules and regulations thereunder, state securities law and "Blue Sky"
laws) applicable to them and their respective businesses, in each case, where the failure to so comply will have a Material Adverse Effect.

         (q) Patents, Trademarks, Permits. Etc. Borrower and each of its Subsidiaries owns, is licensed or otherwise has the lawful right to use, or have all permits and other governmental approvals, patents, trademarks, trade names, copyrights, technology, know-how and processes used in or necessary for the conduct of Borrower's or such Subsidiary's business as currently conducted, the absence of which would have a Material Adverse Effect. To Borrower's knowledge, the use of such permits and other governmental approvals, patents, trademarks, trade names, copyrights, technology, know-how and processes by Borrower or such Subsidiary does not infringe on the rights of any Person, subject to such claims and infringements as do not, in the aggregate, have a Material Adverse Effect.

         (r) Environmental Matters. To the knowledge of Borrower, except as would not have a Material Adverse Effect and except as set forth on Schedule 5.01(r), (i) the Property and operations of Borrower and each of its Subsidiaries comply in all material respects with all applicable Environmental Laws; (ii) none of the Property or operations of Borrower or any of its Subsidiaries are subject to any Remedial Action or other Liabilities and Costs arising from the Release or threatened Release of a Contaminant into the environment or from the violation of any Environmental Laws, which Remedial Action or other Liabilities and Costs would have a Material Adverse Effect;
(iii) neither Borrower nor any of its Subsidiaries has filed any, notice under applicable Environmental Laws reporting a Release of a Contaminant into the environment in violation of any Environmental Laws, except as the same may have been heretofore remedied; (iv) there is not now, nor to Borrower's knowledge has there ever been, on or in the Property of Borrower or any of its Subsidiaries (except in compliance in all material respects with all applicable Environmental Laws): (A) any underground storage tanks. (B) any asbestos-containing material, (C) any polychlorinated biphenyls (PCB's) used in hydraulic oils, electrical transformers or other equipment, (D) any petroleum hydrocarbons or (E) any chlorinated or halogenated solvents; and (v) neither Borrower nor any of its Subsidiaries has received any notice or claim to the effect that it is or may be liable to any Person as a result of the Release or threatened Release of a Contaminant into the environment.

         (s) ERISA. None of the REIT, Borrower or any Agreement Party is an "employee pension benefit plan" as defined in Section 3(2) of ERISA, an "employee welfare benefit plan" as defined in Section 3(l) of ERISA, a "multiemployer plan" as defined in Sections 4001(a)(3) or 3(37) of ERISA or a "plan" as defined in Section 4975(e)(1) of the Internal Revenue Code. Except for a prohibited transaction arising solely because of a Lender's breach of the covenant set forth in Section 11.23, none of the Obligations, any of the Loan Documents or the exercise of any of the Agent's or Lenders' rights in connection therewith constitutes a prohibited transaction under ERISA or the Internal Revenue Code (which is not exempt from the restrictions of Section 406 of ERISA and the taxes and penalties imposed by Section 4975 of the Internal Revenue Code and Section 502(i) of ERISA) or otherwise results in a Lender, the Agent or the Lenders being deemed in violation of Sections 404 or 406 of ERISA or Section 4975 of the Internal Revenue Code or will by itself result in a Lender, the Agent or the Lenders being a fiduciary or party in interest under ERISA or a "disqualified person" as defined in Section 4975(e)(2) of the Internal Revenue Code with respect to an "employee benefit plan" within the meaning of Section 3(3) of ERISA or a "plan" within the meaning of Section 4975(e)(1) of the Internal Revenue Code. No assets of the REIT, Borrower or any Agreement Party constitute "assets" (within the meaning of 29 C.F.R. ss. 2510.3-101 or any successor regulation thereto) of an "employee benefit plan" within the meaning of Section 3(3) of ERISA or a "plan" within the meaning of Section 4975(e)(1) of the Internal Revenue Code.

         Each Borrower Plan is in compliance with ERISA and the applicable provisions of the Internal Revenue Code in all respects except where the failure to comply would not have a Material Adverse Effect. There are no claims (other than claims for benefits in the normal course), actions or lawsuits asserted or instituted against, and none of Borrower, the REIT, any of the Material Subsidiaries or any of their ERISA Affiliates has knowledge of any threatened litigation or claims against the assets of any Borrower Plan or against any fiduciary of such Borrower Plan with respect to the operation of such Borrower Plan which could have a Material Adverse Effect. No liability to the PBGC has been, or is likely to be, incurred by Borrower, the REIT, any of the Material Subsidiaries or their ERISA Affiliates other than such liabilities which, in the aggregate, would not have a Material Adverse Effect. None of Borrower, the REIT, any of the Material Subsidiaries or any of their ERISA Affiliates is now contributing to or has ever contributed to or been obligated to contribute to any Multiemployer Plan, no employees or former employees of Borrower, the REIT, any of the Material Subsidiaries or any of their ERISA Affiliates have been covered by any Multiemployer Plan in respect of their employment by Borrower or such Material Subsidiary or such ERISA Affiliate. None of Borrower, the REIT, any of the Material Subsidiaries or any of their ERISA Affiliates has engaged in a "prohibited transaction," as such term is defined in Section 4975 of the Internal Revenue Code or in a transaction subject to the prohibitions of Section 406 of ERISA, in connection with any Benefit Plan or Welfare Plan which would subject Borrower, the REIT. any of the Material Subsidiaries or any of their ERISA Affiliates (after giving effect to any exemption) to the tax or penalty on prohibited transactions imposed by Section 4975 of the Internal Revenue Code, Section 502 of ERISA or any other liability under ERISA which tax, penalty or other liability would have a Material Adverse Effect. None of the Benefit Plans subject to Title IV of ERISA has any material Unfunded Pension Liability as to which Borrower, the REIT, any of the Material Subsidiaries or any of their ERISA Affiliates is or may be liable, which liability would have a Material Adverse Effect.

         (t) Solvency. Borrower is and will be Solvent after giving effect to the disbursements of the Loans and the payment and accrual of all fees then payable.

         (u) Title to Assets; No Liens. Borrower has good, indefeasible and merchantable title to the Property owned or leased by it, and all such Property is free and clear of all Liens, except Permitted Liens and Liens permitted by
Section 8.01(b).

         (v) Use of Proceeds. Borrower's use of the proceeds of the Loans are, and will continue to be, legal and proper uses (and to the extent necessary, duly authorized by Borrower's partners) and such uses are consistent with all applicable laws and statutes and Section 7.01(i).

         (w) Subsidiaries and Investment Affiliates. Each Subsidiary and Investment Affiliate as of the date hereof is set forth on Schedule 5.01(w).
Schedule 5.01(w) sets forth the ownership of each such Subsidiary and Investment Affiliate and the material Property owned by such Person as of the date hereof.

         (x) Year 2000. Based on a recent assessment, Borrower determined that a majority of its applications will function properly with respect to dates in the Year 2000 and thereafter. Borrower has initiated formal communications with all of its significant suppliers to determine the extent to which Borrower's interface systems are vulnerable to those third parties' failure to remediate their own Year 2000 issues. Borrower's total Year 2000 project cost and estimate to complete do not include the estimated costs and time associated with the impact of third party Year 2000 issues. There can be no guarantee that the systems of other companies on which Borrower's systems rely will be timely converted and would not have an adverse effect on 'Borrower's systems. Borrower anticipates completing its Year 2000 project no later than December 31, 1998, which is prior to any impact on its operating systems. The total cost of the Year 2000 project is estimated to be immaterial assuming third parties remediate their own Year 2000 issues. This assumption is based on management's best estimates, which were derived utilizing numerous assumption of future events, and there can be no guarantee that these estimates will be achieved and actual results could differ materially from those anticipated.

         5.02. Representations and Warranties as to the REIT. The REIT hereby represents and warrants to Agent, Swingline Lender, Issuing Lender and Lenders as follows:

         (a) Organization; Corporate Powers. The REIT (i) is a corporation duly organized, validly existing and in good standing under the laws of the State of Maryland, (ii) is duly qualified to do business as a foreign corporation and in good standing under the laws of each jurisdiction in which the nature of its business requires it to be so qualified, except for those jurisdictions where failure to so qualify and be in good standing will not have a Material Adverse Effect, and (iii) has all requisite corporate power and authority to own, operate and encumber its property and assets and to conduct its business as presently conducted and as proposed to be conducted in connection with and following the consummation of the transactions contemplated by the Loan Documents.

         (b) Authority. The REIT has the requisite corporate power and authority to execute, deliver and perform each of the Loan Documents to which it is or will be a party. The execution, delivery and performance thereof, and the consummation of the transactions contemplated thereby, have been duly approved by the Board of Directors of the REIT, and no other corporate proceedings on the part of the REIT are necessary to consummate such transactions. Each of the Loan Documents to which the REIT is a party has been duly executed and delivered by the REIT and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, subject to bankruptcy, insolvency and other laws affecting creditors' rights generally and general equitable principles.

         (c) No Conflict. The execution, delivery and performance by the REIT of the Loan Documents to which it is a party, and each of the transactions contemplated thereby, do not and will not (i) conflict with or violate its Articles or Certificate of Incorporation or by-laws, or other organizational documents, as the case may be, or the organizational documents of Borrower or any Subsidiary, (ii) conflict with, result in a breach of or constitute (with or without notice or lapse of time or both) a default under any Requirement of Law, Contractual Obligation or Court Order of the REIT, Borrower or any Subsidiary, or require termination of any such Contractual Obligation, the consequences of which conflict or breach or default or termination will have a Material Adverse Effect, or result in or require the creation or imposition of any Lien whatsoever upon any of its Property, or (iii) require any approval of the stockholders of the REIT.

         (d) Consents and Authorizations. The REIT has obtained all consents and authorizations required pursuant to its Contractual Obligations with any other Person, the failure of which to obtain would have a Material Adverse Effect, and has obtained all consents and authorizations of, and effected all notices to and filings with, any Governmental Authority necessary to allow the REIT to lawfully execute, deliver and perform its obligations under the Loan Documents to which the REIT is a party.

         (e) Governmental Regulation. The REIT is not subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act, the Interstate Commerce Act, the Investment Company Act of 1940 or any other federal or state statute or regulation such that its ability to incur indebtedness is limited or its ability to consummate the transactions contemplated by the Loan Documents is materially impaired.

         (f) Capitalization. To the REIT's knowledge, all of the capital stock of the REIT has been issued in compliance with all applicable Requirements of Law.

         (g) Litigation; Adverse Effects.

         (i) There is no action, suit, proceeding, governmental investigation or arbitration, at law or in equity, or before or by any Governmental Authority, pending, or to best of the REIT's knowledge, threatened against the REIT, any of its Subsidiaries or any of their respective Properties in which there is a reasonable possibility of an adverse decision that could have a Material Adverse Effect.

         (ii) , Neither the REIT nor any of its Subsidiaries is (A) in violation of any applicable Requirement of Law, which violation has a Material Adverse Effect, or (B) subject to or in default with respect to any Court Order which has a Material Adverse Effect.

         (h) Payment of Taxes. All tax returns and reports to be filed by the REIT or any of its Subsidiaries have been timely filed, and all taxes, assessments, fees and other governmental charges shown on such returns have been paid when due and payable, except such taxes, if any, as are reserved against in accordance with GAAP, such taxes as are being contested in good faith by appropriate proceedings or such taxes, the failure to make payment of which when due and payable would not have, in the aggregate, a Material Adverse Effect. The REIT has no knowledge of any proposed tax assessment against the REIT or any of its Subsidiaries that would have a Material Adverse Effect, which is not being actively contested in good faith by the REIT or such Subsidiary.

         (i) Material Adverse Agreements. The REIT is not a party to or subject to any Contractual Obligation or other restriction contained in its charter, by-laws, or similar governing documents which has a Material Adverse Effect.

         (j) Performance. Neither the REIT nor any of its Subsidiaries is in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any Contractual Obligation applicable to it, and no condition exists which, with the giving of notice or the lapse of time or both, would constitute a default under such Contractual Obligation in each case, except where the consequences, direct or indirect, of such default or defaults, if any, would not have a Material Adverse Effect.

         (k) Securities Activities. The REIT is not engaged principally in the business of extending credit for the purpose of purchasing or carrying any "margin stock" (as defined in Regulation U).

         (l) Disclosure. The REIT has not intentionally or knowingly withheld any material fact from Agent in regard to any matter raised in the Loan Documents. Notwithstanding the foregoing, with respect to any projections of the REIT's future performance such representations and warranties are made in good faith and to the best judgment of the management of the REIT at the time such projections were made.

         (m) Requirements of Law. To the REIT's knowledge, the REIT and each of its Subsidiaries are in compliance with all Requirements of Law (including without limitation the Securities Act and the Securities Exchange Act, and the applicable rules and regulations thereunder, state securities law and "Blue Sky"
laws) applicable to them and their respective businesses, in each case, where the failure to so comply would have a Material Adverse Effect. After giving effect to all filings made simultaneously with the Closing Date, the REIT has made all filings with and obtained all consents of the Commission required under the Securities Act and the Securities Exchange Act in connection with the execution, delivery and performance by the REIT of the Loan Documents to which it is a party.

         (n) Patents, Trademarks, Permits, Etc. The REIT and each of its Subsidiaries own, are licensed or otherwise have the lawful right to use, or have all permits and other governmental approvals, patents, trademarks, trade names, copyrights, technology, know-how and processes used in or necessary for the conduct of the REIT's or such Subsidiary's business as currently conducted, the absence of which would have a Material Adverse Effect. To the REIT's knowledge, the use of such permits and other governmental approvals, patents, trademarks, trade names, copyrights, technology, know-how and processes by the REIT or such subsidiary does not infringe on the rights of any Person, subject to such claims and infringements as do not, in the aggregate, have a Material Adverse Effect.

         (o) Environmental Matters. To the knowledge of the REIT, except as would not have a Material Adverse Effect and except as set forth on Schedule
5.01 (r), (i) the Property and operations of the REIT and each of its Subsidiaries comply in all material respects with all applicable Environmental Laws; (ii) none of the Property or operations of the REIT or any of its Subsidiaries are subject to any Remedial Action or other Liabilities and Costs arising from the Release or threatened Release of a Contaminant into the environment or from the violation of any Environmental laws, which Remedial Action or other Liabilities and Costs would have a Material Adverse Effect;
(iii) neither the REIT nor any of its Subsidiaries has filed any notice under applicable Environmental Laws reporting a Release of a Contaminant into the environment in violation of any Environmental Laws, except as the same may have been heretofore remedied; (iv) there is not now, nor to the REIT's knowledge has there ever been, on or in the Property of the REIT or any of its Subsidiaries (except in compliance in all material respects with all applicable
Environmental Laws): (A) any underground storage tanks, (B) any asbestos containing material, (C) any polychlorinated biphenyls (PCB's) used in hydraulic oils, electrical transformers or other equipment, (D) any petroleum hydrocarbons or (E) any chlorinated or halogenated solvents; and (v) neither the REIT nor any of its Subsidiaries has received any notice or claim to the effect that it is or may be liable to any Person as a result of the Release or threatened Release of or Contaminant into the environment.

         (p) Solvency. The REIT is and will be Solvent after giving effect to the disbursement of the Loans and the payment of all fees then payable.

         (q) Status as a REIT. The REIT (i) is a real estate investment trust as defined in Section 856 of the Internal Revenue Code (or any successor provision thereto), (ii) has not revoked its election to be a real estate investment trust, (Iii) has not engaged in any "prohibited transactions" as defined in Section 856(b)(6)(iii) of the Internal Revenue Code (or any successor provision thereto), except for the transfer of manufactured home inventory from Borrower to Realty Systems, Inc., a Delaware corporation (provided that such transfer does not adversely affect the REIT's status as a real estate investment trust under the Internal Revenue Code), and (iv) for its current "tax year" (as defined in the Internal Revenue Code) is and for all prior tax years subsequent to its election to be a real estate investment trust has been entitled to a dividends paid deduction which meets the requirements of
Section 857 of the Internal Revenue Code.

         (r) Ownership. The REIT does not own any Property or have any interest in any Person, other than as set forth on Schedule 5.01(w).

         (s) Listing. The common stock of the REIT is and will continue to be listed for trading and traded on either the New York Stock Exchange or American Stock Exchange.

         (t) Year 2000. Based on a recent assessment, the REIT determined that a majority of its applications will function properly with respect to dates in the Year 2000 and thereafter. The REIT has initiated formal communications with all of its significant suppliers to determine the extent to which the REIT's interface systems are vulnerable to those third parties' failure to remediate their own Year 2000 issues. The REIT's total Year 2000 project cost and estimate to complete do not include the estimated costs and time associated with the impact of third party Year 2000 issues. There can be no guarantee that the systems of other companies on which the REIT's systems rely will be timely converted and would not have an adverse effect on the REIT's systems. The REIT anticipates completing its Year 2000 project no later than December 31, 1998, which is prior to any impact on its operating systems. The total cost of the Year 2000 project is estimated to be immaterial assuming third parties remediate their own Year 2000 issues. This assumption is based on management's best estimates, which were derived utilizing numerous assumption of future events, and there can be no guarantee that these estimates will be achieved and actual results could differ materially from those anticipated.

                                   ARTICLE VI.
                               REPORTING COVENANTS

         Borrower covenants and agrees that, on and after the date hereof, until payment in full of all of the Obligations, the expiration of the Commitments and termination of this Agreement:

         6.01. Financial Statements and Other Financial and Operating Information. Borrower shall maintain or cause to be maintained a system of accounting established and administered in accordance with sound business practices and consistent with past practice to permit preparation of quarterly and annual financial statements in conformity with GAAP. Borrower shall deliver or cause to be delivered to Agent with copies for each Lender:

         (a) Quarterly Financial Statements Certified by CFO. As soon as practicable. and in any event within fifty (50) days after the end of each Fiscal Quarter, except the last fiscal

Quarter of a Fiscal Year, consolidated balance sheets, statements of income and expenses and statements of cash flow (collectively, "Financial Statements") for the REIT, on a consolidated basis, in the form provided to the Commission on the REIT's Form 10-Q and certified by the REIT's chief financial officer.

          (b) Annual Financial Statements. Within one hundred and twenty (120) days after the close of each Fiscal Year, annual Financial Statements of the REIT, on a consolidated basis (in the form provided to the Commission on the REIT's Form 10K), audited and certified without qualification by the Accountants.

          (c) Officer's Certificate of Borrower. (i) Together with each delivery of any Financial Statement pursuant to clauses (a) and (b) above, an Officer's Certificate of the REIT, stating that (A) the executive officer who is the signatory thereto, which officer shall be the chief executive officer or the chief financial officer of the REIT, has reviewed, or caused under his supervision to be reviewed, the terms of this Agreement and the other Loan Documents, and has made, or caused to be made under his supervision, a review in reasonable detail of the transactions and condition of Borrower, the REIT, the Subsidiaries, and the Agreement Parties, during the accounting period covered by such Financial Statements, and that such review has not disclosed the existence during or at the end of such accounting period, and that the signers do not have knowledge of the existence as of the date of the Officer's Certificate, of any condition or event which constitutes an Event of Default or Unmatured Event of Default, or, if any such condition or event existed or exists, specifying the nature and period of existence thereof and what action has been taken, is being taken and is proposed to be taken with respect thereto and (B) such Financial Statements have been prepared in accordance with the books and records of the REIT, on a consolidated basis, and fairly present the financial condition of the REIT, on a consolidated basis, at the date thereof (and, if applicable, subject to normal year-end adjustments) and the results of operations and cash flows, on a consolidated basis, for the period then ended; and (ii) together with each delivery pursuant to clauses (a) and (b) above, a Compliance Certificate demonstrating, in reasonable detail (which detail shall include actual calculations), compliance during and at the end of such accounting periods with the financial covenants contained in 8.01(d) and 8.01(k) and Article IX.

          (d) Knowledge of Event of Default. Promptly upon Borrower obtaining knowledge (i) of any condition or event which constitutes an Event of Default or Unmatured Event of Default, or (ii) of any condition or event which has a Material Adverse Effect, an Officer's Certificate specifying the nature and period of existence of any such condition or event and the nature of such claimed Event of Default, Unmatured Event of Default, event or condition, and what action Borrower, the REIT or the Agreement Party, as the case may be, has taken, is taking and proposes to take with respect thereto.

          (e) Litigation, Arbitration or Government Investigation. Promptly upon Borrower obtaining knowledge of (i) the institution of, or threat of, any material action, suit, proceeding, governmental investigation or arbitration against or affecting Borrower, any Agreement Party, the REIT, any Subsidiary or any of their Property not previously disclosed in writing by Borrower to Agent pursuant to this Section 6.01 (f). or (ii) any material development in any action, suit, proceeding, governmental investigation or arbitration already disclosed, in which, in either case, there is a reasonable possibility of an adverse decision that could have a Material Adverse Effect, a notice thereof to Agent and such other information as may be reasonably available to it to enable Agent and its counsel to evaluate such matters.

          (f) Failure of the REIT to Qualify as Real Estate Investment Trust. Promptly upon, and in any event within forty-eight (48) hours after Borrower first has knowledge of (i) the REIT failing to continue to qualify as a real estate investment trust as defined in Section 856 of the Internal Revenue Code (or any successor provision thereof), (ii) any act by the REIT causing its election to be taxed as a real estate investment trust to be terminated, (iii) any act causing the REIT to be subject to the taxes imposed by Section 857(b)(6) of the Internal Revenue Code (or any successor provision thereto), (iv) the REIT failing to be entitled to a dividends paid deduction which meets the requirements of Section 857 of the Internal Revenue Code, or (v) any challenge by the IRS to the REIT's status as a real estate investment trust, a notice of any such occurrence or circumstance.

          (g) Management Reports. Upon and after the occurrence of an Event of Default, copies of any management reports prepared by the Accountants as soon as available.

          (h) Property Changes. Notice of any material acquisition, disposition, merger, or purchase by the REIT, Borrower, any Subsidiary or any Agreement Party no later than ten (10) days after the consummation thereof, specifying the nature of the transaction in reasonable detail.

          (i) Other Information. Such other information, reports, contracts, schedules, lists, documents, agreements and instruments in the possession of the REIT, Borrower, any Subsidiary, or any Agreement Party with respect to the business, financial condition, operations, performance, or properties of Borrower, the REIT, any Subsidiary, or any Agreement Party, as Agent may, from time to time, reasonably request, including without limitation, annual information with respect to cash flow projections, budgets, operating statements (current year and immediately preceding year), rent rolls, lease expiration reports, leasing status reports, note payable summaries, bullet note summaries, equity funding requirements, contingent liability summaries, line of credit summaries, line of credit collateral summaries, wrap note or note receivable summaries, schedules of outstanding letters of credit, summaries of cash and Cash Equivalents, projections of management and leasing fees and overhead budgets, each in the form customarily prepared by the REIT or Borrower. If Borrower fails to provide Agent with information requested from Borrower within the time periods provided for herein, or if no time periods are provided for, within ten (10) Business Days after Agent requests such information, and provided that Agent gives Borrower reasonable prior notice and an opportunity to participate, Borrower hereby authorizes Agent to communicate with the Accountants and authorizes the Accountants to disclose to Agent any and all financial statements and other information of any kind, including copies of any management letter or the substance of any oral information, that such Accountants may have with respect to the collateral or the financial condition. operations, properties, performance and prospects of Borrower, the REIT, any Subsidiary, or any Agreement Party. Concurrently therewith, Agent will notify Borrower of any such communication. At Agent's request, Borrower shall deliver a letter addressed to the Accountants instructing them to disclose such information in compliance with this Section 6.01(s).

          6.02. Press Releases; SEC Filings and Financial Statements. The REIT and Borrower will deliver to the Agent as soon as practicable after public release all press releases concerning the REIT or Borrower. The REIT and Borrower will deliver to Agent as soon as practicable after filing with the Commission, all reports and notices, proxy statements, registration statements and prospectuses. All materials sent or made available generally by the REIT to the holders of its publicly-held Securities or to a trustee under any indenture or filed with the Commission, including all periodic reports required to be filed with the Commission, will be delivered to Agent as soon as available.

          6.03. Environmental Notices. Except for events or occurrences that will not result in a Material Adverse Effect, Borrower shall notify Agent, in writing, as soon as practicable, and in any event within ten (10) days after Borrower's learning thereof, of any: (a) written notice or claim to the effect that Borrower, any Agreement Party, the REIT, or any Subsidiary is or may be liable to any Person as a result of the Release or threatened Release of any Contaminant into the environment; (b) written notice that Borrower, any Agreement Party, the REIT, or any Subsidiary is subject to investigation by any Governmental Authority evaluating whether any Remedial Action is needed to respond to the Release or threatened Release of any Contaminant into the environment; (c) written notice that any Property of Borrower, any Agreement Party, the REIT, or any Subsidiary is subject to an Environmental Lien; (d) written notice of violation to Borrower, any Agreement Party, the REIT, or any REIT Subsidiary or awareness of a condition which might reasonably result in a notice of violation of any Environmental Laws by Borrower, the REIT, any REIT Subsidiary or any Agreement Party; (e) commencement or written threat of any judicial or administrative proceeding alleging a violation by Borrower, the REIT, any Subsidiary or any Agreement Party of any Environmental Laws; or (f) written notice received directly from a Governmental Authority of any changes to any existing Environmental Laws.

          6.04. Qualifying Unencumbered Properties. Borrower may from time to time but no more frequently than quarterly deliver notice to the Agent stating that Borrower intends to designate a Property to become a Qualifying Unencumbered Property. Such notice shall (i) set forth the name of such Property (or, if such Property has no name, such notice shall otherwise identify such Property), and (ii) be accompanied by a statement of income, certified by the chief financial officer of Borrower, for each such Property for the then most recently completed Fiscal Quarter (or, if such statement of income is unavailable, a pro forma financial statement setting forth the Net Operating Income with respect to such Property for the then current Fiscal Quarter). If any such Property meets the requirements set forth in the definition of "Qualifying Unencumbered Properties" and the Agent fails to deliver written notice to Borrower stating that the Requisite Lenders have disapproved the designation of such Property as a Qualifying Unencumbered Property (it being understood that such notice shall provide Borrower with information regarding why such designation was disapproved by the Requisite Lenders and that the Requisite Lenders will not unreasonably disapprove such designation) within twenty (20) days after receipt of such information by Agent, such Property shall become a Qualifying Unencumbered Property.

                                  ARTICLE VII.
                              AFFIRMATIVE COVENANTS


          Borrower covenants and agrees that, on and after the date hereof, until payment in full of all of the Obligations, the expiration of the Commitments and termination of this Agreement:

          7.01. With respect to Borrower:

          (a) Existence. Borrower shall, and shall cause each of its Subsidiaries to, at all times maintain its and their respective partnership limited liability company, trust or corporate existence, as applicable, and preserve and keep in full force and effect its and their respective rights and franchises unless the failure to maintain such rights and franchises does not have a Material Adverse Effect. Borrower shall maintain its status as a limited partnership.

          (b) Qualification. Borrower shall, and shall cause each of its Subsidiaries to, qualify and remain qualified to do business in each jurisdiction in which the nature of its and their businesses require them to be so qualified except for those jurisdictions where failure to so qualify does not have a Material Adverse Effect.

          (c) Compliance with Laws, Etc. Borrower shall, and shall cause each of its Subsidiaries to, (i) comply with all Requirements of Law and Contractual Obligations, and all restrictive covenants affecting Borrower and its Subsidiaries or their respective properties, performance, assets or operations, and (ii) obtain as needed all Permits necessary for its and their respective operations and maintain such in good standing, except in each of the foregoing cases where the failure to do so will not have a Material Adverse Effect or expose Agent or Lenders to any material liability therefor.

          (d) Payment of Taxes and Claims. (a) Borrower shall, and shall cause each of its Subsidiaries to, pay (i) all taxes, assessments and other governmental charges imposed upon it or them or on any of its or their respective properties or assets or in respect of any of its or their respective franchises, business, income or property before any penalty or interest accrues thereon, the failure to make payment of which in such time periods will have a Material Adverse Effect, and (ii) all claims (including, without limitation, claims for labor, services, materials and supplies) which have become due and payable and which by law have or may become a Lien (other than a Permitted Lien) upon any of its or their respective properties or assets, prior to the time when any penalty or fine shall be incurred with respect thereto, the failure to make payment of which will have a Material Adverse Effect; provided, however, that no such taxes, assessments, and governmental charges referred to in clause (i) above or claims referred to in clause (ii) above need be paid if being contested in good faith by appropriate proceedings promptly instituted and diligently conducted and if adequate reserves shall have been set aside therefor in accordance with GAAP.

          (e) Maintenance of Properties; Insurance. Borrower shall, and shall cause each of its Subsidiaries to, maintain in good repair, working order and condition, excepting ordinary wear and tear, all of its and their respective Property (personal and real) and will make or cause to be made all appropriate repairs, renewals and replacements thereof, in each case where the failure to so maintain, repair, renew or replace will have a Material Adverse Effect. Borrower shall, and shall cause each of its Subsidiaries to, maintain with insurance companies that have a Best Rating of "A- VII" or higher or other insurance companies reasonably acceptable to Agent that have similar financial resources and stability, which companies shall be qualified to do business in the states where such Property is located, the insurance policies and programs reasonably acceptable to Agent insuring all property and assets material to the operations of Borrower and each of its Subsidiaries against loss or damage by fire, theft, burglary, pilferage and loss in transit and business interruption, together with such other hazards as is reasonably consistent with prudent industry practice, and maintain liability insurance consistent with prudent industry practice with financially sound insurance companies qualified to do business in the states where such property is located. The insurance policies shall provide that they cannot be terminated or materially modified unless Agent receives thirty (30) days prior written notice of said termination or modification. At Agent's reasonable request, Borrower shall furnish evidence of replacement costs, without cost to Agent, such as are regularly and ordinarily made by insurance companies to determine the then replacement cost of the improvements on any Property of Borrower or any of its Subsidiaries. In the event Borrower fails to cause insurance to be carried as aforesaid, Agent shall have the right (but not the obligation), with the consent of Requisite Lenders, to place and maintain insurance required to be maintained hereunder and treat the amounts expended therefor as additional Obligations, payable on demand; provided, however that Agent shall give Borrower five (5) days' prior notice of Agent's intent to place or maintain such insurance during which time Borrower shall have the opportunity to obtain such insurance. All of the insurance policies required hereunder shall be in form and substance reasonably satisfactory to Agent. Agent hereby agrees that Borrower may use blanket policies to satisfy the requirements of this
Section 7.01(e), approves the issuer, form and content of all insurance policies CURRENTLY carried by Borrower and agrees that such insurance satisfies the requirements of this Section 7.01(e). Furthermore, Agent agrees that it will not be unreasonable in exercising any right hereunder to require Borrower to modify, alter or supplement its insurance policies or coverage or in exercising any right it may have hereunder to approve any changes Borrower may hereafter make with respect to its insurance.

          (f) Inspection of Property; Books and Records. Borrower shall permit and shall cause each of the REIT, each Subsidiary, and each Agreement Party to, upon reasonable prior notice by Agent to Borrower, permit any authorized representative(s) designated by Agent to visit and inspect any of its properties including inspection of financial and accounting records and leases, and to make copies and take extracts therefrom, all at such times during normal business hours and as often as Agent may reasonably request. In connection therewith, Borrower shall pay all reasonable expenses of the types described in Section
12.01. Borrower shall keep, and shall cause each of, the REIT, each Subsidiary and each Agreement Party to keep proper books of record and account in conformity with GAAP, as modified and as otherwise required by this Agreement and applicable Requirements of Law.

          (g) Maintenance of Licenses, Permits, Etc. Borrower shall, and shall cause each of its Subsidiaries to, maintain in full force and effect all licenses, permits, governmental approvals, franchises, patents, trademarks, trade names, copyrights, authorizations or other rights necessary for the operation of their respective businesses, except where the failure to obtain any of the foregoing would not have a Material Adverse Effect; and notify Agent in writing, promptly after learning thereof, of the suspension, cancellation, revocation or discontinuance of or of any pending or threatened action or proceeding seeking to suspend, cancel, revoke or discontinue any such material license, permit, patent, trademark, trade name, copyright, governmental approval, franchise authorization or right, except where the suspension, cancellation, revocation or discontinuance would not have a Material Adverse Effect.

          (h) Conduct of Business. Except for Permitted Holdings and other investments permitted under Section 8.01(c), Borrower shall engage only in the business of owning, operating and developing manufactured home communities, whether directly or through its Subsidiaries.

          (i) Use of Proceeds. Borrower shall use the proceeds of each Loan only for general partnership purposes in accordance with the provisions of this Agreement. Notwithstanding anything contained in this Agreement to the contrary, no Swingline Loan shall be used more than once for the purpose of refinancing another Swingline Loan, in whole or part.

          (j) Further Assurance. Borrower shall take and shall cause its Subsidiaries and each Agreement Party to take all such further actions and execute all such further documents and instruments as Agent may at any time reasonably determine to be necessary or advisable to (i) correct any technical defect or technical error that may be discovered in any Loan Document or in the execution, acknowledgment or recordation thereof, and (ii) cause the execution, delivery and performance of the Loan Documents to be duly authorized.

          7.02. With respect to the REIT:

          (a) Corporate Existence. The REIT shall, and shall cause each of its Subsidiaries to, at all times maintain its and their respective partnership or corporate existence, as applicable, and preserve and keep in full force and effect its and their respective rights and franchises unless the failure to maintain such rights and franchises will not have a Material Adverse Effect.

          (b) Qualification, Name. The REIT shall, and shall cause each of its Subsidiaries to, qualify and remain qualified to do business in each juris-diction in which the nature of its and their businesses requires them to be so qualified except for those jurisdictions where failure to so qualify does not have a Material Adverse Effect. The REIT will transact business solely in its own name.

          (c) Securities Law Compliance. The REIT shall comply in all material respects with all rules and regulations of the Commission and file all reports required by the Commission relating to the REIT's publicly-held Securities.

          (d) Continued Status as a REIT; Prohibited Transactions. The REIT (i) will continue to be a real estate investment trust as defined in Section 856 of the Internal Revenue Code (or any successor provision thereto), (ii) will not revoke its election to be a real estate investment trust, (iii) will not engage in any "prohibited transactions" as defined in Section 856(b)(6)(iii) of the Internal Revenue Code (or any successor provision thereto), and (iv) will do all acts necessary to continue to be entitled to a dividend paid deduction meeting the requirements of Section 857 of the Internal Revenue Code.

          (e) NYSE Listed Company. The REIT shall cause its common stock at all times to be listed for trading and be traded on the New York Stock Exchange or American Stock Exchange.

          (f) Compliance with Laws, Etc. The REIT shall, and shall cause each of its Subsidiaries to, (i) comply with all Requirements of Law and Contractual Obligations, and all restrictive covenants affecting the REIT and its Subsidiaries or their respective properties, performance, prospects, assets or operations, and (ii) obtain as needed all Permits necessary for its and their respective operations and maintain such in good standing, except in each of the foregoing cases where the failure to do so will not have a Material Adverse Effect.

          (g) Payment of Taxes and Claims. Subject to Section 7.02(d), the REIT shall, and shall cause each of its Subsidiaries to, pay (i) all taxes, assessments and other governmental charges imposed upon it or them or on any of its or their respective properties or assets or in respect of any of its or their respective franchises, business, income or property before any penalty or interest accrues thereon, the failure to make payment of which will have a Material Adverse Effect, and (ii) all claims (including, without limitation, claims for labor, services, materials and supplies) which have become due and payable and which by law have or may become a Lien (other than a Permitted Lien) upon any of its or their respective properties or assets, prior to the time when any penalty or fine shall be incurred with respect thereto, the failure to make payment of which will have a Material Adverse Effect; provided, however, that no such taxes, assessments, and governmental charges referred to in clause (i) above or claims referred to in clause (ii) above need be paid if being contested in good faith by appropriate proceedings promptly instituted and diligently conducted and if adequate reserves shall have been set aside therefor in accordance with GAAP.

                                 ARTICLE VIII.
                               NEGATIVE COVENANTS

          Borrower and the REIT covenant and agree that, on and after the date hereof, until payment in full of all of the Obligations, the expiration of the Commitments and termination of this Agreement:

          8.01. With respect to Borrower:

          (a) Indebtedness. Borrower shall not, and shall not permit any of its Subsidiaries to, directly or indirectly create, incur, assume or otherwise become or remain directly or indirectly liable with respect to, any Indebtedness, except:

          (i) the Obligations;

          (ii) trade debt incurred in the normal course of business; and

          (iii) Indebtedness which, after giving effect thereto, may be incurred or may remain outstanding without giving rise to an Event of Default or Unmatured Event of Default under any provision of Articles VIII and IX.

         (b) Liens. Borrower shall not, and shall not permit any of its Subsidiaries to, directly or indirectly create, incur, assume or permit to exist any Lien on or with respect to any of its Property, except:

          (i) Liens in favor of Agent securing the Obligations;

          (ii) Permitted Liens; and

          (iii) Liens securing Indebtedness permitted to be incurred and remain outstanding pursuant to Section 8.01(a)(iii) which, after giving effect thereto, may be incurred or may remain outstanding without giving rise to an Event of Default or Unmatured Event of Default under any provision of Articles VIII and IX.

         (c) Investments. Borrower shall not, and shall not permit any of its Subsidiaries to, directly or indirectly make or own any Investment except:

          (i) Investments in cash and Cash Equivalents;

          (ii) Permitted Holdings;

          (iii) Investments in Subsidiaries and Investment Affiliates owned as of the Closing Date;

          (iv) Investments permitted pursuant to Section 8.01(e)(v).

          (v) Controlled Partnership Interests which do not constitute Non-Manufactured Home Community Property; and

          (vi) mortgage loans which do not constitute Non-Manufactured Home Community Property and which are either eliminated in the consolidation of the REIT, Borrower and the Subsidiaries or are accounted for as investments in real estate under GAAP.

          (d) Distributions and Dividends. Neither Borrower nor the REIT shall declare or make any dividend or other distribution on account of partnership interests in excess of ninety-five percent (95%) of Funds From Operations in any Fiscal Year; provided, however, that if an Event of Default under Section 10.01(a) shall have occurred, neither Borrower nor the REIT shall declare or make any dividend or other distribution on account of partnership interests in excess of what is required for the REIT to maintain its status as a real estate investment trust as defined in Section 856 of the Internal Revenue Code.

          (e) Restrictions on Fundamental Changes.

          (i) Borrower shall not, and shall not permit any of its Subsidiaries to, enter into any merger, consolidation, reorganization or recapitalization or liquidate, wind-up or dissolve (or suffer any liquidation or dissolution), or discontinue its business.

          (ii) Borrower shall remain a limited partnership with the REIT as its sole general partner.

          (iii) Borrower shall not change its Fiscal Year.

          (iv) Except for Permitted Holdings and other Investments permitted under Section 8.01(c), Borrower shall not engage in any line of business other than ownership, operation and development of manufactured home communities and the provision of services incidental thereto and the brokerage, purchase, and sale of manufactured home units, whether directly or through its Subsidiaries and Investment Affiliates.

          (v) Borrower shall not acquire by purchase or otherwise all or substantially all of the business, property or assets of, or stock or other evidence of beneficial ownership of, any Person, unless after giving effect thereto, Borrower is in pro forma compliance with this Agreement.

         (f) ERISA. Neither Borrower nor the REIT shall, and neither shall permit any Material Subsidiary or any of their ERISA Affiliates to, do any of the following to the extent that such act or failure to act would result in the aggregate, after taking into account any other such acts or failure to act, in a Material Adverse Effect:

          (i) Engage, or knowingly permit a Subsidiary or an ERISA Affiliate to engage, in any prohibited transaction described in Section 406 of ERISA or
     Section 4975 of the Internal Revenue Code which is not exempt under Section 407 or 408 of ERISA or Section 4975(d) of the Internal Revenue Code for which a class exemption is not available or a private exemption has not been previously obtained from the DOL;

          (ii) Permit to exist any accumulated funding deficiency (as defined in Section 302 of ERISA and Section 412 of the Internal Revenue Code), whether or not waived;

          (iii) Fail, or permit a Material Subsidiary or an ERISA Affiliate of the REIT, Borrower or any Material Subsidiary to fail, to pay timely required contributions or annual installments due with respect to any waived funding deficiency to any Plan if such failure could result in the imposition of a Lien or otherwise would have a Material Adverse Effect;

          (iv) Terminate, or permit an ERISA Affiliate of the REIT, Borrower or any Material Subsidiary to terminate, any Benefit Plan which would result in any liability of Borrower or a Material Subsidiary or an ERISA Affiliate of the REIT, Borrower or any Material Subsidiary under Title IV of ERISA; or

          (v) Fail, or permit any Subsidiary or ERISA Affiliate to fail to pay any required installment under section (m) of Section 412 of the Internal Revenue Code or any other payment required under Section 412 of the Internal Revenue Code on or before the due date for such installment or other payment, if such failure could result in the imposition of a Lien or otherwise would have a Material Adverse Effect; or

          (vi) Permit to exist any Termination Event;

          (vii) Make, or permit a Material Subsidiary or an ERISA Affiliate of the REIT, Borrower or any Material Subsidiary to make, a complete or partial withdrawal (within the meaning of ERISA Section 4201) from any Multiemployer Plan so as to result in liability to Borrower, a Material Subsidiary or any ERISA Affiliate of the REIT, Borrower or any Material Subsidiary which would have a Material Adverse Effect; or

          (viii) Permit the total Unfunded Pension Liabilities (using the actuarial assumptions utilized by the PBGC) for all Benefit Plans (other than Benefit Plans which have no Unfunded Pension Liabilities) to have a Material Adverse Effect.


None of the REIT, Borrower nor any Agreement Party shall use any "assets" (within the meaning of ERISA or Section 4975 of the Internal Revenue Code, including but not limited to 29 C.F.R. ss. 2510.3-101 or any successor regulation thereto) of an "employee benefit plan" within the meaning of Section 3(3) of ERISA or a "plan" within the meaning of Section 4975(e)(1) of the Internal Revenue Code to repay or secure the Obligations if the use of such assets may result in a prohibited transaction under ERISA or the Internal Revenue Code (which is not exempt from the restrictions of Section 406 of ERISA and Section 4975 of the Internal Revenue Code and the taxes and penalties imposed by Section 4975 of the Internal Revenue Code and Section 502(i) of ERISA) or in a Lender, Agent or the Lenders being deemed in violation of Section 404 or 406 of ERISA or Section 4975 of the Internal Revenue Code or otherwise by itself results in or will result in a Lender, Agent or the Lenders being a fiduciary or party in interest under ERISA or a "disqualified person" as defined in Section 4975(e)(2) of the Internal Revenue Code with respect to an "employee benefit plan" within the meaning of Section 3(3) of ERISA or a "plan" within the meaning of Section 4975(e)(1) of the Internal Revenue Code. Without limitation of any other provision of this Agreement, none of the REIT, Borrower or any Agreement Party shall assign, sell, pledge, encumber, transfer, hypothecate or otherwise dispose of their respective interests or rights (direct or indirect) in any Loan Document, or attempt to do any of the foregoing or suffer any of the foregoing, or permit any party) with a direct or indirect interest or right in any Loan Document to do any of the foregoing, nor shall REIT or Borrower assign, sell, pledge, encumber, transfer, hypothecate or otherwise dispose of any of their respective rights or interests (direct or indirect) in any Agreement Party, Borrower or REIT, as applicable, or attempt to do any of the foregoing or suffer any of the foregoing, if such action would cause the Obligations, or the exercise of any of the Agent's or Lenders' rights in connection therewith, to constitute a prohibited transaction under ERISA or the Internal Revenue Code (unless Borrower furnishes to Agent a legal opinion reasonably satisfactory to Agent that the transaction is exempt from the prohibited transaction provisions of ERISA and the Internal Revenue Code (for this purpose, the Agent and Lenders agree to supply Borrower all relevant non-confidential factual information reasonably necessary to such legal opinion and reasonably requested by Borrower)) or otherwise results in a Lender, the Agent or the Lenders being deemed in violation of Sections 404 or 406 of ERISA or Section 4975 of the Internal Revenue Code or otherwise by itself would result in a Lender, the Agent or the Lenders being a fiduciary or party in interest under ERISA or a "disqualified person" as defined in Section 4975(e)(2) of the Internal Revenue Code with respect to an "employee benefit plan" within the meaning of Section 3(3) of ERISA or a "plan" within the meaning of Section 4975(e)(1) of the Internal Revenue Code.

          (g) Environmental Liabilities. Borrower shall not, and shall not permit any of its Subsidiaries to, become subject to any Liabilities and Costs which will have a Material Adverse Effect arising out of or related to (i) the Release or threatened Release of any Contaminant into the environment, or any Remedial Action in response thereto, or (ii) any violation of any Environmental Laws. Notwithstanding the foregoing provision, Borrower and its Subsidiaries shall have the right to contest in good faith any claim of violation of an Environmental Law by appropriate legal proceedings and shall be entitled to postpone compliance with the obligation being contested as long as (i) no Event of Default shall have occurred and be continuing, (ii) Borrower shall have given Agent prior written notice of the commencement of such contest, (iii) noncompliance with such Environmental Law shall not subject Borrower or such Subsidiary to any criminal penalty or subject Agent to pay any civil penalty or to prosecution for a crime, and (iv) no portion of any Property material to Borrower or its condition or prospects shall be in imminent danger of being sold, forfeited or lost, by reason of such contest or the continued existence of the matter being contested.

          (h) Amendment of Constituent Documents. Borrower shall not permit any amendment of its limited partnership agreements, certificate of limited partnership or by-laws, if any, which would materially and adversely affect Agent or Lenders or their respective rights and remedies under the Loan Documents.

          (i) Disposal of Interests. Borrower will not directly or indirectly convey, sell, transfer, assign, pledge or otherwise encumber or dispose of any material portion of its partnership interests, stock or other ownership interests in any Subsidiary or other Person in which it has an interest unless Borrower has delivered to Agent a Compliance Certificate showing on a pro forma basis (calculated in a manner reasonably acceptable to Agent) that there would be no breach of any of the financial covenants contained in Articles VIII and XI after giving effect to such conveyance, sale, transfer, assignment, pledge, or other encumbrance or disposition.

          (j) Margin Regulations. No portion of the proceeds of any credit extended under this Agreement shall be used in any manner which might cause the extension of credit or the application of such proceeds to violate Regulation G, Regulation U or Regulation X or any other regulation of the Federal Reserve Board or to violate the Securities Exchange Act or the Securities Act, in each case as in effect on the date or dates of Borrowings and such use of proceeds.

          (k) Transactions with Affiliates. Borrower shall not and shall not permit any of its Subsidiaries to enter into, any transaction or series of related transactions with any Affiliate of Borrower, other than transactions in the ordinary course of business which are on terms and conditions substantially as favorable to Borrower or such Subsidiary as would be obtainable by Borrower or such Subsidiary in an arms-length transaction with a Person other than an Affiliate.

          8.02. With respect to the REIT:

          (a) Indebtedness. The REIT shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, create, incur, assume or otherwise become or remain directly or indirectly liable with respect to, any Indebtedness, except:

          (i) the Obligations; and

          (ii) Indebtedness which, after giving effect thereto, may be incurred or may remain outstanding without giving rise to an Event of Default or Unmatured Event of Default under any provision of Articles VIII and IX.

          (b) Liens. The REIT shall not, and shall not permit any of its Subsidiaries to, directly or indirectly create, incur, assume or permit to exist any Lien on or with respect to any of its Property, except:

          (i) Liens in favor of Agent securing the Obligations;

          (ii) Permitted Liens; and

          (iii) Liens securing Indebtedness permitted to be incurred and remain outstanding pursuant to Section 8.02(a)(ii).

          (c) Restriction on Fundamental Changes.

          (i) The REIT shall not enter into any merger, consolidation, reorganization or recapitalization or liquidate, wind-up or dissolve (or suffer any liquidation or dissolution) or discontinue its business.

          (ii) The REIT shall not change its Fiscal Year.

          (iii) The REIT shall not engage in any line of business other than owning partnership interests in Borrower and the interests identified on
     Schedule 5.01(w) as
     being owned by the REIT and any other ownership interests in Subsidiaries and Investment Affiliates which are permitted under the terms of Borrower's partnership agreement.

          (iv) The REIT shall not have an Investment in any Person other than Borrower and the interests identified on Schedule 5.01(w) as being owned by the REIT and any other ownership interests in Subsidiaries and Investment Affiliates which are permitted under the terms of Borrower's partnership agreement.

          (v) The REIT shall not acquire an interest in any Property other than Securities issued by Borrower and the interests identified on Schedule 5.01(w) and any other ownership interests in Subsidiaries and Investment Affiliates which are permitted under the terms of Borrower's partnership agreement.

          (d) Environmental Liabilities. The REIT shall not, and shall not permit any of its Subsidiaries to become subject to any Liabilities and Costs which will have a Material Adverse Effect arising out of or related to (i) the Release or threatened Release of any Contaminant into the environment, or any Remedial Action in response thereto, or (ii) any violation of any Environmental Laws. Notwithstanding the foregoing provision, the REIT and its Subsidiaries shall have the right to contest in good faith any claim of violation of an Environmental Law by appropriate legal proceedings and shall be entitled to postpone compliance with the obligation being contested as long as (i) no Event of Default shall have occurred and be continuing, (ii) the REIT shall have given Agent prior written notice of the commencement of such contest, (iii) noncompliance with such Environmental Law shall not subject the REIT or such Subsidiary to any criminal penalty or subject Agent to pay any civil penalty or to prosecution for a crime, and (iv) no portion of any Property material to Borrower or its condition or prospects shall be in imminent danger of being sold, forfeited or lost, by reason of such contest or the continued existence of the matter being contested.

          (e) Amendment of Charter or By-Laws. The REIT shall not permit any amendment of its charter documents or by-laws, which would materially and adversely affect Agent or Lenders or their respective rights and remedies under the Loan Documents.

          (f) Disposal of Partnership Interests. The REIT will not directly or indirectly convey, sell, transfer, assign, pledge or otherwise encumber or dispose of any of its partnership interests in Borrower.

          (g) Maximum Ownership Interests. No Person or group of Persons (within the meaning of Section 13 or 14 of the Securities Exchange Act) (other than Samuel Zell) shall beneficially acquire ownership (within the meaning of Rule 13d-3 promulgated by the Commission under such Act), directly or indirectly, of more than fifteen percent (15%) of the Securities which have the right to elect the board of directors of the REIT under ordinary circumstances on a combined basis, after giving effect to the conversion of any Convertible Securities in the REIT and Borrower.

                                   ARTICLE IX.
                               FINANCIAL COVENANTS

          Borrower covenants and agrees that, on and after the date of this Agreement and until payment in full of all the Obligations, the expiration of all Commitments and the termination of this Agreement:

          9.01. Total Liabilities to Gross Asset Value. Borrower shall not permit the ratio of Total Liabilities to the sum of Gross Asset Values for Borrower and each of its Subsidiaries to exceed 0.6:1.

          9.02. Secured Debt to Gross Asset Value. Borrower shall not permit the ratio of Secured Debt to the sum of Gross Asset Values for Borrower and each of its Subsidiaries to exceed 0.40:1.

          9.03. EBITDA to Interest Expense Ratio. Borrower shall not permit the ratio of EBITDA for any Fiscal Quarter to Interest Expense for such Fiscal Quarter to be less than 2.0:1.

          9.04. EBITDA to Fixed Charges Ratio. Borrower shall not permit the ratio of EBITDA for any Fiscal Quarter to Fixed Charges for such Fiscal Quarter to be less than 1.75:1.

          9.05. Unencumbered Net Operating Income to Unsecured Interest Expense. Borrower shall not permit the ratio of Unencumbered Net Operating Income for any Fiscal Quarter to Unsecured Interest Expense for such Fiscal Quarter to be less than 1.80:1.

          9.06. Unencumbered Pool. Borrower shall not permit the ratio of (a) the sum of (i) the Unencumbered Asset Value and (ii) the fair market value of cash and Cash Equivalents owned by Borrower and subject to no Lien in excess of $10,000,000 to (b) outstanding Unsecured Debt to be less than 1.80:1.

          9.07. Minimum Net Worth. Borrower will maintain a Net Worth of not less than Two Hundred Fifty-Eight Million Three Hundred Seventeen Thousand One Hundred Dollars ($258,317,100) plus ninety percent (90%) of all Net Offering Proceeds received by the REIT or Borrower after September 30, 1996.

          9.08. Permitted Holdings. Borrower's primary business will be the ownership, operation and development of manufactured home communities and any other business activities of Borrower and its Subsidiaries will remain incidental thereto. Notwithstanding the foregoing, Borrower and its Subsidiaries may acquire, or maintain or engage in the following Permitted Holdings if and so long as (i) the aggregate value of such Permitted Holdings, whether held directly or indirectly by Borrower and its Subsidiaries, does not exceed, at any time, twenty percent (20%) of Gross Asset Value for Borrower as a whole and (ii) the value of each such Permitted Holding, whether held directly or indirectly by Borrower and its Subsidiaries, does not exceed, at any time, the following percentages of Borrower's Gross Asset Value:

                                                          Maximum Percentage
Permitted Holdings                                       of Gross Asset Value
------------------                                       --------------------
Non-Manufactured Home
Community Property (other
than cash or Cash Equivalents)                                   10%

Land                                                              5%

Securities issued by real estate
investment trusts primarily
engaged in the development,
ownership and management of
manufactured home communities                                     5%

Manufactured Home
Community Mortgages other than
mortgage indebtedness which is
either eliminated in the consolidation
of the REIT, Borrower and the
Subsidiaries or accounted for as
investments in real estate under
GAAP                                                             10%

Manufactured Home
Community Partnership Interests
other than Controlled Partnership
Interests                                                        10%

Development Activity                                             10%


For purposes of calculating the foregoing percentages the value of each category shall be calculated in the manner that Gross Asset Value is determined; provided however, that the Gross Asset Value for Land and Securities shall be equal to the lesser of (a) the acquisition cost thereof or (b) the current market value thereof (such market value to be determined in a manner reasonably acceptable to Agent); provided, further, that the Gross Asset Value of Development Activity shall be determined in accordance with GAAP.

          9.09. Calculation. Each of the foregoing ratios and financial requirements shall be calculated as of the last day of each Fiscal Quarter, but shall be satisfied at all times.

                                   ARTICLE X.
                     EVENTS OF DEFAULT; RIGHTS AND REMEDIES

          10.01. Events of Default. Each of the following occurrences shall constitute an Event of Default under this Agreement:

          (a) Failure to Make Payments When Due. (i) The failure to pay in full any amount due on the Termination Date; (ii) the failure to pay in full any principal when due; (iii) the failure to pay in full any interest owing hereunder or under any of the other Loan Documents within ten (10) days after the due date thereof and, unless Agent has previously delivered two (2) or more notices of payment default to Borrower during the term of this Agreement (in which event the following notice shall not be required), Agent shall have given Borrower written notice that Agent has not received such payment on or before the date such payment was required to be made and Borrower shall have failed to make such payment within five (5) days after receipt of such notice; or (iv) the failure to pay in full any other payment required hereunder or under any of the other Loan Documents, whether such payment is required to be made to Agent or to some other Person, within ten (10) days after Agent gives Borrower written notice that such payment is due and unpaid.

          (b) Dividends. Borrower or the REIT shall breach the covenant set forth in Section 8.01(d).

          (c) Breach of Financial Covenants. Borrower shall fail to satisfy any covenant set forth in Article IX and such failure shall continue for forty (40) days after Borrower's knowledge thereof.

          (d) Other Defaults. Borrower, the REIT or any Agreement Party shall fail duly and punctually to perform or observe any agreement, covenant or obligation binding on Borrower, the REIT or any Agreement Party under this Agreement or under any of the other Loan Documents (other than as described in Section 7.01(e) or Sections 10.01(a), (b), (c), (e), (g) or (p)), and such failure shall continue for thirty (30) days after written notice from Agent to Borrower, the REIT or any Agreement Party (or (i) such lesser period of time as is mandated by applicable Requirements of Law or (ii) such longer period of time (but in no case more than ninety (90) days) as is reasonably required to cure such failure if Borrower, the REIT, or such Agreement Party commences such cure within such ninety (90) days and diligently pursues the completion thereof).

          (e) Breach of Representation or Warranty. Any representation or warranty made or deemed made by Borrower, the REIT or any Agreement Party to Agent or any Lender herein or in any of the other Loan Documents or in any statement, certificate or financial statements at any time given by Borrower pursuant to any of the Loan Documents shall be false or misleading in any material respect on the date as of which made and, with respect to any such representation or warranty not known by Borrower at the time made or deemed made to be false or misleading, the defect causing such representation or warranty to be false or misleading is not removed within thirty (30) days after written notice thereof from Agent to Borrower.

          (f) Default as to Other Indebtedness. Borrower, the REIT, any Subsidiary or any Investment Affiliate shall have defaulted under any Other Indebtedness of such party (other than Non-Recourse Indebtedness) and as a result thereof the holders of such Other Indebtedness shall have accelerated such Other Indebtedness (other than Non-Recourse Indebtedness), if the aggregate amount of such accelerated Other Indebtedness (to the extent of any recourse to

Borrower, the REIT or any Material Subsidiary), together with the aggregate amount of any Other Indebtedness (other than Non-Recourse Indebtedness) of Borrower, the REIT, any Subsidiary or any Investment Affiliate which has theretofore been accelerated (to the extent of any recourse to Borrower, the REIT or any Material Subsidiary) is $10,000,000 or more.

          (g) Involuntary Bankruptcy; Appointment of Receiver, etc.

          (i) An involuntary case or other proceeding shall be commenced against the REIT, Borrower, any Subsidiary, or any Agreement Party and the petition shall not be dismissed within sixty (60) days after commencement of the case, or a court having jurisdiction shall enter a decree or order for relief in respect of the REIT, Borrower, any Subsidiary, or any Agreement Party, as the case may be, in an involuntary case or other proceeding, under any applicable bankruptcy, insolvency or other similar law now or hereinafter in effect; or any other similar relief shall be granted under any applicable federal, state or foreign law; or

          (ii) A decree or order of a court having jurisdiction in the premises for the appointment of a receiver, liquidator, sequestrator, trustee, custodian or other officer having similar powers over Borrower, the REIT, any Subsidiary, or any Agreement Party, or over all or a substantial part of the property of the REIT, Borrower, any Subsidiary, or any Agreement Party shall be entered, or an interim receiver, trustee or other custodian of the REIT, Borrower, any Subsidiary, or any Agreement Party, or of all or a substantial part of the property of the REIT, Borrower, any Subsidiary, or any Agreement Party shall be appointed or a warrant of attachment, execution or similar process against any substantial part of the property of the REIT, Borrower, any Subsidiary, or any Agreement Party shall be issued and any such event shall not be stayed, vacated, dismissed, bonded or discharged within sixty (60) days of entry, appointment or issuance.

          (h) Voluntary Bankruptcy; Appointment of Receiver, Etc. The REIT, Borrower, any Subsidiary, or any Agreement Party shall have an order for relief entered with respect to it or commence a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or shall consent to the entry of an order for relief in an involuntary case, or to the conversion of an involuntary case to a voluntary case, under any such law, or shall consent to the appointment of or taking of possession by a receiver, trustee or other custodian for all or a substantial part of its property; the REIT, Borrower, any Subsidiary, or any Agreement Party shall make any assignment for the benefit of creditors or shall be unable or fail, or admit in writing its inability, to pay its debts as such debts become due; or the general partner(s) or Board of Directors (or any committee thereof), as applicable, of the REIT, Borrower, any Subsidiary, or any Agreement Party adopts any resolution or otherwise authorizes any action to approve any of the foregoing.

          (i) Judgments and Attachments. (i) Any money judgments (other than a money judgment covered by insurance but only if the insurer has admitted liability with respect to such money judgment), writs or warrants of attachment, or similar processes involving an aggregate amount in excess of $5,000,000 shall be entered or filed against the REIT, Borrower, any Subsidiary, or any Agreement Party or their respective assets and shall remain undischarged, unvacated, unbonded or unstayed for a period of thirty (30) days, or (ii) any judgment or order of any court or administrative agency awarding material damages shall be entered against the REIT, Borrower, any Subsidiary, or any Agreement Party in any action under the Federal securities laws seeking rescission of the purchase or sale of, or for damages arising from the purchase or sale of, any Securities, such judgment or order shall have become final after exhaustion of all available appellate remedies and such judgment or order would have a Material Adverse Effect.

          (j) Dissolution. Any order, judgment or decree shall be entered against the REIT, Borrower, or any Agreement Party decreeing its involuntary dissolution or split up and such order shall remain undischarged and unstayed for a period in excess of thirty (30) days; or the REIT, Borrower, 'or any Agreement Party shall otherwise dissolve or cease to exist.

          (k) Loan Documents; Failure of Security or Subordination. Any Loan Document shall cease to be in full force and effect or any Obligation shall be subordinated or shall not have the priority contemplated by this Agreement or the Loan Documents for any reason or any guarantor under any guaranty of all or any portion of the Obligations shall at any time disavow or deny liability under such guaranty in writing.

          (l) ERISA Plan Assets. Any assets of Borrower, the REIT or any Agreement Party shall constitute "assets" (within the meaning of 29 C.F.R. ss. 2510.3-101 or any successor regulation thereto) of an "employee benefit plan" within the meaning of Section 3(3) of ERISA or a "plan" within the meaning of
Section 4975(e)(1) of the Internal Revenue Code or Borrower, the REIT or any Agreement Party shall be an "employee benefit plan" as defined in Section 3(3) of ERISA, a "multiemployer plan" as defined in Sections 4001(a)(3) or 3(37) of ERISA, or a "plan" as defined in Section 4975(e)(1) of the Internal Revenue Code.

          (m) ERISA Prohibited Transaction. The Obligations, any of the Loan Documents or the exercise of any of the Agent's or Lenders' rights in connection therewith shall constitute a prohibited transaction under ERISA and/or the Internal Revenue Code (which is not exempt from the restrictions of Section 406 of ERISA or Section 4975 of the Internal Revenue Code and the taxes and penalties imposed by Section 4975 of the Internal Revenue Code and Section 502(i) of ERISA).

          (n) ERISA Liabilities. (i) Any Termination Event occurs which will or is reasonably likely to subject Borrower, the REIT, any Material Subsidiary, any Agreement Party, any ERISA Affiliate thereof or any of them to a liability which Agent reasonably determines will have a Material Adverse Effect, (ii) the plan administrator of any Benefit Plan applies for approval under Section 412(d) of the Internal Revenue Code for a waiver of the minimum funding standards of
Section 412(a) of the Internal Revenue Code and Agent reasonably determines that the business hardship upon which the Section 412(d) waiver request was based will or would reasonably be anticipated to subject Borrower, the REIT, any Material Subsidiary, any Agreement Party, or any ERISA Affiliate thereof or any of them to a liability which Agent reasonably determines will have a Material Adverse Effect; (iii) any Benefit Plan shall incur an accumulated funding deficiency" (as defined in Section 412 of the Internal Revenue Code or

Section 302 of ERISA) for which a waiver shall not have been obtained in accordance with the applicable provisions of the Internal Revenue Code or ERISA which "accumulated funding deficiency" will or would reasonably be anticipated to subject Borrower, the REIT, any Material Subsidiary, any Agreement Party, or any ERISA Affiliate thereof or any of them to a liability which the Agent reasonably determines will have a Material Adverse Effect; (iv) Borrower, the REIT, any Material Subsidiary, any Agreement Party, or any ERISA Affiliate thereof or any of them shall have engaged in a transaction which is prohibited under Section 4975 of the Internal Revenue Code or Section 406 of ERISA which will or would reasonably be anticipated to result in the imposition of a liability on Borrower, the REIT, any Material Subsidiary, any Agreement Party, or any ERISA Affiliate thereof or any of them which the Agent reasonably determines will have a Material Adverse Effect; (v) Borrower, the REIT, any Material Subsidiary, any Agreement Party, or any ERISA Affiliate thereof or any of them shall fail to pay when due an amount which it shall have become liable to pay to the PBGC, a Plan or a trust established under Title IV of ERISA which failure will or would reasonably be anticipated to result in the imposition of a liability on Borrower, the REIT, any Material Subsidiary, any Agreement Party, or any ERISA Affiliate thereof or any of them which the Agent reasonably determines will have a Material Adverse Effect; (vi) a condition shall exist by reason of which the PBGC would be entitled to obtain a decree adjudicating that a Benefit Plan must be terminated or have a trustee appointed to administer such Plan which condition will or would reasonably be anticipated to result in the imposition of a liability on Borrower, the REIT, any Material Subsidiary, any Agreement Party, or any ERISA Affiliate thereof or any of them which the Agent reasonably determines will have a Material Adverse Effect; (vii) a Lien shall be imposed on any assets of Borrower, the REIT, any Material Subsidiary, any Agreement Party, or any ERISA Affiliate thereof or any of them in favor of the PBGC or a Plan which the Agent reasonably determines will have a Material Adverse Effect; (viii) Borrower, the REIT, any Material Subsidiary, any Agreement Party, or any ERISA Affiliate thereof or any of them shall suffer a partial or complete withdrawal from a Multiemployer Plan or shall be in "default" (as defined in Section 4219(c)(5) of ERISA) with respect to payments to a Multiemployer Plan resulting from a complete or partial withdrawal (as described in Section 4203 or 4205 of ERISA) from such Multiemployer Plan which will or would reasonably be anticipated to result in the imposition of a liability on Borrower, the REIT, any Material Subsidiary, any Agreement Party, or any ERISA Affiliate thereof or any of them which the Agent reasonably determines will have a Material Adverse Effect; or (ix) a proceeding shall be instituted by a fiduciary of any Multiemployer Plan against Borrower, the REIT, any Material Subsidiary, any Agreement Party, or any ERISA Affiliate thereof or any of them to enforce Section 515 of ERISA which will or would reasonably be anticipated to result in the imposition of a liability on Borrower, the REIT, any Material Subsidiary, any Agreement Party, or any ERISA Affiliate thereof or any of them which the Agent reasonably determines will have a Material Adverse Effect.

          (o) Solvency. Borrower, any Agreement Party or the REIT shall cease to be Solvent.

          (p) Board of Directors. During any 12-month period, individuals who were directors of the REIT on the first day of such period shall not constitute a majority of the board of directors of the REIT.

          (q) Term Loan Credit Agreement. An "Event of Default" shall have occurred under the Term Loan Credit Agreement.

          An Event of Default shall be deemed "continuing" until cured or waived in writing in accordance with Section 12.05.

          10.02. Rights and Remedies.

          (a) Acceleration. Upon the occurrence of any Event of Default with respect to Borrower described in the foregoing Section 10.01(g) or 10.01(h), the Commitments (including the obligations of Swingline Lender and Issuing Lender) shall automatically and immediately terminate and the unpaid principal amount of and any and all accrued interest on the Loans and all of the other Obligations shall automatically become immediately due and payable, with all additional interest from time to time accrued thereon and without presentment, demand or protest or other requirements of any kind (including without limitation valuation and appraisement, diligence, presentment, notice of intent to demand or accelerate or notice of acceleration), all of which are hereby expressly waived by Borrower, and the obligations of Lenders to make any Loans hereunder shall thereupon terminate; and upon the occurrence and during the continuance of any other Event of Default, Agent shall, at the request of, or may, with the consent of, Requisite Lenders, by written notice to Borrower, (i) declare that the Commitments (including the obligations of Swingline Lender and Issuing Lender) are terminated, whereupon the Commitments and the obligation of Lenders to make any Loans hereunder shall immediately terminate, and/or (ii) declare the unpaid principal amount of and any and all accrued and unpaid interest on the Loans and all of the other Obligations to be, and the same shall thereupon be, immediately due and payable with all additional interest from time to time accrued thereon and without presentment, demand, or protest or other requirements of any kind (including without limitation, valuation and appraisement, diligence, presentment, notice of intent to demand or accelerate and of acceleration), all of which are hereby expressly waived by Borrower. Upon the occurrence of and during the continuance of an Event of Default, no Agreement Party shall be permitted to make any distributions or dividends without the prior written consent of Agent. Upon the occurrence of an Event of Default or an acceleration of the Obligations, Agent and Lenders may exercise all or any portion of the rights and remedies set forth in the Loan Documents.

          (b) Access to Information. Notwithstanding anything to the contrary contained in the Loan Documents, upon the occurrence of and during the continuance of an Event of Default, Agent shall be entitled to request and receive, by or through Borrower or appropriate legal process, any and all information concerning the REIT, Borrower, any Subsidiary of Borrower, any Investment Affiliate, any Agreement Party, or any property of any of them, which is reasonably available to or obtainable by Borrower.

          (c) Waiver of Demand. Demand, presentment, protest and notice of nonpayment are hereby waived by Borrower. Borrower also waives, to the extent permitted by law, the benefit of all valuation, appraisal and exemption laws.

         (d) Waivers, Amendments and Remedies. No delay or omission of Agent or Lenders to exercise any right under any Loan Document shall impair such right or be construed to be a waiver of any Event of Default or an acquiescence therein, and any single or partial exercise of any such right shall not preclude other or further exercise thereof or the exercise of any other right, and no waiver, amendment or other variation of the terms, conditions or provisions of the Loan Documents whatsoever shall be valid unless in a writing signed by Agent after obtaining written approval thereof or the signature thereon of those Lenders required to approve such waiver, amendment or other variation, and then only to the extent in such writing specifically set forth. All remedies contained in the Loan Documents or by law afforded shall be cumulative and all shall be available to Agent and Lenders until the Obligations have been paid in full, the Commitments have expired or terminated and this Agreement has been terminated.

         10.03. Rescission. If at any time after acceleration of the maturity of the Loans, Borrower shall pay all arrears of interest and all payments on account of principal of the Loans which shall have become due otherwise than by acceleration (with interest on principal and, to the extent permitted by law, on overdue interest, at the rates specified in this Agreement) and all Events of Default and Unmatured Events of Default (other than nonpayment of principal of and accrued interest on the Loans due and payable solely by virtue of acceleration) shall be remedied or waived pursuant to Section 12.05, then by written notice to Borrower, Requisite Lenders may elect, in the sole discretion of Requisite Lenders to rescind and annul the acceleration and its consequences; but such action shall not affect any subsequent Event of Default or Unmatured Event of Default or impair any right or remedy in connection therewith. The provisions of the preceding sentence are intended merely to bind Lenders to a decision which may be made at the election of Requisite Lenders; they are not intended to benefit Borrower and do not give Borrower the right to require Lenders to rescind or annul any acceleration hereunder, even if the conditions set forth herein are met.

         10.04. Suspension of Lending. At any time during which an Unmatured Event of Default exists pursuant to Section 10.01(c) or Section 10.01(d) and is not cured (by improvement in the applicable financial measure by compliance with the applicable financial covenant in such 40-day period or as provided in
Section 10.01(d)), Borrower shall have no right to receive any additional
Loans.

                                  ARTICLE XI.
                               AGENCY PROVISIONS

         11.01. Appointment

         (a) Each Lender hereby designates and appoints Wells Fargo as Agent of such Lender under this Agreement and the Loan Documents, and each Lender hereby irrevocably authorizes Agent to take such action on its behalf under the provisions of this Agreement and the Loan Documents and to exercise such powers as are set forth herein or therein, together with such other powers as are reasonably incidental thereto. Agent agrees to act as such on the express conditions contained in this Article XI.

         (b) The provisions of this Article XI are solely for the benefit of Agent and Lenders, and Borrower shall not have any rights to rely on or enforce any of the provisions hereof. In performing its functions and duties under this Agreement, Agent shall act solely as Agent of Lenders and does not assume and shall not be deemed to have assumed any obligation toward or relationship of agency or trust with or for Borrower.

         11.02. Nature of Duties. Agent shall not have any duties or responsibilities except those expressly set forth in this Agreement or in the Loan Documents. The duties of Agent shall be administrative in nature. Subject to the provisions of Sections 11.05 and 11.07, Agent shall administer the Loans in the same manner as it administers its own loans. Agent shall not have by reason of this Agreement a fiduciary relationship in respect of any Lender. Nothing in this Agreement or any of the Loan Documents, expressed or implied, is intended or shall be construed to impose upon Agent any obligation in respect of this Agreement or any of the Loan Documents except as expressly set forth herein or therein. Each Lender shall make its own independent investigation of the financial condition and affairs of the REIT, Borrower, the Subsidiaries, the Investment Affiliates, and each Agreement Party in connection with the making and the continuance of the Loans hereunder and shall make its own assessment of the creditworthiness of the REIT, Borrower, the Subsidiaries, the Investment Affiliates, and each Agreement Party, and, except as specifically provided herein, Agent shall not have any duty or responsibility, either initially or on a continuing basis, to provide any Lender with any credit or other information with respect thereto, whether coming into its possession before the Closing Date or at any time or times thereafter.

         11.03. Loan Disbursements

         (a) Promptly after receipt of a Notice of Borrowing for a Loan to be made pursuant to Section 2.01 hereof, but in no event later than one (1) Business Day prior to the proposed Funding Date for a Base Rate Loan or two (2) Business Days prior to the proposed Funding Date for a LIBOR Loan, Agent shall notify each Lender of the proposed Borrowing and the Funding Date set forth therein. Each Lender shall make available to Agent (or the funding bank or entity designated by Agent), the amount of such Lender's Pro Rata Share of such Borrowing in immediately available funds not later than the times designated in
Section 11.03(b). Unless Agent shall have been notified by any Lender prior to such time for funding in respect of any borrowing that such lender does not intend to make available to Agent such Lender's Pro Rata Share of such Borrowing, Agent may assume that such Lender has made such amount available to Agent and Agent, in its sole discretion, may, but shall not be obligated to, make available to Borrower a corresponding amount. If such corresponding amount is not in fact made available to Agent by such Lender on or prior to a Funding Date, such Lender agrees to pay to Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date such amount is made available to Borrower until the date such amount is paid or repaid to Agent, at the Federal Funds Rate. If such Lender shall pay to Agent such corresponding amount, such amount so paid shall constitute such Lender's Pro Rata Share of such Borrowing. If such Lender shall not pay to Agent such corresponding amount after reasonable attempts are made by Agent to collect such amounts from such Lender, Borrower agrees to repay to Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date such amount is made available to Borrower until the date such amount is repaid to Agent, at the interest rate applicable thereto.

         (b) Requests by Agent for funding by Lenders of Loans will be made by telecopy. Each Lender shall make the amount of its Loan available to Agent in Dollars and in immediately available funds, to such bank and account, in El Segundo, California as Agent may designate, not later than 10:00 A.M. (California time) on the Funding Date designated in the Notice of Borrowing with respect to such Loan. Nothing in this Section 11.03(b) shall be deemed to relieve any Lender of its obligation hereunder to make its Pro Rata Share of Loans on any Funding Date, nor shall any Lender be responsible for the failure of any other Lender to perform its obligations to make any Loan hereunder, and the Commitment of any Lender shall not be increased or decreased as a result of the failure by any other Lender to perform its obligation to make a Loan.

         11.04. Distribution and Apportionment of Payments

         (a) Subject to Section 11.04(b), payments actually received by Agent for the account of Lenders shall be paid to them promptly after receipt thereof by Agent, but in any event prior to 3:00 P.M. (California time) on the day of receipt (if received by 11:00 A.M. (California time) on such day), or within one
(1) Business Day thereafter (if received after 11:00 A.M. (California time) on the day of receipt), provided that Agent shall pay to such Lenders interest thereon at the Federal Funds Rate from the Business Day on which such funds are required to be paid to Lenders by Agent until such funds are actually paid in immediately available funds to such Lenders. All payments of principal and interest in respect of outstanding Loans (other than Swingline Loans), all payments of the fees described in this Agreement (other than agency and arrangement fees described in Section 2.04(c)), and all payments in respect of any other Obligations shall be allocated among such of Lenders as are entitled thereto, in proportion to their respective Pro Rata Shares or otherwise as provided herein. Agent shall promptly, but in any event within two (2) Business Days (with interest thereon, if required pursuant to this Section 11.04(a)), distribute to each Lender at its primary address set forth on the appropriate counterpart signature page hereof or on the Assignment and Assumption, or at such other address as a Lender may request in writing, such funds as it may be entitled to receive, provided that Agent shall in any event not be bound to inquire into or determine the validity, scope or priority of any interest or entitlement of any Lender and may suspend all payments and seek appropriate relief (including without limitation instructions from Requisite Lenders, or all Lenders, as applicable, or an action in the nature of interpleader) in the event of any doubt or dispute as to any apportionment or distribution contemplated hereby. The order of priority herein is set forth solely to determine the rights and priorities of Lenders as among themselves and may at any time or from time to time be changed by Lenders as they may elect, in writing in accordance with
Section 12.05, without necessity of notice to or consent of or approval by Borrower or any other Person.

         (b) Notwithstanding any provision hereof to the contrary, until such time as a Defaulting Lender has funded its Pro Rata Share of a Loan (other than a Swingline Loan but including a Mandatory Borrowing) or draw on a Letter of Credit which was previously a Non Pro

Rata Loan, or all other Lenders have received payment in full (whether by repayment or prepayment) of the principal and interest due in respect of such Non Pro Rata Loan, all of the Obligations owing to such Defaulting Lender hereunder shall be subordinated in right of payment, as provided in the following sentence, to the prior payment in full of all principal, interest and fees in respect of all Non Pro Rata Loans in which the Defaulting Lender has not funded its Pro Rata Share (such principal, interest and fees being referred to as "Senior Loans"). All amounts paid by Borrower and otherwise due to be applied to the Obligations owing to the Defaulting Lender pursuant to the terms hereof shall be distributed by Agent to the other Lenders in accordance with their respective Pro Rata Shares (recalculated for purposes hereof to exclude the Defaulting Lender's Commitment), until all Senior Loans have been paid in full. This provision governs only the relationship among Agent, each Defaulting Lender, and the other Lenders; nothing hereunder shall limit the obligation of Borrower to repay all Loans in accordance with the terms of this Agreement. The provisions of this section shall apply and be effective regardless of whether an Event of Default occurs and is then continuing, and notwithstanding (i) any other provision of this Agreement to the contrary, (ii) any instruction of Borrower as to its desired application of payments or (iii) the suspension of such Defaulting Lender's right to vote on matters which are subject to the consent or approval of Requisite Lenders, Super majority Lenders, or all Lenders. No Unused Facility Fee shall accrue in favor of, or be payable to, such Defaulting Lender from the date of any failure to fund Loans (other than Swingline Loans but including Loans made pursuant to Mandatory Borrowings) or draws on Letters of Credit or reimburse Agent for any Liabilities and Costs as herein provided until such failure has been cured and, without limitation of other provisions set forth in this Agreement, Agent shall be entitled to (i) collect interest from such Lender for the period from the date on which the payment was due until the date on which the payment is made at the Federal Funds Rate for each day during such period, (ii) withhold or set off, and to apply to the payment of the defaulted amount and any related interest, any amounts to be paid to such Defaulting Lender under this Agreement, and (iii) bring an action or suit against such Defaulting Lender in a court of competent jurisdiction to recover the defaulted amount and any related interest. In addition, the Defaulting Lender shall indemnify, defend and hold Agent and each of the other Lenders harmless from and against any and all Liabilities and Costs plus interest thereon at the default rate set forth in the Loan Documents for funds advanced by Agent or any other Lender on account of the Defaulting Lender which they may sustain or incur by reason of or as a direct consequence of the Defaulting Lender's failure or refusal to abide by its obligations under this Agreement.

         11.05. Rights, Exculpation, Etc. Neither Agent, any Affiliate of Agent, nor any of their respective officers, directors, employees, agents, attorneys or consultants, shall be liable to any Lender for any action taken or omitted by them hereunder or under any of the Loan Documents, or in connection herewith or therewith, except that Agent shall be liable for its gross negligence or willful misconduct in the performance of its express obligations hereunder. In the absence of gross negligence or willful misconduct, Agent shall not be liable for any apportionment or distribution of payments made by it in good faith pursuant to Section 11.04, and if any such apportionment or distribution is subsequently determined to have been made in error the sole recourse of any Person to whom payment was due, but not made, shall be to recover from the recipients of such payments any payment in excess of the amount to which they are determined to have been entitled. Agent shall not be responsible to any Lender for any recitals, statements, representations or warranties herein or for the execution, effectiveness, genuineness, validity, enforceability, collectibility or sufficiency of this Agreement, or any of the other Loan Documents, or any of the transactions contemplated hereby and thereby; or for the financial condition of the REIT, Borrower, any Subsidiary, any Investment Affiliate, or any Agreement Party. Agent shall not be required to make any inquiry concerning either the performance or observance of any of the terms, provisions or conditions of this Agreement or any of the Loan Documents or the financial condition of the REIT, Borrower, any Subsidiary, any Investment Affiliate, or any Agreement Party, or the existence or possible existence of any Unmatured Event of Default or Event of Default. Agent may at any time request instructions from Lenders with respect to any actions or approvals which, by the terms of this Agreement or of any of the Loan Documents, Agent is permitted or required to take or to grant without instructions from any Lenders, and if such instructions are promptly requested, Agent shall be absolutely entitled to refrain from taking any action or to withhold any approval and shall not be under any liability whatsoever to any Person for refraining from taking any action or withholding any approval under any of the Loan Documents until it shall have received such instructions from Requisite Lenders or Supermajority Lenders, as the case may be. Without limiting the foregoing, no Lender shall have any right of action whatsoever against Agent as a result of Agent acting or refraining from acting under this Agreement or any of the other Loan Documents in accordance with the instructions of Requisite Lenders, Supermajority Lenders or, where applicable, all Lenders. Agent shall promptly notify each Lender at any time that the Requisite Lenders or Supermajority Lenders, as the case may be, have instructed Agent to act or refrain from acting pursuant hereto.

         11.06. Reliance. Agent shall be entitled to rely upon any written notices, statements, certificates, orders or other documents, telecopies or any telephone message believed by it in good faith to be genuine and correct and to have been signed, sent or made by the proper Person, and with respect to all matters pertaining to this Agreement or any of the Loan Documents and its duties hereunder or thereunder, upon advice of legal counsel (including counsel for Borrower), independent public accountant and other experts selected by it.

         11.07. Indemnification. To the extent that Agent or Issuing Lender is not reimbursed and indemnified by Borrower, Lenders will reimburse, within ten
(10) days after notice from Agent, and indemnify Agent and Issuing Lender for and against any and all Liabilities and Costs which may be imposed on, incurred by, or asserted against it (in its capacity as Agent or Issuing Lender) in any way relating to or arising out of this Agreement or any of the other Loan Documents or any action taken or omitted by Agent or Issuing Lender (in its capacity as Agent or Issuing Lender) under this Agreement or any of the other Loan Documents, in proportion to each Lender's Pro Rata Share, provided that no Lender shall be liable for any portion of such Liabilities and Costs resulting from Agent's or Issuing Lender's gross negligence or willful misconduct, bad faith or fraud. The obligations of Lenders under this Section 11.07 shall survive the payment in full of all Obligations and the termination of this Agreement. In the event that after payment and distribution of any amount by Agent to Lenders, any Lender or third party, including Borrower, any creditor of Borrower or a trustee in bankruptcy, recovers from

Agent any amount found to have been wrongfully paid to Agent or disbursed by Agent to Lenders, then Lenders, in proportion to their respective Pro Rata Shares, shall reimburse Agent for all such amounts. Notwithstanding the foregoing, Agent shall not be obligated to advance Liabilities and Costs and may require the deposit by each Lender of its Pro Rata Share of any material Liabilities and Costs anticipated by Agent before they are incurred or made payable.

         11.08. Agent Individually. With respect to its Pro Rata Share of the Commitments hereunder and the Loans made by it, Agent shall have and may exercise the same rights and powers hereunder and is subject to the same obligations and liabilities as and to the extent set forth herein for any other Lender. The terms "Lenders", "Requisite Lenders", "Supermajority Lenders", or any similar terms may include Agent in its individual capacity as a Lender, one of the Requisite Lenders or one of the Supermajority Lenders, but Requisite Lenders and Supermajority Lenders shall not include Agent solely in its capacity as Agent and need not necessarily include Agent in its capacity as a Lender. Agent and its Affiliates may accept deposits from, lend money to, and generally engage in any kind of banking, trust or other business with Borrower or any of its Subsidiaries or Affiliates as if it were not acting as Agent pursuant hereto.

         11.09. Successor Agent; Resignation of Agent, Removal of Agent

         (a) Agent may resign from the performance of all its functions and duties hereunder at any time by giving at least thirty (30) Business Days prior written notice to Lenders and Borrower. For good cause, by a determination of all the Lenders (excluding for such determination the Agent in its capacity as a Lender), the Agent may be removed at any time by giving at least thirty (30) Business Days prior written notice to Agent and Borrower. Such resignation or removal shall take effect upon the acceptance by a successor Agent of appointment pursuant to clauses (b) and (c) below or as otherwise provided below.

         (b) Upon any such notice of resignation by or removal of Agent, Requisite Lenders shall appoint a successor Agent with the consent of Borrower, which shall not be unreasonably withheld or delayed (and approval from Borrower shall not be required upon the occurrence and during the continuance of an Event of Default). Any successor Agent must be a bank (i) the senior debt obligations of which (or such Bank's parent's senior debt obligations) are rated not less than Baa-1 by Moody's Inc. or a comparable rating by a rating agency acceptable to Requisite Lenders, (ii) which has total assets in excess of Ten Billion Dollars ($10,000,000,000) and (iii) which is a Lender as of the date of such succession holding a Commitment without participants equal to at least ten percent (10%) of the Facility. Agent hereby agrees to remit to any successor Agent, a pro rata portion of any annual agent's fee received by Agent, in advance, for the one-year period covered by such agent's fee based upon the portion of such year then remaining.

         (c) If a successor Agent shall not have been so appointed within said thirty (30) Business Day period, the retiring or removed Agent, with the consent of Borrower, which may not be unreasonably withheld or delayed (and which approval from Borrower shall not be required upon the occurrence and during the continuance of an Event of Default), shall then appoint a successor Agent who shall meet the requirements described in subsection (b) above and who shall serve as Agent until such time, if any, as Requisite Lenders, with the consent of Borrower, which may not be unreasonably withheld or delayed (and which approval from Borrower shall not be required upon the occurrence and during the continuance of an Event of Default), appoint a successor Agent as provided above.

         (d) Any Person succeeding Wells Fargo (or any successor to Wells Fargo) as Agent hereunder shall also serve as Issuing Lender and Swingline Lender; provided, however, that the issuer of any Letter of Credit outstanding at the time of such succession shall retain all of the rights and protections of Issuing Lender hereunder with respect to such Letter of Credit.

         11.10. Consents and Approvals

         (a) Each Lender authorizes and directs Agent to enter into the Loan Documents other than this Agreement for the benefit of Lenders. Each Lender agrees that any action taken by Agent at the direction or with the consent of Requisite Lenders or the Supermajority Lenders and any action taken by Agent not requiring consent by Requisite Lenders, Supermajority Lenders, or all Lenders in accordance with the provisions of this Agreement or any Loan Document, and the exercise by Agent at the direction or with the consent of Requisite Lenders or the Supermajority Lenders of the powers set forth herein or therein, together with such other powers as are reasonably incidental thereto, shall be authorized and binding upon all Lenders, except for actions specifically requiring the approval of all Lenders. All communications from Agent to Lenders requesting Lenders determination, consent, approval or disapproval (i) shall be given in the form of a written notice to each Lender, (ii) shall be accompanied by a description of the matter or item as to which such determination, approval, consent or disapproval is requested, or shall advise each Lender where such matter or item may be inspected, or shall otherwise describe the matter or issue to be resolved, (iii) shall include, if reasonably requested by a Lender and to the extent not previously provided to such Lender, written materials and a summary of all oral information provided to Agent by Borrower in respect of the matter or issue to be resolved, and (iv) shall include Agent's recommended course of action or determination in respect thereof. Each Lender shall reply promptly, but in any event within fifteen (15) Business Days after receipt of the request therefor from Agent (the "Lender Reply Period"). Unless a Lender shall give written notice to Agent that it objects to the recommendation or determination of Agent (together with a written explanation of the reasons behind such objection) within the Lender Reply Period, such Lender shall be deemed to have approved of or consented to such recommendation or determination. With respect to decisions requiring the approval of Requisite Lenders, Supermajority Lenders or all Lenders, Agent shall submit its recommendation or determination for approval of or consent to such recommendation or determination to all Lenders and upon receiving the required approval or consent shall follow the course of action or determination recommended to Lenders by Agent or such other course of action recommended by Requisite Lenders or Supermajority Lenders, as the case may be, and each non-responding Lender shall be deemed to have concurred with such recommended course of action. The following amendments, modifications or waivers shall require the consent of the Requisite Lenders:

         (i) If any collateral secures the Loans, approval of acceptance of such collateral or the construction of any improvements thereon;

         (ii) Waiver of Sections 8.01(h) or 8.02(f);

         (iii) Acceleration following an Event of Default pursuant to Section 10.02(a) (except for any Event of Default pursuant to Sections 10.01(g) or 10.01(h)) or rescission of such acceleration pursuant to Section 10.03;

         (iv) Approval of the exercise of remedies requiring the consent of the Requisite Lenders under Section 10.02(a);

         (v) Appointment of a successor Agent in accordance with Sections 11.09(b) and (c);

         (vi) Approval of Protective Advances, except for Protective Advances not requiring such approval pursuant to Section 11.11(a);

         (vii) Approval of the Post Foreclosure Plan in accordance with Section 11.11(f); or

         (viii) Disapproval of any Property as a Qualifying Unencumbered
    Property.

         (b) The consent of the Supermajority Lenders shall be required to amend or modify Sections 9.01, 9.02, 9.03, 9.04, 9.05, 9.06, 9.07 or 10.01(a) or to
waive any requirement thereof or to amend or modify this Section 11.10(b).

         (c) In addition to the required consents or approvals referred to in
Section 12.05, Agent may at any time request instructions from Requisite Lenders with respect to any actions or approvals which, by the terms of this Agreement or of any of the Loan Documents, Agent is permitted or required to take or to grant without instructions from any Lenders, and if such instructions are promptly requested, Agent shall be absolutely entitled to refrain from taking any action or to withhold any approval and shall not be under any liability whatsoever to any Person for refraining from taking any action or withholding any approval under any of the Loan Documents until it shall have received such instructions from Requisite Lenders. Without limiting the foregoing, no Lender shall have any right of action whatsoever against Agent as a result of Agent acting or refraining from acting under this Agreement, any of the other Loan Documents in accordance with the instructions of Requisite Lenders or, where applicable, Supermajority Lenders or all Lenders. Agent shall promptly notify each Lender at any time that the Requisite Lenders or Supermajority Lenders have instructed Agent to act or refrain from acting pursuant hereto.

         11.11. Consents and Approvals as to Collateral

         (a) Agent is hereby authorized on behalf of all Lenders, without the necessity of any notice to or further consent from any Lender, from time to time prior to an Event of

Default, to take any action with respect to any collateral securing the Obligations or Loan Document which may be necessary to perfect and maintain perfected Agent's Liens upon such collateral. Agent may make, and shall be reimbursed for, Protective Advance(s) during any one calendar year with respect to each Property included in such collateral up to the sum of (i) amounts expended to pay real estate taxes, assessments and governmental charges or levies imposed upon such collateral (ii) amounts expended to pay insurance premiums for policies of insurance related to such collateral, and (iii) Five Hundred Thousand Dollars ($500,000). Protective Advances in excess of said sum during any calendar year for any such Property shall require the consent of Requisite Lenders.

         (b) Lenders hereby irrevocably authorize Agent, at its option and in its discretion, to release any Lien granted to or held by Agent upon any collateral securing the Obligations (i) upon termination of the Commitments and repayment and satisfaction of all Loans, and all other Obligations and the termination of this Agreement or (ii) if approved, authorized or ratified in writing by all Lenders.

         (c) So long as no Unmatured Event of Default or Event of Default is then continuing, upon receipt by Agent of any such written confirmation as referenced in Section 11.11(b)(ii) from all Lenders of its authority to release collateral securing the Obligations, and upon at least three (3) Business Days prior written request by Borrower, Agent shall (and is hereby irrevocably authorized by Lenders to) execute such documents as may be necessary to evidence the release of the Liens granted to Agent for the benefit of Lenders herein or pursuant hereto upon such collateral. Notwithstanding the foregoing, with respect to any release of any Lien granted to or held by Agent upon any such collateral, (i) Agent shall not be required to execute any such document on terms which, in Agent's opinion, would expose Agent to liability or create any obligation or entail any consequence other than the release of such Liens without recourse or warranty, and (ii) such release shall not in any manner discharge, affect or impair the Obligations or any Liens upon (or obligations of Borrower in respect of) any Property which shall continue to constitute part of such collateral.

         (d) Except as provided in this Agreement, Agent shall have no obligation whatsoever to any Lender or to any other Person to assure that any collateral exists or is owned by Borrower or any Agreement Party or is cared for, protected or insured or has been encumbered or that any Liens granted to agent in any Loan Documents or pursuant hereto or thereto have been properly or sufficiently or lawfully created, perfected, protected or enforced or are entitled to any particular priority.

         (e) Should Agent commence any proceeding or in any way seek to enforce its rights or remedies under the Loan Documents, irrespective of whether as a result thereof Agent shall acquire title to any collateral, either through foreclosure, deed in lieu of foreclosure, or otherwise, each Lender, upon demand therefor from time to time, shall contribute its share (based on its Pro Rata Share) of the reasonable costs and/or expenses of any such enforcement or acquisition, including, but not limited to, fees of receivers or trustees, court costs, title company charges, filing and recording fees, appraisers' fees and fees and expenses of attorneys to the extent not otherwise reimbursed by Borrower. Without limiting the generality of the foregoing, each Lender shall contribute its share (based on its Pro Rata Share) of all reasonable costs and expenses incurred by Agent (including reasonable attorneys' fees and expenses) if Agent employs counsel for advice or other representation (whether or not any suit has been or shall be filed) with respect to any collateral or any part thereof, or any of the Loan Documents, or the attempt to enforce any security interest or Lien on any collateral, or to enforce any rights of Agent or any of Borrower's or any other party's obligations under any of the Loan Documents, but not with respect to any dispute between Agent and any other Lender(s). It is understood and agreed that in the event Agent determines it is necessary to engage counsel for Lenders from and after the occurrence of an Event of Default, said counsel shall be selected by Agent and written notice of such selection, together with a copy of such counsel's engagement letter and fee estimate, shall be delivered to Lenders.

         (f) In the event that any collateral is acquired by Agent as the result of a foreclosure or the acceptance of a deed or assignment in lieu of foreclosure, or is retained in satisfaction of all or any part of Borrower's or any Agreement Party's obligations, title to any such collateral or any portion thereof shall be held in the name of Agent or a nominee or subsidiary of Agent, as agent, for the ratable benefit of Agent and Lenders. Agent shall prepare a recommended course of action for such collateral (the "Post-Foreclosure Plan"), which shall be subject to the approval of the Requisite Lenders. Agent shall administer the collateral in accordance with the Post-Foreclosure Plan, and upon demand therefor from time to time, each Lender will contribute its share (based on its Pro Rata Share) of all reasonable costs and expenses incurred by Agent pursuant to the Post-Foreclosure Plan, including without limitation, any operating losses. To the extent there is net operating income from such collateral, Agent shall, in accordance with the Post-Foreclosure Plan, determine the amount and timing of distributions to Lenders. All such distributions shall be made to Lenders in accordance with their respective Pro Rata Shares. Lenders acknowledge that if title to any collateral is obtained by Agent or its nominee, such collateral will not be held as a permanent investment but will be liquidated as soon as practicable. Agent shall undertake to sell such collateral, at such price and upon such terms and conditions as the Requisite Lenders shall reasonably determine to be most advantageous. Any purchase money mortgage or deed of trust taken in connection with the disposition of such collateral in accordance with the immediately preceding sentence shall name Agent, as agent for Lenders, as the beneficiary or mortgagee. In such case, Agent and Lenders shall enter into an agreement with respect to such purchase money mortgage defining the rights of Lenders in the same Pro Rata Shares as provided hereunder, which agreement shall be in all material respects similar to this Agreement insofar as this Agreement is appropriate or applicable.

         11.12. Lender Actions Against Collateral. Except as provided in
Article XII, each Lender agrees that it will not take any action, nor institute any actions or proceedings, against Borrower, the REIT, any Agreement Party or any other obligor hereunder or under the Loan Documents with respect to exercising claims against or rights in any collateral without the consent of Requisite Lenders.

         11.13. Assignments and Participations

          (a) Subject to the provisions of Section 11.13(j), after first obtaining the approval of Agent and Borrower, which approval will not be unreasonably withheld (and which approval from Borrower shall not be required upon the occurrence and during the continuance of an Event of Default), each Lender may assign to one or more banks, finance companies, insurance or other financial institutions all or a portion of its rights and obligations under this Agreement in accordance with the provisions of this Section (including without limitation all or a portion of its Commitment and the Loans owing to it); provided, however, that (i) each such assignment shall be of a constant, and not a varying, percentage of the assigning Lender's rights and obligations under this Agreement and the assignment shall cover the same percentage of such Lender's Commitment and Loans, (ii) unless Agent and Borrower otherwise consent (which consent of Borrower shall not be required upon the occurrence and during the continuance of an Event of Default), the aggregate amount of the Commitment of the assigning Lender being assigned to a Person that is not already a Lender hereunder pursuant to each such assignment (determined as of the date of the Assignment and Assumption with respect to such assignment) shall in no event be less than Ten Million Dollars ($10,000,000) and shall be an integral multiple of One Million Dollars ($1,000,000), (iii) the parties to each such assignment shall execute and deliver to Agent, for its approval and acceptance, an Assignment and Assumption and (iv) Agent shall receive from the assignor or assignors for its sole account a processing fee of Three Thousand Dollars ($3,000). Without restricting the right of Agent or Borrower to reasonably object to any bank, finance company, insurance or other financial institution becoming an assignee of an interest of a Lender hereunder, each proposed assignee must be an existing Lender or a bank, finance company, insurance or other financial institution which (i) has (or, in the case of a bank which is a subsidiary, such bank's parent has) a rating of its senior debt obligations of not less than Baa-1 by Moody's or a comparable rating by a rating agency acceptable to Agent and (ii) has total assets in excess of Ten Billion Dollars ($10,000,000,000). Upon such execution, delivery, approval and acceptance, and upon the effective date specified in the applicable Assignment and Assumption,
(A) the assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been validly and effectively assigned to it pursuant to such Assignment and Assumption, have the rights and obligations of a Lender hereunder and (B) the Lender-assignor thereunder shall, to the extent that rights and obligations hereunder have been validly and effectively assigned by it pursuant to such Assignment and Assumption, relinquish its rights and be released from its obligations under this Agreement.

         (b) By executing and delivering an Assignment and Assumption, the Lender-assignor thereunder and the assignee thereunder confirm to and agree with each other and the other parties hereto as follows: (i) other than as provided in such Assignment and Assumption, such assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement or any other Loan Document or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any other Loan Document or any other instrument or document furnished pursuant hereto; (ii) such assigning Lender makes no representation or warranty and assumes no responsibility with respect to the financial condition of the REIT, Borrower, any Subsidiary, any Investment Affiliate, or any Agreement

Party or the performance or observance by the REIT, Borrower, any Subsidiary, any Investment Affiliate, or any Agreement Party of any of their respective obligations under any Loan Document or any other instrument or document furnished pursuant hereto; (iii) such assignee confirms that it has received a copy of this Agreement, together with copies of the financial statements referred to in Article VI or delivered pursuant to Article VI to the date of such assignment and such other Loan Documents and other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Assumption; (iv) such assignee will, independently and without reliance upon Agent, such assigning Lender or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (v) such assignee appoints and authorizes Agent to take such action as Agent on its behalf and to exercise such powers under this Agreement and the other Loan Documents as are delegated to Agent by the terms hereof and thereof, together with such powers as are reasonably incidental thereto; and (vi) such assignee agrees that it will perform in accordance with their terms all of the obligations which by the terms of this Agreement are required to be performed by it as a Lender.

         (c) Agent shall maintain at its address referred to on the counterpart signature pages hereof a copy of each Assignment and Assumption delivered to and accepted by it and shall record the names and addresses of each Lender and the Commitment of, and principal amount of the Loans owing to, such Lender from time to time. Borrower, Agent and Lenders may treat each Person whose name is so recorded as a Lender hereunder for all purposes of this Agreement.

         (d) Upon its receipt of an Assignment and Assumption executed by an assigning Lender and an assignee, Agent shall, if such Assignment and Assumption has been properly completed and is in substantially the form of Exhibit A, (i) accept such Assignment and Assumption, (ii) record the information contained therein and (iii) give prompt notice thereof to Borrower. Upon request, Borrower will execute and deliver to Agent an appropriate replacement promissory note or replacement promissory notes in favor of each assignee (and assignor, if such assignor is retaining a portion of its Commitment and Loans) reflecting such assignee's (and assignor's) Pro Rata Share(s) of the Facility. Upon execution and delivery of such replacement promissory notes, the original promissory note or notes evidencing all or a portion of the Commitments and Loans being assigned shall be canceled and returned to Borrower.

         (e) Subject to the provisions of Section 11.13(j), each Lender may sell participations to one or more banks, finance companies, insurance or other financial institutions in or to all or a portion of its rights and obligations under this Agreement (including without limitation all or a portion of its Commitment and the Loans owing to it); provided, however, that (i) such Lender's obligations under this Agreement (including without limitation its Commitment to Borrower hereunder) shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) Borrower, Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement and with regard to any and all payments to be made under this Agreement and (iv) the holder of any such participation shall not be entitled to voting rights under this Agreement except that such Participant may have the contractual right in the applicable participation agreement to prevent (A) increases in the Facility, (B) extensions of the Maturity Date (except as provided in this Agreement), (C) decreases in the interest rates described in this Agreement and (D) the release of all or substantially all of the collateral, except as specifically authorized in Sections 11.10 or 11.11.

         (f) Borrower will use reasonable efforts to cooperate with Agent and Lenders in connection with the assignment of interests under this Agreement or the sale of participations herein.

         (g) Anything in this Agreement to the contrary notwithstanding, and without the need to comply with any of the formal or procedural requirements of this Agreement, including Section 11.13, any Lender may at any time and from time to time pledge and assign all or any portion of its rights under all or any of the Loan Documents to a Federal Reserve Bank; provided that no such pledge or assignment shall release such Lender from its obligations thereunder. To facilitate any such pledge or assignment, Agent shall, at the request of such Lender, enter into a letter agreement with the Federal Reserve Bank in, or substantially in, the form of the exhibit to Appendix C to the Federal Reserve Bank of New York Operating Circular No 12.

         (h) Anything in this Agreement to the contrary notwithstanding, any Lender may assign all or any portion of its rights and obligations under this Agreement to a Lender Affiliate of such Lender without first obtaining the approval of Agent and Borrower, provided that (i) at the time of such assignment such Lender is not a Defaulting Lender, (ii) such assigning Lender is not released from any obligations hereunder unless the assignee has total assets in excess of Ten Billion Dollars ($10,000,000,000); (iii) such Lender gives Agent and Borrower at least fifteen (15) days prior written notice of any such assignment; (iv) the parties to each such assignment execute and deliver to Agent an Assignment and Assumption, and (v) Agent receives from assignor for its sole account a processing fee of Three Thousand Dollars ($3,000).

         (i) No Lender shall be permitted to assign or sell all or any portion of its rights and obligations under this Agreement to Borrower or any Affiliate of Borrower.

         (j) Anything in this Agreement to the contrary notwithstanding, so long as no Event of Default shall have occurred and be continuing, no Lender shall be permitted to enter into an assignment of, or sell a participation interest in, its rights and obligations hereunder which would result in such Lender holding a Commitment without participants of less than Ten Million Dollars ($10,000,000). In the event Agent ceases to hold a Commitment without participants of less than ten percent (10%) of the Facility, Agent shall resign from the performance of all of its functions and duties hereunder; provided, however, that no such resignation shall be required during the continuance of an Event of Default.

         (k) By its execution of this Agreement, each Existing Lender hereby assigns and sells to the Lenders accepting the same as set forth below, without recourse, representation or warranty (except as expressly provided herein), that portion of its "Commitment" under the

Existing Credit Agreement which is in excess of its Pro Rata Share of the aggregate "Commitments" under the Existing Credit Agreement (collectively, the "Excess Existing Commitments"). By its execution of this Agreement, each of the Lenders which were not parties to the Existing Credit Agreement (each a "New Lender") and each Existing Lender whose Pro Rata Share of the aggregate "Commitments" under the Existing Credit Agreement exceeds its "Commitment" under the Existing Credit Agreement hereby accepts the portion of the Excess Existing Commitments which is equal to (i) in the case of a New Lender, the amount of its Pro Rata Share of the aggregate "Commitments" under the Existing Credit Agreement, and (ii) in the case of an Existing Lender whose Pro Rata Share of the aggregate "Commitments" under the Existing Credit Agreement exceeds its "Commitments" under the Existing Credit Agreement, the amount of such excess. Each Lender hereby acknowledges and agrees that, as of the date hereof and after giving effect to this Agreement, its Commitment hereunder is in the amount shown on the signature page of such Lender attached to this Agreement. Each Existing Lender hereby represents and warrants that it is the legal and beneficial owner of the interests being assigned by it in accordance with this Section 11.13(k) and that such interests are free and clear of any adverse claim.

         11.14. Ratable Sharing. Subject to Sections 11.03 and 11.04, Lenders agree among themselves that (i) with respect to all amounts received by them which are applicable to the payment of the Obligations, equitable adjustment will be made so that, in effect, all such amounts will be shared among them ratably in accordance with their Pro Rata Shares, whether received by voluntary payment, by the exercise of the right of set-off or banker's lien, by counterclaim or cross action or by the enforcement of any or all of the Obligations or the collateral, (ii) if any of them shall by voluntary payment or by the exercise of any right of counterclaim, set-off, banker's lien or otherwise, receive payment of a proportion of the aggregate amount of the Obligations held by it which is greater than its Pro Rata Share of the payments on account of the Obligations, the one receiving such excess payment shall purchase, without recourse or warranty, an undivided interest and participation (which it shall be deemed to have done simultaneously upon the receipt of such payment) in such Obligations owed to the others so that all such recoveries with respect to such Obligations shall be applied ratably in accordance with their Pro Rata Shares; provided, that if all or part of such excess payment received by the purchasing party is thereafter recovered from it, those purchases shall be rescinded and the purchase prices paid for such participations shall be returned to that party to the extent necessary to adjust for such recovery, but without interest except to the extent the purchasing party is required to pay interest in connection with such recovery. Borrower agrees that any Lender so purchasing a participation from another Lender pursuant to this Section 11.14 may, to the fullest extent permitted by law, exercise all its rights of payment (including, subject to Section 12.04, the right of set-off) with respect to such participation as fully as if such Lender were the direct creditor of Borrower in the amount of such participation.

         11.15. Delivery of Documents. Agent shall as soon as reasonably practicable distribute to each Lender at its primary address set forth on the appropriate counterpart signature page hereof or at such other address as a Lender may request in writing, (i) all documents to which such Lender is a party or of which such Lender is a beneficiary set forth on the Closing Checklist attached hereto as Exhibit B and (ii) all documents of which Agent receives copies from Borrower for distribution to Lenders pursuant to Sections 6.01 and 12.07. In addition, within ten (10) Business Days after receipt of a request in writing from a Lender for written information or documents provided by or prepared by Borrower, the REIT or any Agreement Party, Agent shall deliver such written information or documents to such requesting Lender if Agent has possession of such written information or documents in its capacity as Agent or as a Lender.

         11.16. Notice of Events of Default. Except as expressly provided in this Section 11.16, Agent shall not be deemed to have knowledge or notice of the occurrence of any Unmatured Event of Default or Event of Default (other than nonpayment of principal of or interest on the Loans) unless Agent has received notice in writing from a Lender or Borrower referring to this Agreement or the other Loan Documents, describing such event or condition and expressly stating that such notice is a notice of an Unmatured Event of Default or Event of Default. Should Agent receive such notice of the occurrence of an Unmatured Event of Default or Event of Default, or should Agent send Borrower a notice of Unmatured Event of Default or Event of Default, Agent shall promptly give notice thereof to each Lender.

                                  ARTICLE XII.

                                 MISCELLANEOUS

         12.01. Expenses

         (a) Generally. Borrower agrees, within thirty (30) days after receipt of a written notice from Agent, to pay, or reimburse Agent for, all of Agent's reasonable costs and expenses incurred by Agent at any time (whether prior to, on or after the date of this Agreement) in connection with (A) its own audit and investigation of Borrower and the collateral, if any, pledged pursuant to
Article III; (B) the negotiation, preparation and execution of this Agreement (including without limitation the satisfaction or attempted satisfaction of any of the conditions set forth in Article IV) and the other Loan Documents and the making of the Loans; (C) the review and, if applicable, acceptance of collateral pursuant to Article III including appraisal fees, title charges, recording fees and reasonable attorneys' fees and costs incurred in connection therewith; (D) the creation, perfection or protection of Agent's Liens on such collateral (including without limitation any reasonable fees and expenses for title and lien searches, local counsel in various jurisdictions, filing and recording fees and taxes, duplication costs and corporate search fees); (E) administration such collateral, including without limitation obtaining periodic Appraisals of such collateral; and (F) the collection or enforcement of any of the Obligations.

         (b) After Event of Default. Borrower further agrees to pay, or reimburse Agent and Lenders, for all reasonable costs and expenses, including without limitation reasonable attorneys' fees and disbursements incurred by Agent or Lenders after the occurrence of an Event of Default (i) in enforcing any Obligation or in foreclosing against any collateral for the Obligations or exercising or enforcing any other right or remedy available by reason of such Event of Default; (ii) in connection with any refinancing or restructuring of the credit arrangements provided under this Agreement in the nature of a "work-out" or in any insolvency or bankruptcy proceeding; (iii) in commencing, defending or intervening in any litigation or in filing a petition, complaint, answer, motion or other pleadings in any legal proceeding relating to Borrower, the REIT or any Agreement Party and related to or arising out of the transactions contemplated hereby; (iv) in taking any other action in or with respect to any suit or proceeding (whether in bankruptcy or otherwise); (v) in protecting, preserving, collecting, leasing, selling, taking possession of, or liquidating any such collateral; or (vi) attempting to enforce or enforcing any Lien in any such collateral or any other rights under the Loan Documents; provided, however, that the attorneys' fees and disbursements for which Borrower is obligated under this subsection (b) shall be limited to the reasonable non-duplicative fees and disbursements of counsel for Agent and counsel for all Lenders as a group. For purposes of this Section 12.01
(b), (i) counsel for Agent shall mean a single outside law firm representing Agent plus any additional law firms providing special local law representation in connection with the enforcement of the Loan Documents, and (ii) counsel for all Lenders as a group shall mean a single outside law firm representing such Lenders as a group.

         12.02. Indemnity

         (a) Generally. Borrower shall indemnify and defend Agent, Swingline Lender, Issuing Lender and each Lender and their respective affiliates, participants, officers, directors, employees and agents (each an "Indemnitee") against, and shall hold each such Indemnitee harmless from, any and all losses, damages (whether general, punitive or otherwise), liabilities, claims, causes of action (whether legal, equitable or administrative), judgments, court costs and legal or other expenses (including reasonable attorneys' fees) which such Indemnitee may suffer or incur: (i) in connection with claims made by third parties against such Indemnitee for losses or damages suffered by such third party as a result of (A) such Indemnitee's performance of this Agreement or any of the other Loan Documents, including without limitation such Indemnitee's exercise or failure to exercise any rights, remedies or powers in connection with this Agreement or any of the other Loan Documents or (B) the failure by Borrower, the REIT or any Agreement Party to perform any of their respective obligations under this Agreement or any of the other Loan Documents as and when required hereby or thereby, including without limitation any failure of any representation or warranty of Borrower, the REIT or any Agreement Party to be true and correct; (ii) in connection with any claim or cause of action of any kind by any Person to the effect that such Indemnitee is in any way responsible or liable for any act or omission by Borrower, the REIT or any Agreement Party, whether on account of any theory of derivative liability or otherwise, (iii) in connection with the past, present or future environmental condition of any Property owned by Borrower, the REIT, Subsidiary or any Agreement Party, the presence of asbestos-containing materials at any such Property, the presence of Contaminants in groundwater at any such Property, or the Release or threatened Release of any Contaminant into the environment from any such Property; or (iv) in connection with any claim or cause of action of any kind by any Person which would have the effect of denying such Indemnitee the full benefit or protection of any provision of this Agreement or an), of the other Loan Documents.

         (b) ERISA. Without limitation of the provisions of subsection (a) above, Borrower shall indemnify and hold each Indemnitee free and harmless from and against all loss.

costs (including reasonable attorneys' fees and expenses), expenses, taxes, and damages (including consequential damages) such Indemnitee may suffer or incur by reason of the investigation, defense and settlement of claims and in obtaining any prohibited transaction exemption under ERISA or the Internal Revenue Code necessary in such Indemnitee's reasonable judgment by reason of the inaccuracy of the representations and warranties set forth in the first paragraph of
Section 5.01(s) or a breach of the provisions set forth in the last paragraph of Section 8.01(f).

         (c) Exceptions; Limitations. Notwithstanding anything to the contrary set forth in this Section 12.02, Borrower shall have no obligation to any Indemnitee hereunder with respect to (i) any intentional tort, fraud or act of gross negligence or bad faith which any Indemnitee is personally determined by the judgment of a court of competent jurisdiction (sustained on appeal, if any) to have committed, (ii) any liability of such Indemnitee to any third party based upon contractual obligations of such Indemnitee owing to such third party which are not expressly set forth in the Loan Documents or (iii) violations of Environmental Laws relating to a Property which are caused by the act or omission of such Indemnitee after such Indemnitee takes possession of such Property and which would not have occurred if such Indemnitee had exercised reasonable care under the circumstances. In addition, the indemnification set forth in this Section 12.02 in favor of any officer, director, partner, employee or agent of Agent, Swingline Lender, Issuing or any Lender shall be solely in their respective capacities as such officer, director, partner, employee or agent. Such indemnification in favor of any affiliate of Agent, Swingline Lender, Issuing Lender or any Lender shall be solely in its capacity as the provider of services to Agent, Swingline Lender, Issuing Lender or such Lender in connection with this Agreement, and such indemnification in favor of any participant of Agent or any Lender shall be solely in its capacity as a participant in the Commitments and the Loans.

         (d) Payment; Survival. Borrower shall pay any amount owing under this
Section 12.02 within thirty (30) days after written demand therefor by the applicable Indemnitee together with reasonable supporting documentation therefor. The indemnity set forth in this Section 12.02 shall survive the payment of all amounts payable pursuant to, and secured by, this Agreement and the other Loan Documents. Payment by any Indemnitee shall not be a condition precedent to the obligations of Borrower under this Section 12.02. To the extent that any indemnification obligation set forth in this Section 12.02 may be unenforceable because it is violative of any law or public policy, Borrower shall contribute the maximum portion which it is permitted to pay and satisfy under applicable law, to the payment and satisfaction of the applicable indemnified matter.

         12.03. Change in Accounting Principles. Except as otherwise provided herein, if any changes in accounting principles from those used in the preparation of the most recent financial statements delivered to Agent pursuant to the terms hereof are hereinafter required or permitted by the rules, regulations, pronouncements and opinions of the Financial Accounting Standards Board or the American Institute of Certified Public Accountants (or successors thereto or agencies with similar functions) and are adopted by the REIT, Borrower, any Subsidiary, any Investment Affiliate, or any Agreement Party with the agreement of its independent certified public accountants and such changes result in a change in the method of calculation of any of the financial covenants, standards or terms found herein, the parties hereto agree to enter into negotiations in order to amend such provisions so as to equitably reflect such changes with the desired result that the criteria for evaluating the financial condition of the REIT, on a consolidated basis, shall be the same after such changes as if such changes had not been made; provided, however, that no change in GAAP that would affect the method of calculation of any of the financial covenants, standards or terms shall be given effect in such calculations until such provisions are amended, in a manner satisfactory to Agent and all Lenders, to so reflect such change in accounting principles.

         12.04. Setoff. In addition to any Liens granted to Agent and any rights now or hereafter granted under applicable law and not by way of limitation of any such Lien or rights, upon the occurrence and during the continuance of any Event of Default, Agent and each Lender are hereby authorized by Borrower at any time or from time to time, with concurrent notice to Borrower, or to any other Person (any such notice being hereby expressly waived) to set off and to appropriate and to apply any and all deposits (general or special, including, but not limited to, indebtedness evidenced by certificates of deposit, whether matured or unmatured but not including trust accounts) and any other indebtedness at any time held or owing by Agent or such Lender solely to or for the credit or the account of Borrower against and on account of the Obligations of Borrower to Agent or such Lender including but not limited to all Loans and all claims of any nature or description arising out of or connected with this Agreement or any of the other Loan Documents, irrespective of whether or not (a) Agent or such Lender shall have made any demand hereunder or (b) Agent shall have declared the principal of and interest on the Loans and other amounts due hereunder to be due and payable as permitted by Article XI and although said obligations and liabilities, or any of them, may be contingent or unmatured.

         12.05. Amendments and Waivers. No amendment or modification of any provision of this Agreement shall be effective without the written agreement of Requisite Lenders (after notice to all Lenders) as provided in Section 11.10(a) and Borrower provided that the agreement of Requisite Lenders shall not be required for amendments or modifications that are purely of a clerical nature or that correct a manifest error and no termination or waiver of any such provision of this Agreement (including without limitation any waiver of an Event of Default which does not specifically require the consent of all Lenders), or consent to any departure by Borrower therefrom, shall in any event be effective without the written concurrence of Requisite Lenders (after notice to all Lenders) as provided in Section 11.10(a), which Requisite Lenders shall have the right to grant or withhold at their sole discretion, except that the amendments, modifications or waivers specified in Section 11.10(b) shall require the consent of the Supermajority Lenders and the following amendments, modifications or waivers shall require the consent of all Lenders (other than Section 12.05(j) which shall require the consent of all Lenders other than Agent):

         (a) Increasing the Commitments or any Lender's Commitments;

         (b) Changing the principal amount or final maturity of the Loans;

         (c) Reducing or increasing the interest rates applicable to the Loans (other than Swingline Loans);

         (d) Reducing the rates on which fees payable pursuant hereto are determined;

         (e) Forgiving or delaying any amount payable under Article II (other than late fees);

         (f) Changing the definition of "Requisite Lenders," "Loan Availability," "Supermajority Lenders," or "Pro Rata Shares";

         (g) Changing any provision contained in Section 12.05;

         (h) Releasing any obligor under any Loan Document, unless such release is otherwise required by the terms of this Agreement or any other Loan Document;

         (i) Issuing a Letter of Credit for a term extending beyond the Maturity Date;

         (j) Removal of Agent for good cause in accordance with Section 11.09(a); and

         (k) Modifying or waiving any other provision herein which specifically requires the consent of all Lenders;

Notwithstanding anything to the contrary contained in this Agreement, Borrower shall have no right to consent to any amendment, modification, termination or waiver of any provision of Article XI hereof; provided, however, that no amendment, modification, termination or waiver of Section 11.09(b), 11.09(c), 11.1O(a), or 11.13 (except subsection (i) thereof) which has an adverse effect on Borrower or Borrower's rights hereunder shall be effective without the written concurrence of Borrower. Agent and Lenders further acknowledge and agree that the remaining provisions of Article XI are intended to and shall continue to address only the rights and obligations of Agent and Lenders amongst each other and do not and shall not impose obligations or restrictions upon Borrower or result in any way in the loss of any rights, claims or defenses of Borrower. No amendment, modification, termination or waiver of any provision of Article XI hereof or any other provision referring to any Agent, Swingline Lender or Issuing Lender shall be effective without the written concurrence of the Agent, Swingline Lender or Issuing Lender, as applicable. Any waiver or consent shall be effective only in the specific instance and for the specific purpose for which it was given. No notice to or demand on Borrower in any case shall entitle Borrower to any other further notice or demand in similar or other circumstances. Any amendment, modification, termination, waiver or consent effected in accordance with this Section shall be binding on each assignee, transferee or recipient of Agent's powers, functions or duties or any Lender's Commitment under this Agreement or the Loans at the time outstanding.

         12.06. Independence of Covenants. All covenants hereunder shall be given independent effect so that if a particular action or condition is not permitted by any of such covenants, the fact that it would be permitted by an exception to, or be otherwise within the limitations of, another covenant shall not avoid the occurrence of an Event of Default or Unmatured Event of Default if such action is taken or condition exists.

         12.07. Notices and Delivery. Unless otherwise specifically provided herein, any consent, notice or other communication herein required or permitted to be given shall be in writing and may be personally served, telecopied or sent by courier service or United States mail and shall be deemed to have been given when delivered in person or by courier service, upon receipt of a telecopy or if deposited in the United States mail (registered or certified, with postage prepaid and properly addressed) upon receipt or refusal to accept delivery. Notices to Agent, Swingline Lender or Issuing Lender pursuant to Article II shall not be effective until received by Agent, Swingline Lender or Issuing Lender, as applicable. For the purposes hereof, the addresses of the parties hereto (until notice of a change thereof is delivered as provided in this Section 12.07) shall be as set forth below each party's name on the signature pages hereof, or, as to each party, at such other address as may be designated by such party in a written notice to all of the other parties. All deliveries to be made to Agent for distribution to the Lenders shall be made to Agent at the addresses specified for notice on the signature page hereto and, in addition, a sufficient number of copies of each such delivery shall be delivered to Agent for delivery to each Lender at the address specified for deliveries on the signature page hereto or such other address as may be designated by Agent or Lenders in a written notice.

         12.08. Survival of Warranties, Indemnities and Agreements. All agreements, representations, warranties and indemnities made or given herein or pursuant hereto shall survive the execution and delivery of this Agreement and the other Loan Documents and the making and repayment of the Loans hereunder and such indemnities shall survive termination hereof

         12.09. Failure or Indulgence Not Waiver, Remedies Cumulative. Except as otherwise expressly provided in this Agreement or any other Loan Document, no failure or delay on the part of Agent, Swingline Lender, Issuing Lender or any Lender in the exercise of any power, right or privilege under any of the Loan Documents shall impair such power, right or privilege or be construed to be a waiver of any default or acquiescence therein nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege. All rights and remedies existing under the Loan Documents are cumulative to and not exclusive of any rights or remedies otherwise available.

         12.10. Marshalling; Recourse to Security, Payments Set Aside. Neither any Lender, Swingline Lender, Issuing Lender nor Agent shall be under any obligation to marshall any assets in favor of Borrower or any other party or against or in payment of any or all of the Obligations. Recourse to security shall not be required at any time. To the extent that Borrower makes a payment or payments to Agent, Swingline Lender, Issuing Lender or the Lenders or Agent, Swingline Lender, Issuing Lender or the Lenders enforce their Liens or exercise their rights of set off, and such payment or payments or the proceeds of such enforcement or set off or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required to be repaid to a trustee, receiver or any other party under any bankruptcy law, state or federal law, common law or equitable cause, then to the extent of such recovery. the

Obligations or part thereof originally intended to be satisfied, and all Liens, rights and remedies therefor, shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or set off had not occurred.

         12.11. Severability. In case any provision in or obligation under this Agreement or the other Loan Documents shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

         12.12. Headings. Section headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose or be given any substantive effect.

         12.13. Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF ILLINOIS WITHOUT REGARD TO CONFLICT OF LAW PRINCIPLES.

         12.14. Limitation of Liability. To the extent permitted by applicable law, no claim may be made by Borrower, the REIT, any Lender or any other Person against Agent, Swingline Lender, Issuing Lender or any Lender, or the affiliates, directors, officers, employees, attorneys or agents of any of them, for any punitive damages in respect of any claim for breach of contract or any other theory of liability arising out of or related to the transactions contemplated by this Agreement, or any act, omission or event occurring in connection therewith; and Borrower, the REIT, and each Lender hereby waive, release and agree not to sue upon any claim for any such damages, whether or not accrued and whether or not known or suspected to exist in its favor.

         12.15. Successors and Assigns. This Agreement and the other Loan Documents shall be BINDING UPON THE PARTIES HERETO AND THEIR RESPECTIVE successors and permitted assigns and shall inure to the benefit of the parties hereto and the successors and permitted assigns of Agent and Lenders. The terms and provisions of this Agreement shall inure to the benefit of any permitted assignee or transferee of the Loans and the Commitments of Lenders under this Agreement, and in the event of such transfer or assignment, the rights and privileges herein conferred upon Agent and Lenders shall automatically extend to and be vested in such transferee or assignee, all subject to the terms and conditions hereof. Borrower's rights or any interest therein hereunder, and Borrower's duties and obligations hereunder, shall not be assigned (whether directly, indirectly, by operation of law or otherwise) without the consent of all Lenders.

         12.16. Usury Limitation. Each Loan Document is expressly limited so that in no contingency or event whatsoever, whether by reason of error of fact or law, payment, prepayment or advancement of the proceeds of Loans, acceleration of maturity of the unpaid principal balance of the Loans, or otherwise, shall the amount paid or agreed to be paid to Lenders for the use, forbearance, or retention of money, including any, fees or charges collected or made in connection with the Loans which may be treated as interest under applicable law, if any, exceed the maximum legal limit (if any such limit is applicable) under United States federal laws or state laws (to the extent not preempted by federal law, if any), now or hereafter governing the interest payable under such Loan Documents. If, from any circumstances whatsoever, fulfillment of any provision hereof or any of the other Loan Documents at the time performance of such provision shall be due, shall involve transcending the limit of validity (if any) prescribed by law which a court of competent jurisdiction may deem applicable hereto, then ipso facto, the obligation to be fulfilled shall be reduced to the limit of such validity, and if from any circumstances Lenders shall ever receive as interest an amount which would exceed the maximum legal limit (if any such limit is applicable), such amount which would be excessive interest shall be applied to the reduction of the unpaid principal balance due under the Loan Documents and not to the payment of interest or, if necessary, to Borrower. Notwithstanding any other provision of this Agreement or any of the other Loan Documents, this provision shall control every other provision of all Loan Documents.

         12.17. Confidentiality. Agent, Swingline Lender, Issuing Lender and Lenders shall use reasonable efforts to assure that any information about Borrower, the REIT, Subsidiaries and Investment Affiliates (and their respective Properties) not generally disclosed to the public which is furnished to Agent, Swingline Lender, Issuing Lender or Lenders pursuant to the provisions of this Agreement or any of the other Loan Documents is used only for the purposes of this Agreement and the other Loan Documents and shall not be divulged to any other Person other than Agent, Swingline Lender, Issuing Lender and Lenders and their respective affiliates, officers, directors, employees and agents who are actively and directly participating in the evaluation, administration or enforcement of the Obligations; provided, however, that nothing herein shall affect the disclosure of any such information (i) to the extent required by statute, rule, regulation or judicial process, (ii) to counsel for Agent, Swingline Lender, Issuing Lender or Lenders or to their accountants, (iii) to bank examiners and auditors, (iv) to any transferee or participant or prospective transferee or participant hereunder who agrees to be bound by this provision, (v) in connection with the enforcement of the rights of Agent, Swingline Lender, Issuing Lender and Lenders under this Agreement and the other Loan Documents, or (vi) in connection with any litigation to which Agent, Swingline Lender, Issuing Lender or any Lender is a party so long as Agent, Swingline Lender, Issuing Lender or such Lender provides Borrower with prior written notice of the need for such disclosure and exercises reasonable efforts to obtain a protective order with respect to such information from the court or other tribunal before which such litigation is pending.

         12.18. Consent to Jurisdiction and Service of Process; Waiver of Jury Trial-, Waiver Of Permissive Counterclaims. EXCEPT WITH RESPECT TO FORECLOSURE PROCEEDINGS AGAINST ANY COLLATERAL WHICH BY REQUIREMENT OF LAW MUST BE BROUGHT IN THE JURISDICTION WHERE SUCH COLLATERAL IS LOCATED, ALL JUDICIAL PROCEEDINGS BROUGHT AGAINST BORROWER OR THE REIT WITH RESPECT TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT MAY BE AND ALL JUDICIAL PROCEEDINGS BROUGHT BY BORROWER OR THE REIT WITH RESPECT TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT SHALL BE BROUGHT IN ANY STATE OR FEDERAL COURT OF COMPETENT

JURISDICTION HAVING SITUS WITHIN THE BOUNDARIES OF THE FEDERAL COURT DISTRICT OF THE NORTHERN DISTRICT OF ILLINOIS, AND BY EXECUTION AND DELIVERY OF THIS AGREEMENT, BORROWER AND THE REIT ACCEPT, FOR ITSELF AND IN CONNECTION WITH ITS PROPERTIES, GENERALLY AND UNCONDITIONALLY, THE JURISDICTION OF THE AFORESAID COURTS, AND IRREVOCABLY AGREE TO BE BOUND BY ANY FINAL JUDGMENT RENDERED THEREBY FROM WHICH NO APPEAL HAS BEEN TAKEN OR IS AVAILABLE. BORROWER AND THE REIT HEREBY DESIGNATE AND APPOINT ELLEN KELLEHER, ESQ., MANUFACTURED HOME COMMUNITIES, INC., TWO NORTH RIVERSIDE PLAZA, SUITE 800, CHICAGO, ILLINOIS 60606, TO RECEIVE ON THEIR BEHALF SERVICE OF ALL PROCESS IN ANY SUCH PROCEEDINGS IN ANY SUCH COURT, SUCH SERVICE BEING HEREBY ACKNOWLEDGED BY SUCH PERSON TO BE EFFECTIVE AND BINDING SERVICE IN EVERY RESPECT. SUCH APPOINTMENT SHALL BE REVOCABLE ONLY WITH AGENT'S PRIOR WRITTEN APPROVAL. BORROWER AND THE REIT IRREVOCABLY CONSENT TO THE SERVICE OF PROCESS OF ANY OF THE AFOREMENTIONED COURTS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO ITS RESPECTIVE NOTICE ADDRESS SPECIFIED ON THE SIGNATURE PAGES HEREOF, SUCH SERVICE TO BECOME EFFECTIVE UPON RECEIPT. BORROWER, THE REIT, AGENT AND LENDERS IRREVOCABLY WAIVE (A) TRIAL BY JURY IN ANY ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, AND (B) ANY OBJECTION (INCLUDING WITHOUT LIMITATION ANY OBJECTION OF THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS) WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY SUCH ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT IN ANY JURISDICTION SET FORTH ABOVE. NOTHING HEREIN SHALL AFFECT THE RIGHT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR SHALL LIMIT THE RIGHT OF AGENT OR ANY LENDER TO BRING PROCEEDINGS AGAINST BORROWER IN THE COURTS OF ANY OTHER JURISDICTION. BORROWER AND THE REIT AGREE THAT THEY WILL NOT ASSERT ANY PERMISSIVE COUNTERCLAIM IN ANY PROCEEDING BROUGHT BY LENDER WITH RESPECT TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT.

         12.19. Counterparts; Effectiveness; Inconsistencies. This Agreement and any amendments, waivers, consents or supplements may be executed in counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument. This Agreement shall become effective when Borrower, the initial Lenders, Swingline Lender, Issuing Lender and Agent have duly executed and delivered counterpart execution pages of this Agreement to each other (delivery) by Borrower and the REIT to Lenders and by any Lender to Borrower, the REIT and any other Lender being deemed to have been made by delivery to Agent). This Agreement and each of the other Loan Documents shall be construed to the extent reasonable to be consistent one with the other, but to the extent that the terms and conditions of this Agreement are actually and directly inconsistent with the terms and conditions of any other Loan Document, this Agreement shall govern.

         12.20. Construction. The parties acknowledge that each party and its counsel have reviewed and revised this Agreement and that the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement or any amendments or exhibits hereto.

         12.21. Entire Agreement. This Agreement, taken together with all of the other Loan Documents and all certificates and other documents delivered by Borrower to Agent in connection herewith, embodies the entire agreement and supersede all prior agreements, written and oral, relating to the subject matter hereof.

         12.22. Agent's Action for Its Own Protection Only. The authority herein conferred upon Agent, and any action taken by Agent, to inspect any Property will be exercised and taken by Agent for its own protection only and may not be relied upon by Borrower for any purposes whatsoever, and Agent shall not be deemed to have assumed any responsibility to Borrower with respect to any such action herein authorized or taken by Agent. Any review, investigation or inspection conducted by Agent, any consultants retained by Agent or any agent or representative of Agent in order to verify independently Borrower's satisfaction of any conditions precedent to Loans, Borrower's performance of any of the covenants, agreements and obligations of Borrower under this Agreement, or the validity of any representations and warranties made by Borrower hereunder (regardless of whether or not the party conducting such review, investigation or inspection should have discovered that any of such conditions precedent were not satisfied or that any such covenants, agreements or obligations were not performed or that any such representations or warranties were not true), shall not affect (or constitute a waiver by Agent or Lenders of) (i) any of Borrower's representations and warranties under this Agreement or Agent's or Lenders' reliance thereon or (ii) Agent's or Lenders' reliance upon any certifications of Borrower required under this Agreement or any other facts, information or reports furnished to Agent and Lenders by Borrower hereunder.

         12.23. Lenders' ERISA Covenant. Each Lender, by its signature hereto or on the applicable Assignment and Assumption, hereby agrees (a) that on the date any Loan is disbursed hereunder no portion of such Lender's Pro Rata Share of such Loan will constitute "assets" within the meaning of 29 C.F.R. ss. 2510.3-101 of an "employee benefit plan" within the meaning of Section 3(3) of ERISA or a "plan" within the meaning of Section 4975(e)(1) of the Internal Revenue Code, and (b) that following such date such Lender shall not allocate such Lender's Pro Rata Share of any Loan to an account of such Lender if such allocation (i) by itself would cause such Pro Rata Share of such Loan to then constitute "assets" (within the meaning of 29 C.F.R. ss. 2510.3-101 or any successor regulation thereto) of an "employee benefit plan" within the meaning of Section 3(3) of ERISA or a "plan" within the meaning of Section 4975(e)(1) of the Internal Revenue Code and (ii) by itself would cause such Loan to constitute a prohibited transaction under ERISA or the Internal Revenue Code (which is not exempt from the restrictions of Section 406 of ERISA and Section 4975 of the Internal Revenue Code and the taxes and penalties imposed by Section 4975 of the Internal Revenue Code and
Section 502(i) of ERISA) or any Agent or Lender being deemed in violation of
Section 404 of ERISA.

         12.24. Documentation Agent and Syndication Agent. Each of the parties to this Agreement acknowledges and agrees that the obligations of Documentation Agent and Syndication Agent hereunder shall be limited to those obligations that are expressly set forth herein, if any, and Documentation Agent and Syndication Agent shall not be required to take any action or assume any liability except as may be required in their respective capacities as a Lender hereunder. Each of the parties to this Agreement agrees that, for purposes of the indemnifications set forth herein, the term "Agent" shall be deemed to include Documentation Agent and Syndication Agent.

                            [SIGNATURE PAGES FOLLOW]

        IN WITNESS WHEREOF, the parties here to have executed this Agreement as of the date first written above.






                                   "Borrower"
                                    --------

                                         MHC OPERATION LIMITED
                                         PARTNERSHIP, an Illinois limited
                                         partnership

                                         By:  MANUFACTURED HOME
                                              COMMUNITIES, INC., A Maryland
                                              corporation as General Partner


                                         By:    Ellen Kelleher
                                             --------------------------------
                                         Name:  Ellen Kelleher
                                              -------------------------------
                                         Title: Executive VP/General Counsel
                                                -----------------------------

                                         Address:
                                         Two North Riverside Plaza Suite 800
                                         Chicago, Illinois 60606
                                         Telecopy: 312/474-0205

                                     "REIT"
                                      ----

                                           MANUFACTURED HOME
                                           COMMUNITIES, INC., a Maryland
                                           corporation



                                           By:    Ellen Kelleher
                                              ------------------------------
                                           Name:  Ellen Kelleher
                                                ----------------------------
                                           Title: Executive VP/General Counsel

                                           Address:
                                           Two North Riverside Plaza, Suite 800
                                           Chicago, Illinois 60606
                                           Telecopy: 312/474-0205

                                     WELLS FARGO BANK, N.A.
                                     as Agent, Swingline Lender, Issuing Lender and a Lender



                                     By:    STEVEN R. LOWERY
                                        ---------------------------------
                                     Name:  STEVEN R. LOWERY
                                          -------------------------------
                                     Title: VICE PRESIDENT
                                           ------------------------------

                                     Address:
                                     225 West Wacker Drive
                                     Suite 2550
                                     Chicago, Illinois 60601
                                     Attn: Senior Loan Officer
                                     Telecopy: 312/782-0969

                                     WITH A COPY TO:
                                     Wells Fargo & Co.
                                     Real Estate Group
                                     420 Montgomery Street, Floor 6
                                     San Francisco, Calif. 94163
                                     Attn: Chief Credit Officer
                                     Telecopy: 415/391-2971

                                     WITH A COPY TO (FOR
                                     FINANCIAL STATEMENTS AND REPORTING
                                     INFORMATION ONLY):

                                     Wells Fargo Bank
                                     2030 Main Street
                                     Suite 800
                                     Irvine, California 92714
                                     Attn: Deborah Autry
                                     Telecopy: 714/851-9442

                                     Commitment: $50,000,000
                                                 33.333333%

                                    COMMERZBANK
                                    AKTIENGESELLSCHAFT, Chicago
                                    Branch, as a Lender



                                    By:    JAMES J. HENRY
                                       ---------------------------
                                    Name:  JAMES J. HENRY
                                         -------------------------
                                    Title: SENIOR VICE PRESIDENT
                                          ------------------------

                                    By:    F. MARCUS PERRY
                                        --------------------------
                                    Name:  F. MARCUS PERRY
                                         --------------------------
                                    Title: ASSISTANT TREASURER
                                          -------------------------

                                    Address:
                                    Two World Financial Center
                                    New York, New York 10281-1050
                                    Attention: Douglas P. Traynor
                                    Telecopy: 212/266-7569

                                    Commitment: $33,333,333.33
                                                22.222222%

                                   MORGAN GUARANTY TRUST
                                   COMPANY OF NEW YORK, as
                                   Documentation Agent and as a Lender



                                   By:    TIMOTHY V. O'DONOVAN
                                      ---------------------------
                                   Name:  TIMOTHY V. O'DONOVAN
                                        -------------------------
                                   Title: VICE PRESIDENT
                                         ------------------------

                                   Address:
                                   60 Wall Street, 22nd Floor
                                   New York, New York 10260-0060
                                   Attention: Timothy O'Donovan
                                   Telecopy: 212/648-8111

                                   commitment: $33,333,333.34
                                               22.222222%

                                   BANK OF AMERICA NATIONAL
                                   TRUST AND SAVINGS ASSOCIATION,
                                   as Syndication Agent and as a Lender



                                   By:    Megan McBride
                                       --------------------------
                                   Name:  Megan McBride
                                        -------------------------
                                   Title: Vice President
                                         ------------------------

                                   Address:
                                   231 S. LaSalle Street, 15th Floor
                                   Chicago, Illinois 60697
                                   Attn: Megan McBride
                                   Telecopy: 312/974-4970

                                   Commitment: $33,333,333.33
                                               22.222222%

                                    EXHIBIT A

                            ASSIGNMENT AND ASSUMPTION

                  THIS ASSIGNMENT AND ASSUMPTION (the "Agreement") is dated this day of____________,_____,by and between ______________ ("Assigning Lender") and
_________________ ("Assignee Lender").

                  WHEREAS, Assigning Lender is the holder of that certain promissory note (the "Note") in the principal amount of $______________________, dated _________ ____, ____, and executed by MHC Operating Limited Partnership, an Illinois limited partnership ("Borrower"), for the benefit of Assigning Lender. The Note evidences Assigning Lender's "Pro Rata Share" of the "Loans" made or to be made under that certain Second Amended and Restated Credit Agreement, dated as of April ____, 1998 (as amended, supplemented or restated from time to time, the "Credit Agreement"). Capitalized terms used herein without definition have the meanings provided in the Credit Agreement.

                  1. Assignment

                  (a) For value received, the Assigning Lender hereby sells, assigns, conveys and delivers to Assignee Lender, and Assignee Lender hereby purchases from Assigning Lender, a __% interest in the Loans and the Facility (collectively, the "Assigned Rights and Obligations"). After giving effect hereto, the Assignee Lender will have a Commitment of a $__________, Pro Rata Share of ____%.

                  (b) Agent shall pay to Assignee Lender all principal, interest, Unused Facility Fees and other amounts that are paid by or on behalf of Borrower pursuant to the Loan Documents and are attributable to the Assigned Rights and Obligations ("Borrower Amounts"), that accrue on and after the date hereof. If Assigning Lender receives or collects any such Borrower Amounts, Assigning Lender shall promptly pay them to Assignee Lender.

                  2. Representations and Warranties

                  (a) Each of Assigning Lender and Assignee Lender represents and warrants to the other and to Agent as follows:

                        (i) It has full power and authority, and has taken all action necessary, to execute and deliver this Agreement and to fulfill its obligations under, and to consummate the transactions contemplated by, this Agreement;

                        (ii) The making and performance of this Agreement and all documents required to be executed and delivered by it hereunder do not and will not violate any law or regulation applicable to it;

                        (iii) This Agreement has been duly executed and delivered by it and constitutes its legal, valid and binding obligation enforceable in accordance with its terms; and

                        (iv) All approvals, authorizations or other actions by, or filing with, any governmental authority necessary for the validity or enforceability of its obligations under this Agreement have been made or obtained.

                  (b) Assigning Lender represents and warrants to Assignee Lender that Assigning Lender owns the Assigned Rights and Obligations free and clear of any lien or other encumbrance and that the assignment contemplated hereby complies with the provisions of the first sentence of Section 11.13 (a) of the Credit Agreement.

                  (c) Assignee Lender represents and warrants to Assigning Lender as follows:

                        (i) Assignee Lender has made and shall continue to make its own independent investigation of the financial condition, affairs and creditworthiness of Borrower and any other person or entity obligated under the Loan Documents (collectively, "Credit Parties," and the value of any collateral now or hereafter securing any of the obligations);

                        (ii) Assignee Lender has received copies of the Loan Documents and such other documents, financial statements and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Agreement; and

                        (iii) The assignment contemplated hereby complies with the provisions of the second sentence of Section 11.13 (a) of the Credit Agreement.

                  3. No Assigning Lender Responsibility. Assigning Lender makes no representation or warranty regarding, and assumes no responsibility to Assignee Lender for:

                  (a) The execution (by any party other than Assigning Lender), effectiveness, genuineness, validity, enforceability, collectibility or sufficiency of the Loan Documents or any representations, warranties, recitals or statements made in the Loan Documents or in any financial or other written or oral statement, instrument, report, certificate or any other document made or furnished or made available by Assigning Lender to Assignee Lender or by or on behalf of any Credit Party to Assigning Lender or Assignee Lender in connection with the Loan Documents and the transactions contemplated thereby;

                  (b) The performance or observance of any of the terms, covenants or agreements contained in any of the Loan Documents or as to the existence or possible existence of any Unmatured Event of Default or Event of Default under the Loan Documents;

                  (c) The accuracy or completeness of any information provided to Assignee Lender, whether by Assigning Lender or by or on behalf of any Credit Party; or

                  (d) Any investigation of the financial condition, affairs or creditworthiness of any of the Borrower or the REIT, or the value of any collateral, in connection with the assignment of the Assigned Rights and Obligations or to provide Assignee Lender with any credit or other information with respect thereto, whether coming into its possession before the date hereof or at any time or times thereafter.

                  4. Assignee Lender Bound By Credit Agreement. Effective on the date hereof, Assignee Lender (a) shall be deemed to be a party to the Credit Agreement, (b) agrees to be bound by the Credit Agreement to the same extent as it would have been if it had been an original Lender thereunder, and (c) agrees to perform in accordance with their respective terms all of the obligations which are required under the Loan Documents to be performed by it as a Lender. Assignee Lender appoints and authorizes Agent to take such actions as agent on its behalf and to exercise such powers under the Loan Documents as are delegated to Agent by the terms thereof, together with such powers as are reasonably incidental thereto.

                  5. Assigning Lender Released From Credit Agreement. Effective on the date hereof, and to the extent of the Assigned Rights and Obligations, Assigning Lender shall relinquish its rights and be released from its obligations under the Credit Agreement and the other Loan Documents; provided, however, that Assigning Lender shall retain all of its rights to indemnification under the Credit Agreement and the other Loan Documents for any events, acts or omissions occurring before the date hereof.

                  6. General

                  (a) No term or provision of this Agreement may be amended, waived or terminated orally, but only by an instrument signed by the parties hereto.

                  (b) If Assigning Lender has not assigned its entire remaining Commitment and Loans to Assignee Lender, Assigning Lender may at any time and from time to time grant to others, subject to applicable provisions in the Credit Agreement, assignments of or participations in all of Assigning Lender's remaining Loans or Commitment.

                  (c) All payments to Assigning Lender or Assignee Lender hereunder shall, unless otherwise specified by the party entitled thereto, be made in Dollars, in immediately available funds, and to the address or account specified on the signature pages of this Agreement. The address of Assignee Lender for notice purposes under the Credit Agreement shall be as specified on the signature pages of this Agreement.

                  (d) This Agreement shall be governed by and construed in accordance with the laws of the State of Illinois.

                  (e) This Agreement is executed to be effective as of the date set forth above.

                            [SIGNATURE PAGE FOLLOWS]

                  IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

                                   ________________________________, as
                                   Assigning Lender

                                   By:___________________________
                                   Name:_________________________
                                   Title:________________________



                                   Pro Rata Share (after giving effect to this Agreement):____________%
                                   Commitment (after giving effect to this
                                   Agreement):$________________

                                   Assigning Lender's Payment Instructions:


                                   ______________________________
                                   ABA No.:______________________
                                   Account No.:__________________
                                   Ref.:_________________________


ASSUMPTION:


                  The undersigned Assignee Lender hereby accepts the above sale and assignment and agrees to be bound by the obligations of the Credit Agreement and the Loan Documents and hereby assumes the obligations of a Lender thereunder.


                                   ______________________________,as Assignee
                                   Lender

                                   By:___________________________
                                   Name:_________________________
                                   Title:________________________

                                   Pro Rata Share (after giving effect to this Agreement):______________%
                                   Commitment (after giving effect to this
                                   Agreement):$__________________

                                   Address for Notice and Delivery:


                                   _______________________________

                                   _______________________________

                                   _______________________________
                                   Attention:_____________________
                                   Telephone: (___)____-____
                                   Telecopy: (___)____-____


                                   Assignee Lender's Payment Instructions:


                                   ________________________________
                                   ABA No.:_________________________
                                   Account No.:_______________________
                                   Ref.:_____________________________

ACKNOWLEDGED AND AGREED:

WELLS FARGO BANK, N.A., as Agent

By:_____________________________
Name:___________________________
Title:__________________________

MHC OPERATING LIMITED PARTNERSHIP,
an Illinois limited partnership, as Borrower

By:  MANUFACTURED HOME COMMUNITIES,
     INC., a Maryland corporation, as General Partner

     By:_________________________________
     Name:_______________________________
     Title:______________________________

ACKNOWLEDGED:

MANUFACTURED HOME COMMUNITIES, INC.,
a Maryland corporation, as Guarantor

By:__________________________________
Name:________________________________
Title:_______________________________

                                    EXHIBIT B

                            AMENDMENT AND RESTATEMENT
                            OF $150,000,000 REVOLVING
                              CREDIT AGREEMENT FOR
                        MHC OPERATING LIMITED PARTNERSHIP


                               CLOSING CHECKLIST

1.   Loan Documents

     _____ 1.01  Amended and Restated Revolving Credit Agreement

     _____ 1.02  Amended and Restated Notes for each Bank

                 ___   a.   Wells Fargo Bank, National Association
                 ___   b.   Bank of America National Trust and Savings
                            Association
                 ___   c.   Morgan Guaranty Trust Company of New York
                 ___   d.   Commerzbank Aktiengesellschaft

     _____ 1.03  Swingline Note

     _____ 1.04  Letter of Credit Note

     _____ 1.05  Agent's form of Funds Transfer Agreement and signature authorization form

     _____ 1.06  The REIT Guaranty

     _____ 1.07  Solvency Certificate of Borrower

     _____ 1.08  Solvency Certificate of the REIT

     _____ 1.09  Compliance Certificate (referencing Section 4.01(i)

     _____ 1.10  Intentionally omitted

II.  Evidence of Existence and Authorization

     _____ 2.01  Opinion of Borrower's counsel

     _____ 2.02  Certified copy of Borrower's Limited Partnership Agreement and
                 Certificate of Limited Partnership (and all amendments thereto)

     _____ 2.03  Certificate of Existence for Borrower from Secretary of State of Illinois

     _____ 2.04  Intentionally omitted

     _____ 2.05  Certified copy of the REIT's Certificate of Incorporation (and all amendments thereto)

     _____ 2.06  Certificate of Good Standing for the REIT from the Secretary of State of Maryland

     _____ 2.07  Certificate of the REIT's Secretary with respect to (i)
                 authorization, (ii) incumbency, (iii) bylaws and (iv) resolutions

III. Miscellaneous

     _____ 3.01  Assignment and Assumption by and between Wells Fargo and First
                 Chicago

     _____ 3.02  Existing Notes (marked canceled for return to Borrower)

                 ___   a.   Wells Fargo Bank, National Association
                 ___   b.   Bank of America Illinois
                 ___   c.   Morgan Guaranty Trust Company of New York
                 ___   d.   First National Bank of Chicago

     _____ 3.03  Wells Fargo $50 Million Note (marked canceled for return to
                 Borrower)

     _____ 3.04  Forms 4224 from Banks (as appropriate)

     _____ 3.05  Agent's Fee Letter

     _____ 3.06  Authorizations from Banks and Borrower to release signature pages

     _____ 3.07  Payoff of Wells Fargo $50 Million Bridge Loan

     _____ 3.08  Payment of fees and expenses

                             EXHIBIT C TO REVOLVER

                             COMPLIANCE CERTIFICATE

         This Compliance Certificate is delivered pursuant to the Second Amended and Restated Credit Agreement dated as of April 28, 1998 (as amended, supplemented and restated from time to time, the "Credit Agreement"), among MHC Operating Limited Partnership, the Lenders (as defined therein or made party thereto), and Wells Fargo Bank, N.A., as Agent. All capitalized defined terms used herein shall have the meaning ascribed to such terms in the Credit Agreement.

         1. The undersigned hereby certifies that the undersigned has reviewed the terms of the Credit Agreement and other Loan Documents and has made a review in reasonable detail of the transactions consummated by and financial condition of the REIT, the Borrower, the Subsidiaries and the Agreement Parties during the accounting period covered by the financial statements being delivered to Lender along with this Compliance Certificate and

              (a) Such review has not disclosed the existence during or at the end of such accounting period, and the undersigned does not have knowledge of the existence as of the date hereof, of any condition or event which constitutes an Unmatured Event of Default or an Event of Default (except as set forth in paragraph (b) hereof).

              (b) The financial statements being delivered to Agent along with this Compliance Certificate have been prepared in accordance with the books and records of the REIT, on a consolidated basis, and fairly present the financial condition of the REIT, on a consolidated basis, at the date thereof (if applicable, subject to normal year-end adjustments) and the results of operations and cash flows, on a consolidated basis, for the period then ended.

              (c) The nature and period of existence of the condition(s) or event(s) which constitute an Unmatured Event(s) of Default or an Event(s) of Default is (are) as follows: None.

              (d) Borrower (is taking) (is planning to take) the following action with respect to the condition(s) or event(s) set forth in paragraph (b) above: N/A

         2.   As of the end of the most recently ended accounting period:

              (a) Total Liabilities to Gross Asset Value. Total Liabilities:

         $________________ Gross Asset Value:  $________________ Ratio:_________
         (Ratio not to exceed 0.6:1).

              (b) Secured Debt to Gross Asset Value.  Secured Debt:
         $________________ Gross Asset Value:  $__________________Ratio:________
         (Ratio not to exceed 0.4:1).

              (c) EBITDA to Interest Expense Ratio. EBITDA: $_______________ interest Expense: $______________ Ratio: _______ (Ratio not to be less than 2.0:1).

              (d) EBITDA to Fixed Charges Ratio. EBITDA: ______________________ Fixed Charges: $_______________ Ratio: ____ (Ratio not to be less than 1.75:1).

              (e) Unencumbered Net Operating Income to Unsecured Interest Expense. Unencumbered Net Operating Income: $________________
         Unsecured Interest Expense: $______________ Ratio: ______ (Ratio not to be less than 1.80:1).

              (f) Unencumbered Pool. Borrower shall not permit the ratio of (a) the sum of (i) Unencumbered Asset Value: $_______________ (ii) Cash and Cash Equivalents owned by Borrower subject to no Lien in excess of $10MM: $_________ to (b) outstanding Unsecured Debt: $_________ Ratio:
         (Ratio not to be less than 1.80:1).

              (g) Minimum Net Worth. Borrower will maintain Net Worth of not less than $258,317,100 plus 90% of all Net Offering Proceeds received by the REIT or Borrower after September 30, 1996. Net Worth: $________.

              (h) Permitted Holdings. Borrower and its Subsidiaries may acquire or maintain the following Permitted Holdings so long as (i) the aggregate value whether held directly or indirectly by Borrower and its Subsidiaries does not exceed, at any time, 20% of Gross Asset Value for the Borrower as a whole and (ii) the value of each Permitted Holding does not exceed, at any time the following percentages of Borrower's Gross Asset Value:


                                                                    % OF GROSS
                         PERMITTED HOLDINGS               MAXIMUM   ASSET VALUE
------------------------------------------------------  ----------  ------------
         - Non manufactured home community property         10%        ___%
           (other than cash or Cash Equivalents)

         - Land                                              5%        ___%

         - Securities (issued by REITs primarily             5%        ___%
           engaged in the development, ownership and
           management of Manufactured Home
           communities)

         - Manufactured Home Community Mortgage             10%        ___%
           other than mortgage indebtedness which is
           either eliminated in the consolidation of
           the REIT; Borrower and the Subsidiaries or
           accounted for as investments in real estate



           under GAAP

         - Manufactured Home Community Partnership          10%        ___%
           Interest other than Controlled Partnership
           Interests

         - Development Activity                             10%        ___%

         3. All representations and warranties contained in the above-referenced Credit Agreement remain true and correct in all material respects. No Event of Default described in Section 10.01(g) or Section 10.01(h) has occurred and no other Event of Default or Unmatured Event of Default has occurred and is continuing. There has been no Material Adverse Effect to the Borrower or the REIT.

         4. As of the end of the Fiscal Quarter covered by the financial statements being delivered to Agent along with this Compliance Certificate, the weighted average occupancy rate of the Properties listed on Exhibit F to the Credit Agreement together with those designated by Borrower is at least eighty-five percent (85%)




Date: ________________                 ____________________________________
                                       Mr. Thomas P. Heneghan
                                       Chief Financial Officer of the REIT

                                   EXHIBIT D

                              REVOLVING LOAN NOTE

$________________                                               April______,1998

         FOR VALUE RECEIVED, MHC Operating Limited Partnership, an Illinois limited partnership ("Borrower"), HEREBY PROMISES TO PAY to the order of _____________________ ("Lender") at c/o Wells Fargo Bank, N.A., 2120 E. Park
Place, Suite 100. El Segundo, California, 90245; the principal sum of ________ Dollars ($_____________) or, if less, the aggregate unpaid principal amount of the "Loans" disbursed by Lender pursuant to that certain Second Amended and Restated Credit Agreement, dated as of the date hereof, as amended, supplemented or restated from time to time (the "Credit Agreement"), among Borrower, Manufactured Home Communities, Inc., the "Lenders" thereunder and Wells Fargo Bank, N.A., as Agent for the said Lenders ("Agent"), together with interest on the unpaid principal balance hereof at the rates provided below from the date such principal is advanced until payment in full thereof.

         This Note is one of the Loan Notes referred to in and governed by the Credit Agreement, which Credit Agreement, among other things, contains provisions for acceleration of the maturity hereof and payment of certain additional sums to Lender upon the happening of certain stated events. Any capitalized term used herein, unless otherwise defined herein, shall have the meaning ascribed to such term in the Credit Agreement.

         The principal amount of this Note will be due and payable, if not sooner paid, on the Maturity Date, subject to extension as provided in the Credit Agreement. Borrower may make voluntary prepayments of all or a portion of the Loans, upon not less than three (3) Business Days prior written notice, pursuant to the provisions of Section 2.05 of the Credit Agreement.

         Interest on the Loans is payable on the terms and at the rates set forth in the Credit Agreement. In addition to the interest charges described in the Credit Agreement, the Credit Agreement provides for the payment by Borrower of various other charges and fees as set forth more fully in the Credit Agreement.

         Upon the occurrence of an Event of Default described in Section 10.01(g) or Section 10.01 (h) of the Credit Agreement, this Note shall, without demand, notice or legal process of any kind, automatically become immediately due and payable. Upon and after the occurrence and continuance of any other Event of Default, this Note may, at the option or with the consent of Requisite Lenders, and without demand, notice or legal process of any kind (except as specifically set forth in the Credit Agreement), be declared, and immediately shall become, due and payable, unless such Event of Default is waived or such acceleration is rescinded as provided in the Credit Agreement.

         Demand, presentment, protest and notice of nonpayment and protest, notice of intention to accelerate maturity, notice of acceleration of maturity and notice of dishonor are hereby waived by Borrower, except to the extent specifically provided for in the Credit Agreement. Subject to the terms of the Credit Agreement, Agent on behalf of the Lenders may extend the time of payment of this Note, postpone the enforcement hereof, grant any indulgences, release any party primarily or secondarily liable hereon or agree to any substitution, subordination, exchange or release of any security without affecting or diminishing Lender's right of recourse against Borrower, which right is hereby expressly reserved.

         This Note has been delivered and accepted at Chicago, Illinois and shall be interpreted, and the rights and liabilities of the parties hereto determined, in accordance with, and governed by the laws of the State of Illinois.

         Whenever possible each provision of this Note shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Note shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Note.

                         MHC OPERATING LIMITED PARTNERSHIP, an
                         Illinois limited partnership

                         By:  MANUFACTURED HOME COMMUNITIES,
                              INC., a Maryland corporation, as General Partner

                              By:________________________________

                              Name:______________________________

                              Title:_____________________________

                                    EXHIBIT E

                                 SWINGLINE NOTE

$30.000.000                                                  April ______, 1998

         FOR VALUE RECEIVED, MHC Operating Limited Partnership, an Illinois limited partnership ("Borrower"), HEREBY PROMISES TO PAY to the order of Wells Fargo Bank. N.A. ("Swingline Lender") at 2120 E. Park Place, Suite 100, El Segundo, California, 90245, the principal sum of THIRTY MILLION and NO/100 Dollars ($30.000.000) or, if less, the aggregate unpaid principal amount of "Swingline Loans" disbursed by the Swingline Lender pursuant to Section 2.10 of that certain Second Amended and Restated Credit Agreement, dated as of the date hereof, as amended, supplemented or restated from time to time (the "Credit Agreement"), among Borrower, Manufactured Home Communities, Inc., the "Lenders" thereunder, and Wells Fargo Bank, as Agent for the said Lenders ("Agent"), together with interest on the unpaid principal balance hereof at the rates provided below from the date such principal is advanced until payment in full thereof.

         This Note is the Swingline Note referred to in and governed by the Credit Agreement, which Credit Agreement, among other things, contains provisions for acceleration of the maturity hereof and payment of certain additional sums to Swingline Lender upon the happening of certain stated events. Any capitalized term used herein, unless otherwise defined herein, shall have the meaning ascribed to such term in the Credit Agreement.

         The principal amount of this Note will be due and payable in accordance with the provisions of Section 2.10(b) of the Credit Agreement. Borrower may make voluntary prepayments of all or a portion of any Swingline Loan upon written notice not later than 1:00 p.m. (California time) on the same Business Day, pursuant to the provisions of Section 2.05 of the Credit Agreement.

         Interest on the Swingline Loans is payable on the terms and at the rates set forth in the Credit Agreement. In addition to the interest charges described in the Credit Agreement, the Credit Agreement provides for the payment by Borrower of various other charges and fees as set forth more fully in the Credit Agreement.

         Upon the occurrence of an Event of Default described in Section 10.01(g) or Section 10.01(h) of the Credit Agreement, this Note shall, without demand, notice or legal process of any kind, automatically become immediately due and payable. Upon and after the occurrence and continuance of any other Event of Default, this Note may, at the option or with the consent of Requisite Lenders, and without demand, notice or legal process of any kind (except as specifically set forth in the Credit Agreement), be declared, and immediately shall become, due and payable, unless such Event of Default is waived or such acceleration is rescinded as provided in the Credit Agreement.

         Demand, presentment, protest and notice of nonpayment and protest, notice of intention to accelerate maturity, notice of acceleration of maturity and notice of dishonor are hereby waived by Borrower, except to the extent specifically provided for in the Credit Agreement. Subject to the terms of the Credit Agreement, the Swingline Lender may extend the time of payment of this Note, postpone the enforcement hereof, grant any indulgences. release any party primarily or secondarily liable hereon or agree to any substitution, subordination, exchange or release of any security without affecting or diminishing Swingline Lender's right of recourse against Borrower, which right is hereby expressly reserved.

         This Note has been delivered and accepted at Chicago, Illinois and shall be interpreted, and the rights and liabilities of the parties hereto determined, in accordance with, and governed by the laws of the State of Illinois.

         Whenever possible each provision of this Note shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Note shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Note.

                               MHC OPERATING LIMITED PARTNERSHIP, an
                               Illinois limited partnership

                               By: MANUFACTURED HOME COMMUNITIES, INC.,
                                    a Maryland corporation, as General Partner

                                    By:____________________________

                                    Name:__________________________

                                    Title:_________________________

                              EXHIBIT F TO REVOLVER

                       QUALIFYING UNENCUMBERED PROPERTIES
                               AS OF MARCH 31,1998



Apollo Village                                Sweetbriar
Aspen Meadow                                  The Heritage
Bear Creek                                    The Mark
Bonner Springs                                Waterford Estates
Brook Gardens                                 Woodland Hills
Bums Harbor Estate                            Independence Hill
Cabana                                        Northstar
Camelot Meadows                               Dellwood
Carefree Manor                                Briarwood
Carriage Cove                                 Pheasant Ridge
Carriage Park                                 Quivira
Colony Park                                   Holiday Village-IA
Country Meadows                               Rockwood
Countryside North                             Falconwood
Creekside                                     All Seasons
Del Rey                                       Coralwood
Desert Skies                                  Four Seasons
Em Ja Ha                                      Quail Hollow
Fairview Manor                                Royal Oaks
Five Seasons                                  San Jose 1-4
Flamingo West                                 Sea Oaks
Fun N Sun                                     Shadowbrook
Golf Vista Estates Consolidated               Sunshadow
Heritage Village                              Westwood Village
Hillcrest                                     Quail Meadows
Holiday Ranch                                 Arrowhead Village
Lake Fairways                                 Mariners Cove
Lakewood Village                              Landings
McNicol                                       Meadows of Chantilly
Oak Bend                                      Nassau Park
Sunrise Heights                               Pine Lakes

                                    EXHIBIT G

                              LETTER OF CREDIT NOTE

$30.000.000                                                April_______, 1998

         FOR VALUE RECEIVED, MHC Operating Limited Partnership, an Illinois limited partnership ("Borrower"), HEREBY PROMISES TO PAY to the order of Wells Fargo Bank. N.A. ("Issuing Lender") at 2120 E. Park Place, Suite 100, El Segundo, California, 90245, the principal sum of THIRTY MILLION and NO/100 Dollars ($30.000.000) or, if less, the aggregate unpaid principal amount of unreimbursed drawings under any Letter of Credit issued pursuant to Section 2.09 of that certain Second Amended and Restated Credit Agreement, dated as of the date hereof, as amended, supplemented or restated from time to time (the "Credit Agreement"), among Borrower, Manufactured Home Communities, Inc., the "Lenders" thereunder and Wells Fargo Bank. as Agent for the said Lenders ("Agent"), together with interest on the unpaid principal balance hereof at the rates provided below from the date such unreimbursed drawing is made until payment in full thereof. Any capitalized term used herein, unless otherwise defined herein, shall have the meaning ascribed to such term in the Credit Agreement.

         This Note is the Letter of Credit Note referred to in and governed by the Credit Agreement. The amount of any drawing under a Letter of Credit will be due and payable on the date of such drawing pursuant to Section 2.09(e) of the Credit Agreement.

         Interest on the obligations evidenced hereby is payable on the terms and at the rates set forth in the Credit Agreement.

         Demand, presentment, protest and notice of nonpayment and protest, notice of intention to accelerate maturity, notice of acceleration of maturity and notice of dishonor are hereby waived by Borrower, except to the extent specifically provided for in the Credit Agreement. Subject to the terms of the Credit Agreement, Issuing Lender may extend the time of payment of this Note, postpone the enforcement hereof, grant any indulgences, release any party primarily or secondarily liable hereon or agree to any substitution, subordination, exchange or release of any security without affecting or diminishing Issuing Lender's right of recourse against Borrower, which right is hereby expressly reserved.

         This Note has been delivered and accepted at Chicago, Illinois and shall be interpreted. and the rights and liabilities of the parties hereto determined, in accordance with, and governed by the laws of the State of Illinois.

         Whenever possible each provision of this Note shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Note shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Note.

                              MHC OPERATING LIMITED PARTNERSHIP, an
                              Illinois limited partnership

                              By: MANUFACTURED HOME COMMUNITIES, INC.,
                                   a Maryland corporation, as General Partner

                                   By:_________________________

                                   Name:_______________________

                                   Title:______________________

                                                                                                                           EXHIBIT H

WELLS FARGO BANK                                                                                        APPLICATION ________________
                                                                                                       FOR STANDBY LETTER OF CREDIT
------------------------------------------------------------------------------------------------------------------------------------
TO: WELLS FARGO BANK, N.A.     DATE:        FOR BANK       LETTER OF CREDIT NO.          DOCUMENT TRACK NO.
    TRADE SERVICES DIVISION                 USE ONLY

------------------------------------------------------------------------------------------------------------------------------------
PLEASE ISSUE AN IRREVOCABLE LETTER OF CREDIT ON THE TERMS SET FORTH BELOW AND UNLESS OTHERWISE SPECIFIED
_____________ SPECIAL INSTRUCTIONS. FORWARD THE LETTER OF CREDIT TO THE BENEFICIARY BY:

[ ]________ MAIL  [ ] AIRMAIL WITH BRIEF ADVICE BY CABLE/TELEX  [ ] FULL CABLE/TELEX   [ ] __________________________________

------------------------------------------------------------------------------------------------------------------------------------
___________________ BANK: (If isn't blank, Wells Fargo may select)                 Beneficiary: (Name and Address)





------------------------------------------------------------------------------------------------------------------------------------
Applicant: (Name and Address)                                                      AMOUNT: (In words)



                                                                                   -------------------------------------------------
                                                                                   (In figure)              (Currency)
------------------------------------------------------------------------------------------------------------------------------------
AVAILABILITY: Unless otherwise specified herein, the Letter of Credit is to be     EXPIRATION DATE:
available with Wells Fargo's issuing office by payment of draft(s) drawn at        -------------------------------------------------
at sight on Wells Fargo's or, at Wells Fargo's option, with any bank(s) or with    Place of Expiration: Unless otherwise specified
a bank nominated by Wells Fargo by negotiation of draft(s) drawn at sight on       herein, the Letter of Credit is to expire at
Wells Fargo.                                                                       Wells Fargo's issuing office or, if the Letter of
                                                                                   Credit is available with any bank(s) or with a
                                                                                   specific bank other that Wells Fargo's issuing
                                                                                   office, at such place as Wells Fargo shall elect.
------------------------------------------------------------------------------------------------------------------------------------
DOCUMENT(S): Draft's are to be accompanied by: (Attach additional signed sheet(s). If necessary, and label as attachments to this
Application.)










              * that certain Second Amended and Restated Credit Agreement dated as of April 28, 1998 among MHC Operating Limited
                Partnership, Manufactured Home Communities, Inc., the Lenders therein and Wells Fargo Bank, N.A. as Agent for said
                Lenders.
------------------------------------------------------------------------------------------------------------------------------------
DRAWINGS(S): [ ] Partial drawings are permitted. (More than one draft may be drawn and presented under the Letter of Credit.)
             [ ] Only one draft may be drawn and presented under the Letter of Credit, and:
                 [ ] the draft must be for the full amount of the Letter of Credit.  [ ] the draft may be for less than the full amount of the Letter of Credit.
------------------------------------------------------------------------------------------------------------------------------------
SPECIAL INSTRUCTIONS: (Attach additional signed sheet(s), If necessary, and label as attachments to this Application.)





------------------------------------------------------------------------------------------------------------------------------------
TRANSFERABILITY: (If not checked, the Letter of Credit will not be transferable.) [ ] The Letter of Credit is to be transferable,
with transfer charges for:   [ ] Applicant's account   [ ] Beneficiary's Account
------------------------------------------------------------------------------------------------------------------------------------
INQUIRIES:    Direct tax: Telephone Number:
------------------------------------------------------------------------------------------------------------------------------------
APPLICANT'S AGREEMENT AND SIGNATURE: My/Our signature here indicates agreement to all the terms and conditions on this application and my/our agreement that the Letter of Credit and its issuance will be governed by the terms and conditions of_________________________________________________. This Application is signed by Applicant's duly authorized representative or representatives on the date specified above.



----------------------------------------------------------------------       -------------------------------------------------------
APPLICANT                                                                               ADDRESS

------------------------------------------------  --------------------       -------------------------------------------------------
AUTHORIZED SIGNATURE                                TITLE                               ADDRESS

------------------------------------------------  --------------------       -------------------------------------------------------
AUTHORIZED SIGNATURE                               TITLE                                ADDRESS
------------------------------------------------------------------------------------------------------------------------------------


         FOR BANK USE ONLY (To be Completed by Approving Bank Officer)
------------------------------------------------------------------------------------------------------------------------------------
SPECIFIED INSTRUCTIONS:    (Specify any terms and conditions to be applicable to the Letter of Credit which differ from those specified on Applicant's RMI Form F163.)
                                                                                                 -----------------------------------
                                                                                                 COLLATERAL CODE      PURPOSE CODE

------------------------------------------------------------------------------------------------------------------------------------
Applicant's signature on this Application is verified. Issuance of the Letter of Credit has been approved in accordance with Bank's credit policies and procedures.

------------------------------------------------------------------------------------------------------------------------------------
_________ OFFICER'S NAME (Please type or print     APPROVING OFFICER'S OFFICE (Please Type or Print)   MAC             AU

------------------------------------------------------------------------------------------------------------------------------------
APPROVING OFFICER'S SIGNATURE          PHONE       AFS INTERFACE REQUIRED          STANDALONE TRANSACTIONS             DATE

------------------------------------------------------------------------------------------------------------------------------------

                                   EXHIBIT I

                               NOTICE OF BORROWING

Re: Amended and Restated Credit Agreement dated as of April ___, 1998, as amended, supplemented and restated from time to time among MHC Operating Limited Partnership, Manufactured Home Communities, Inc., the Lenders thereunder and Wells Fargo Bank. N.A., as agent for said Lenders ("Agent") (the "Credit Agreement")

Wells Fargo Disbursement Center
2120 East Park Place
Suite 100
El Segundo, California 90245

This notice represents the Borrower's request for a Borrowing pursuant to Section [2.01] [2.10] of the Credit Agreement on __________________________ (the
"Funding Date") in the principal amount of $_____________ on the terms set forth on the attached schedule. All capitalized terms used herein and not defined herein shall have the meanings ascribed to them in the Credit Agreement.

Borrower hereby certifies that (a) all conditions set forth in Article IV of the Credit Agreement to the disbursement of the Loan hereby requested will be satisfied on the Funding Date, (b) the proposed Borrowing complies with the terms of the Credit Agreement, and (c) no Event of Default or Unmatured Event of Default has occurred and is continuing either before or after giving effect to such Borrowing.

Dated: April _, 1998

                                       MHC Operating Limited Partnership,
                                       an Illinois limited partnership

                                       By:  Manufactured Home Communities.
                                            Inc., a Maryland corporation, as its
                                            General Partner

                                       By:______________________________________

                                       Name:____________________________________

                                       Title:___________________________________

cc:       Wells Fargo Bank, N.A.
          225 W. Wacker Drive
          Suite 2550
          Chicago, Illinois 60606
          Attn: Account Officer

                                  SCHEDULE 1 TO
                               NOTICE OF BORROWING

PROPOSED LOAN FUNDING

1.  Type of Loan:

    ___  Borrowing pursuant to Section 2.01
    ___  Swingline Loan pursuant to Section 2.10

2.  Proposed Funding Date: ______________________

3.  Amount of Proposed Loan: $___________________

                   Yes ____  No ____
4.  Base Rate:         ____     ____
                       ____     ____
5.  Libor Rate:        ____     ____ ($1,000,000 or integral
                                            multiples of $100,000)
                  (Indicate with an "x")

6.  Specify Interest Period for LIBOR Loan (if applicable), indicate with
    "x."

        < 30 DAYS    30 DAYS   60 DAYS   90 DAYS   180 DAYS  360 DAYS
       [          ][        ][        ][        ][         ][        ]


CERTAIN CONDITIONS

(i) All Notices of Borrowing are to be submitted no later than 10:00 a.m. (California time), not less than three (3) nor more than five (5) Business days prior to the proposed Funding Date, provided however, that a Notice of Borrowing with respect to a Swingline Loan may be submitted no later than 11.00 a.m. (California Time) on the proposed Funding Date.

(ii) All Loans (including Swingline Loans) are required to be in minimum amounts of One Million Dollars ($1,000.000) or integral multiples of One Hundred Thousand Dollars ($100,000) in excess thereof.

(iii) Swingline Loans bear interest as provided in Section 2.10(c) of the Credit Agreement. Items 4, 5 and 6 above are not applicable to a Notice of Borrowing with respect to Swingline Loans.

(iv) An Interest Period having a duration of less than one (1) month is available with the reasonable approval of Agent (unless any Lender has previously advised Agent and Borrower that it is unable to enter into LIBOR contracts for an Interest Period of such duration).

                                   EXHIBIT J

                       NOTICE OF CONTINUATION/CONVERSION

TODAY'S DATE:      _______________

TO:      WELLS FARGO BANK, N.A.
         DISBURSEMENT AND OPERATIONS CENTER
         FAX #(310) 615-1014 OR (310) 615-1016
         ATTENTION: RATE OPTION DESK

________________________________________________________________________________
________________________________________________________________________________


                      BORROWER INTEREST RATE OPTION REQUEST
                         Rate Quote Line (310) 335-9472

LOAN# _______________________   BORROWER NAME: __________________________

RATE SET DATE: ______________   INTEREST PERIOD COMMENCEMENT DATE:_______ (1350)

INTEREST PERIOD (TERM): _________________________(i.e. 1, 2, 3, 6 months, etc.
                                                  as allowed per the Credit
                                                  Agreement)

INDEX: ___________________   RATE: _________% + _________=_______________(1350).
          (i.e. Libor)                           Spread   Applicable Rate

LIBOR LOAN EXPIRING ON ______________ (Date):    $___________________

1)  AMOUNT ROLLING OVER      $______________   FROM OBLGN#:______

2)  ADD: AMT TRANSFERRED FROM
         BASE RATE LOAN      $______________   FROM OBLGN#:______TO OBLGN:______
                                                           (5522)         (5022)
3)  ADD: AMT TRANSFERRED FROM
         OTHER LIBOR LOAN    $______________   FROM OBLGN#:______TO OBLGN:______
                                                           (5522)         (5022)
    ADD: AMT TRANSFERRED FROM
         OTHER LIBOR LOAN    $______________   FROM OBLGN#:______TO OBLGN:______
                                                           (5522)         (5022)

4)  LESS: AMT TRANSFERRED TO
         BASE RATE LOAN      $______________   FROM OBLGN#:______TO OBLGN:______
                                                           (5522)         (5022)
TOTAL LIBOR LOAN:            $______________

Borrower confirms, represents and warrants to Lender (a) that this Notice of Continuation/Conversion is subject to the terms and conditions of that certain Second Amended and Restated Credit Agreement dated as of_________ ___, 1999, by and among Borrower, Manufactured Home Communities, Inc., the "Lenders" thereunder and Wells Fargo Bank, N.A., as Agent for the said Lenders (the "Credit Agreement"), (b) that terms, words and phrases used but not defined in this Notice of Continuation/Conversion have the meanings attributed thereto in the Credit Agreement. and (c) that no Event of Default or Unmatured Event of Default has occurred and is continuing.

REQUESTED BY (as allowed per documents):____________ TELEPHONE #:(___)_________ PRINT NAME:_________________________________________ FAX #:(___)_______________

________________________________________________________________________________
________________________________________________________________________________
          WELLS FARGO BANK ACKNOWLEDGMENT OF RECEIPT AND CONFIRMATION
FIXED RATE EXPIRATION DATE:______________________(2301)
REQUEST VERIFIED BY:_____________________________       DATE:___________________
REQUEST APPROVED BY:_____________________________       DATE:___________________
CONFIRMATION FAXED TO CUSTOMER BY:_______________       DATE:________TIME:______

________________________________________________________________________________
________________________________________________________________________________
                      WELLS FARGO BANK OPERATIONS USE ONLY
TRACKING #:_________ LOAN AU:_________ LOAN SU:_________ OBLIGOR #:_____________
CHARGECODE: 100      BASIS:___________ EARN TYPE:  0     BAL TYPE:  000   (1350)
SPECIAL PRODUCT TYPE CODE: (If change required)_______________________    (2305)
TDR: NO___ YES___ (Fax to loan acctg) UPDATE BILLING SCHEDULE: NO___YES___(1370)
________________________________________________________________________________
DATA ENTRY COMPLETED BY:______________ DATE:____________ BATCH ID:______________
DATA ENTRY AUDITED BY:__________________________________ DATE:__________________

                         SCHEDULE 5.01 (C) TO REVOLVER

                          General Partners of Borrower

Manufactured Home Communities, Inc. owns approximately an 80% general partnership interest.

                         Schedule 5.01 (r) to Revolver

                         Environmental Compliance Issues


ASBESTOS. Limited quantities of asbestos containing materials ("ACMs") are present in various building materials such as floor coverings, acoustical tiles and decorative treatments located at certain Properties. The ACMs present at these Properties are generally in good condition, and possess low probabilities for disturbance. Borrower has implemented comprehensive operations and maintenance plans for Properties where ACMs are present or reasonably suspected. Property managers are being trained to deal effectively with the in-place maintenance of ACMs. ACMs will be property removed by Borrower in the ordinary course of renovation and construction and all damaged ACMs will be replaced immediately; however, in certain circumstances, Borrower may determine to encapsulate rather than remove damaged ACMs.

STORAGE TANKS. A number of above ground fuel tanks ("ASTs") and underground storage tanks ("USTs") are located on the Properties. Four of the manufactured housing communities, Camelot Meadows, McNicol, Nassau and Mariner's Cove, have several active and/or inactive USTs (approximately 225 USTs between the four Properties) used for the storage of residential heating fuel. A June 1994 site assessment (conducted prior to the Borrower's ownership of the Properties) conducted by ATEC Environmental Consultants at Camelot Meadows and McNicol identified six potential leaking underground storage tanks ("LUSTs"). The LUSTs were removed by Ogden Environmental in March 1998. A Site Investigation Work Plan has been submitted to Delaware Department of Natural Resources. The Borrower does not believe that any future remediation that may be required of the LUST's will have a Material Adverse Effect.

WASTE WATER TREATMENT PLANTS ("WWTPs"). WWTPs are operated at several of the Properties. Two WWTPs, those at Oak Tree Village and Bums Harbor Estates, are currently under an Order Pursuant to the Clean Water Act to implement various corrective actions to conform to National Pollution Discharge Elimination System permit requirements and conditions. United States Environmental Protection Agency ("USEPA") and Indiana Department of Environmental Management ("IDEM") may assess certain penalties for past non compliance. Borrower has implemented most of the corrective actions proposed to it by USEPA/IDEM and Borrower intends to complete the remaining corrective actions in due course.

                         SCHEDULE 5.01 (W) TO REVOLVER

                     Subsidiaries and Investment Affiliates

Manufactured Home Communities, Inc. ("MHC") owns 100% of the stock of:

     MHC-QRS Bay Indies, Inc.           MHC-QRS Western, Inc.
     MHC Lending QRS, Inc.              MHC-QRS Two, Inc.
     MHC-QRS, Inc.                      MHC-QRS Blue Ribbon Communities, Inc.
     MHC-QRS DeAnza, Inc.               QRS Gold Medal Communities, Inc.

MHC owns an approximately an 80% general partner interest in MHC Operating Limited Partnership ("MHC OP").

MHC-QRS DeAnza, Inc. is the 1% general partner of

     MHC-DeAnza Financing Limited Partnership (owns the beneficial interest in six manufactured home communities
                                               purchased from affiliates of
                                               DeAnza Group, Inc.)

MHC-QRS Bay Indies, Inc. is the 1% general partner of

     MHC-Bay Indies Financing Limited Partnership (owns the beneficial interest in Bay Indies manufactured
                                                   home community)

MHC Lending QRS, Inc. is the 1% general partner of

     MHC Lending Limited Partnership (owns certain loans)

MHC-QRS, Inc. is the 1% general partner of

     MHC Financing Limited Partnership (owns the beneficial interest in 29 manufactured home communities)

MHC-QRS Two, Inc. is the 1% general partner of
     MHC Financing Limited Partnership Two (owns some or all of the beneficial interest in 26 manufactured home
                                            communities or recreational vehicle
                                            parks)

MHC-QRS Blue Ribbon Communities, Inc. is the 1% general partner of
     Blue Ribbon Communities Limited Partnership (currently an inactive "shelf"
                                                  entity)

QRS Gold Medal Communities, Inc. is the 1% general partner of
     Gold Medal Communities Limited Partnership (currently an inactive "shelf"
                                                 entity)

MHC OP is the 99% limited partner of:

     MHC Financing Limited Partnership
     MHC Lending Limited Partnership
     MHC-Bay Indies Financing Limited Partnership
     MHC-DeAnza Financing Limited Partnership
     MHC Financing Limited Partnership Two

     Blue Ribbon Communities Limited Partnership
     Gold Medal Communities Limited Partnership

MHC OP owns the amount set forth below of the limited partnership interests in the following entities:

     ELL-CAP XX - Mon Dak                              4.88%
     ELL-CAP[Diversified 75 - Naples Estates            100%
     ELL-CAP/Diversified 80 - Rehobeth Beach          87.13%
     ELL-CAP/Diversified 80 Associates                91.75%
     ELL-CAP 97 Laguna Lake Associates                15.69%

MHC OP is a 49% member of Trails Associates LLC and a 49% member of Plantation Company LLC

MHC OP owns the beneficial interest in the manufactured home communities not beneficially owned by a financing partnership.

MHC OP is the 1% general partner of:

    MHC Management Limited Partnership
    MHC DAG Management Limited Partnership

MHC OP owns 100% of the non-voting preferred stock of:

    LP Management Corporation
    DeAnza Group, Inc.

LP Management Corp. is the 99% limited partner of MHC Management Limited Partnership.

DeAnza Group, Inc. is the 99% limited partner of MHC DAG Management Limited Partnership.

MHC OP owns 100% of the non-voting preferred stock of Realty Systems, Inc. ("RSI").

     Equity Group Investments, Inc. owns 100% of the non-voting common stock of RSI.

     Equity-RSI Limited Partnership owns 100% of the voting common stock of RSI.

MHC Management Limited Partnership owns 100% of the stock of MHC Systems, Inc.

RSI owns 100% of the stock of Realty Systems Nevada. Inc.

                              REVOLVING LOAN NOTE

$50,000,000                                                    April 28, 1998


         FOR VALUE RECEIVED, MHC Operating Limited Partnership, an Illinois limited partnership ("Borrower"), HEREBY PROMISES TO PAY to the order of Wells Fargo Bank, N.A., 2120 E. Park Place, Suite 100, El Segundo, California, 90245, the principal sum of Fifty Million Dollars ($50,000,000) or, if less, the aggregate unpaid principal amount of the "Loans" disbursed by Lender pursuant to that certain Second Amended and Restated Credit Agreement, dated as of the date hereof, as amended, supplemented or restated from time to time (the "Credit Agreement"), among Borrower, Manufactured Home Communities, Inc., the "Lenders" thereunder and Wells Fargo Bank, N.A., as agent for the said Lenders ("Agent"), together with interest on the unpaid principal balance hereof at the rates provided below from the date such principal is advanced until payment in full thereof.

         This Note is one of the Loan Notes referred to in and governed by the Credit Agreement, which Credit Agreement, among other things, contains provisions for acceleration of the maturity hereof and payment of certain additional sums to Lender upon the happening of certain stated events. Any capitalized term used herein unless otherwise defined herein, shall have the meaning ascribed to such term in the Credit Agreement.

         The principal amount of this Note will be due and payable, if not sooner paid, on the Maturity Date, subject to extension as provided in the Credit Agreement. Borrower may make voluntary prepayments of all or a portion of the Loans, upon not less than three (3) Business Days prior written notice, pursuant to the provisions of Section 2.05 of the Credit Agreement.

         Interest on the Loans is payable on the terms and at the rates set forth in the Credit Agreement. In addition to the interest charges described in the Credit Agreement, the Credit Agreement provides for the payment by Borrower of various other charges and fees as set forth more fully in the Credit Agreement.

         Upon the occurrence of an Event of Default described in Section 10.01(g) or Section 10.01(h) of the Credit Agreement, this Note shall, without demand, notice or legal process of any kind, automatically become immediately due and payable. Upon and after the occurrence and continuance of any other Event of Default, this Note may, at the option or with the consent of Requisite Lenders, and without demand, notice or legal process of any kind (except as specifically set forth in the Credit Agreement), be declared, and immediately shall become, due and payable, unless such Event of Default is waived or such acceleration is rescinded as provided in the Credit Agreement.

          Demand, presentment, protest and notice of nonpayment and protest, notice of intention to accelerate maturity, notice of acceleration of maturity and notice of dishonor are hereby waived by Borrower, except to the extent specifically provided for in the Credit Agreement. Subject to the terms of the Credit Agreement, Agent on behalf of the Lenders may extend the time of payment of this Note, postpone the enforcement hereof, grant any indulgences, releases any party primarily or secondarily liable hereon or agree to any substitution, subordination, exchange or release of any security without affecting or diminishing lender's right of recourse against Borrower, which right is hereby expressly reserved.

          This Note has been delivered and accepted at Chicago, Illinois and shall be interpreted, and the rights and liabilities of the parties hereto determined, in accordance with, and governed by the laws of the State of Illinois.

          Whenever possible each provision of this Note shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Note shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Note.

                                   MHC OPERATING LIMITED PARTNERSHIP, an
                                   Illinois limited partnership

                                   By:   MANUFACTURED HOME COMMUNITIES,
                                         INC., a Maryland corporation, as
                                         General Partner

                                By:     /s/ Thomas P. Heneghan
                                       ------------------------------
                                Name:  Thomas P. Heneghan
                                       ------------------------------
                                       EVP & CFO
                                Title: ------------------------------

                              REVOLVING LOAN NOTE

$33,333,333.33                                                    April 28, 1998

         FOR VALUE RECEIVED, MHC Operating Limited Partnership, an Illinois limited partnership ("Borrower"), HEREBY PROMISES TO PAY to the order of Bank of America National Trust and Savings Association ("Lender") at c/o Wells Fargo Bank, N.A., 2120 E. Park Place, Suite 100, El Segundo, California, 90245, the principal sum of Thirty Three Million Three Hundred Thirty Three Thousand Thirty Three Dollars and 33/100 ($33,333,333.33) or, if less, the aggregate unpaid principal amount of the "Loans" disbursed by Lender pursuant to that certain Second Amended and Restated Credit Agreement, dated as of the date hereof, as amended, supplemented or restated from time to time (the "Credit Agreement"), among Borrower, Manufactured Home Communities, Inc., the "Lenders" thereunder and Wells Fargo Bank, N.A., as Agent for the said Lenders ("Agent"), together with interest on the unpaid principal balance hereof at the rates provided below from the date such principal is advanced until payment in full thereof.

         This Note is one of the Loan Notes referred to in and governed by the Credit Agreement, which Credit Agreement, among other things contains provisions for acceleration of the maturity hereof and payment of certain additional sums to Lender upon the happening of certain stated events. Any capitalized term used herein, unless otherwise defined herein, shall have the meaning ascribed to such term in the Credit Agreement.

         The principal amount of this Note will be due and payable, if not sooner paid, on the Maturity Date, subject to extension as provided in the Credit Agreement. Borrower may make voluntary prepayments of all or a portion of the Loans, upon not less than three (3) Business Days prior written notice, pursuant to the provisions of Section 2.05 of the Credit Agreement.

         Interest on the Loans is payable on the terms and at the rates set forth in the Credit Agreement. In addition to the interest charges described in the Credit Agreement, the Credit Agreement provides for the payment by Borrower of various other charges and fees as set forth more fully in the Credit Agreement.

         Upon the occurrence of an Event of Default described in Section 10.01
(g) or Section 10.01 (h) of the Credit Agreement, this Note shall, without demand, notice or legal process of any kind, automatically become immediately due and payable. Upon and after the occurrence and continuance of any other Event of Default, this Note may, at the option or with the consent Requisite Lenders, and without demand, notice or legal process of any kind (except as specifically set forth in the Credit Agreement), be declared, and immediately shall become, due and payable, unless such Event of Default is waived or such acceleration is rescinded as provided in the Credit Agreement.

          Demand, presentment, protest and notice of nonpayment and protest, notice of intention to accelerate maturity, notice of acceleration of maturity and notice of dishonor are hereby waived by Borrower, except to the extent specifically provided for in the Credit Agreement. Subject to the terms of the Credit Agreement, Agent on behalf of the Lenders may extend the time of payment of this Note, postpone the enforcement hereof, grant any indulgences, releases any party primarily or secondarily liable hereon or agree to any substitution, subordination, exchange or release of any security without affecting or diminishing lender's right of recourse against Borrower, which right is hereby expressly reserved.

          This Note has been delivered and accepted at Chicago, Illinois and shall be interpreted, and the rights and liabilities of the parties hereto determined, in accordance with, and governed by the laws of the State of Illinois.

          Whenever possible each provision of this Note shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Note shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Note.

                                   MHC OPERATING LIMITED PARTNERSHIP, an
                                   Illinois limited partnership

                                   By:   MANUFACTURED HOME COMMUNITIES,
                                         INC., a Maryland corporation, as
                                         General Partner

                                By:     /s/ Thomas P. Heneghan
                                       ------------------------------
                                Name:  Thomas P. Heneghan
                                       ------------------------------
                                       EVP & CFO
                                Title: ------------------------------

                              REVOLVING LOAN NOTE

$33,333,333.34                                        April 28, 1998

         FOR VALUE RECEIVED, MHC Operating Limited Partnership, an Illinois limited partnership ("Borrower"), HEREBY PROMISES TO PAY to the order of Morgan Guaranty Trust Company of New York ("Lender") at c/o Wells Fargo Bank, N.A., 2120 E. Park Place, Suite 100, El Segundo, California, 90245, the principal sum of Thirty Three Million Three Hundred Thirty Three Thousand Thirty Three Dollars and 34/100 ($33,333,333.34) or, if less, the aggregate unpaid principal amount of the "Loans" disbursed by Lender pursuant to that certain Second Amended and Restated Credit Agreement, dated as of the date hereof, as amended, supplemented or restated from time to time (the "Credit Agreement"), among Borrower, Manufactured Home Communities, Inc., the "Lenders" thereunder and Wells Fargo Bank, N.A., as Agent for the said Lenders ("Agent"), together with interest on the unpaid principal balance hereof at the rates provided below from the date such principal is advanced until payment in full thereof.

         This Note is one of the Loan Notes referred to in and governed by the Credit Agreement, which Credit Agreement, among other things, contains provisions for acceleration of the maturity hereof and payment of certain additional sums to Lender upon the happening of certain stated events. Any capitalized term used herein, unless otherwise defined herein, shall have the meaning ascribed to such term in the Credit Agreement.

         The principal amount of this Note will be due and payable, if not sooner paid, on the Maturity Date, subject to extension as provided in the Credit Agreement. Borrower may make voluntary prepayments of all or a portion of the Loans, upon not less than three (3) Business Days prior written notice, pursuant to the provisions of Section 2.05 of the Credit Agreement.

         Interest on the Loans is payable on the terms and at the rates set forth in the Credit Agreement. In addition to the interest charges described in the Credit Agreement, the Credit Agreement provides for the payment by Borrower of various other charges and fees as set forth more fully in the Credit Agreement.

         Upon the occurrence of an Event of Default described in Section 10.01(g) or Section 10.01(h) of the Credit Agreement, this Note shall, without demand, notice or legal process of any kind, automatically become immediately due and payable. Upon and after the occurrence and continuance of any other Event of Default, this Note may, at the option or with the consent of Requisite Lenders, and without demand, notice or legal process of any kind (except as specifically set forth in the Credit Agreement), be declared, and immediately shall become, due and payable, unless such Event of Default is waived or such acceleration is rescinded as provided in the Credit Agreement.

         Demand, presentment, protest and notice of nonpayment and protest, notice of intention to accelerate maturity, notice of acceleration of maturity and notice of dishonor are hereby waived by Borrower, except to the extent specifically provided for in the Credit Agreement. Subject to the terms of the Credit Agreement, Agent on behalf of the Lenders may extend the time of payment of this Note, postpone the enforcement hereof, grant any indulgences, release any part primarily or secondarily liable hereon or agree to any substitution, subordination, exchange or release of any security without affecting or diminishing Lender's right or recourse against Borrower, which right is hereby expressly reserved.

         This Note has been delivered and accepted at Chicago, Illinois and shall be interpreted, and the rights and liabilities of the parties hereto determined, in accordance with, and governed by the laws of the State of Illinois.

         Whenever possible each provision of this Note shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Note shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Note.

                                   MHC OPERATING LIMITED PARTNERSHIP, an
                                   Illinois limited partnership


                                   By:  MANUFACTURED HOME COMMUNITIES,
                                        INC., a Maryland corporation,
                                        as General Partner

                                        By: /s/ Thomas P. Heneghan
                                           -------------------------
                                        Name: Thomas P. Heneghan
                                             -----------------------
                                        Title: EVP & CFO
                                              ----------------------

                               REVOLVING LOAN NOTE

$33,333,333.33                                                    April 28, 1998


          FOR VALUE RECEIVED, MHC Operating Limited Partnership, an Illinois limited partnership ("Borrower"), HEREBY PROMISES TO PAY to the order of Commerzbank Aktiengesellschaft ("Lender") at c/o Wells Fargo Bank, N.A., 2120 E. Park Place, Suite 100, El Segundo, California, 90245, the principal sum of Thirty Three Million Three Hundred Thirty Three Thousand Three Hundred Thirty Three Dollars and 33/100 ($33,333,333.33) or, if less, the aggregate unpaid principal amount of the "Loans" disbursed by Lender pursuant to that certain Second Amended and Restated Credit Agreement, dated as of the date hereof, as amended, supplemented or restated from time to time (the "Credit Agreement"), among Borrower, Manufactured Home Communities, Inc., the "Lenders" thereunder and Wells Fargo Bank, N.A., as Agent for the: said Lenders ("Agent"), together with interest on the unpaid principal balance hereof at the rates provided below from the date such principal is advanced until payment in full thereof.

          This Note is one of the Loan Notes referred to in and governed by the Credit Agreement, which Credit Agreement, among other things, contains provisions for acceleration of the maturity hereof and payment of certain additional sums to Lender upon the happening of certain stated events. Any capitalized term used herein, unless otherwise defined herein, shall have the meaning ascribed to such term in the Credit Agreement.

          The principal amount of this Note will be due and payable, if not sooner paid, on the Maturity Date, subject to extension as provided in the Credit Agreement. Borrower may make voluntary prepayments of all or a portion of the Loans, upon not less than three (3) Business Days prior written notice, pursuant to the provisions of Section 2.05 of the Credit Agreement.

          Interest on the Loans is payable on the terms and at the rates set forth in the Credit Agreement. In addition to the interest charges described in the Credit Agreement, the Credit Agreement provides for the payment by Borrower of various other charges and fees as set forth more fully in the Credit Agreement.

          Upon the occurrence of an Event of Default described in Section 10.01(g) or Section 10.01(h) of the Credit Agreement, this Note shall, without demand, notice or legal process of any kind, automatically become immediately due and payable. Upon and after the occurrence and continuance of any other Event of Default, this Note may, at the option or with the consent of Requisite Lenders, and without demand notice or legal process of any kind (except as specifically set forth in the Credit Agreement), be declared, and immediately shall become, due and payable, unless such Event of Default is waived or such acceleration is rescinded as provided in the Credit Agreement.

          Demand, presentment, protest and notice of nonpayment and protest, notice of intention to accelerate maturity, notice of acceleration of maturity and notice of dishonor are hereby waived by Borrower, except to the extent specifically provided for in the Credit Agreement. Subject to the terms of the Credit Agreement, Agent on behalf of the Lenders may extend the time of payment of this Note, postpone the enforcement hereof, grant any indulgences, release any party primarily or secondarily liable hereon or agree to any substitution, subordination, exchange or release of any security without affecting or diminishing Lender's right of recourse against Borrower, which right is hereby expressly reserved.

          This Note has been delivered and accepted at Chicago, Illinois and shall be interpreted, and the rights and liabilities of the parties hereto determined, in accordance with, and governed by the laws of the State of Illinois.

          Whenever possible each provision of this Note shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Note shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Note.

                          MHC OPERATING LIMITED PARTNERSHIP, an
                          Illinois limited partnership

                          By: MANUFACTURED HOME COMMUNITIES,
                              INC., a Maryland corporation, as General Partner

                              By:  /s/ Thomas P. Heneghan
                                 ------------------------
                              Name: Thomas P. Heneghan
                                   ----------------------
                              Title: EVP & CFO
                                   ----------------------

                                 SWINGLINE NOTE


$30,000,000                                                       April 28, 1998

          FOR VALUE RECEIVED, MHC Operating Limited Partnership, an Illinois limited partnership ("Borrower"), HEREBY PROMISES TO PAY to the order of Wells Fargo Bank, N.A. ("Swingline Lender") at 2120 E. Park Place, Suite 100, El Segundo, California, 90245, the principal sum of THIRTY MILLION and NO/100 Dollars ($30,000,000) or, if less, the aggregate unpaid, principal amount of "Swingline Loans" disbursed by the Swingline Lender pursuant to Section 2.10 of that certain Second Amended and Restated Credit Agreement, dated as of the date hereof, as amended, supplemented or restated from time to time (the "Credit Agreement"), among Borrower, Manufactured Home Communities, Inc., the "Lenders" thereunder, and Wells Fargo Bank, as Agent for the said Lenders ("Agent"), together with interest on the unpaid principal balance hereof at the rates provided below from the date such principal is advanced until payment in full thereof.

          This Note is the Swingline Note referred to in and governed by the Credit Agreement, which Credit Agreement, among other things, contains provisions for acceleration of the maturity hereof and payment of certain additional sums to Swingline Lender upon the happening of certain stated events. Any capitalized term used herein, unless otherwise defined herein, shall have the meaning ascribed to such term in the Credit Agreement.

          The principal amount of this Note will be due and payable in accordance with the provisions of Section 2.10(b) of the Credit Agreement. Borrower may make voluntary prepayments of all or a portion of any Swingline Loan upon written notice not later than 1:00 p.m. (California time) on the same Business Day, pursuant to the provisions of Section 2.05 of the Credit Agreement.

          Interest on the Swingline Loans is payable on the terms and at the rates set forth in the Credit Agreement. In addition to the interest charges described in the Credit Agreement, the Credit Agreement provides for the payment by Borrower of various other charges and fees as set forth more fully in the Credit Agreement.

          Upon the occurrence of an Event of Default described in Section 10.01(g) or Section 10.01(h) of the Credit Agreement, this Note shall, without demand, notice or legal process of any kind, automatically become immediately due and payable. Upon and after the occurrence and continuance of any other Event of Default, this Note may, at the option or with the consent of Requisite Lenders, and without demand, notice or legal process of any kind (except as specifically set forth in the Credit Agreement), be declared, and immediately shall become, due and payable, unless such Event of Default is waived or such acceleration is rescinded as provided in the Credit Agreement.

          Demand, presentment, protest and notice of nonpayment and protest, notice of intention to accelerate maturity, notice of acceleration of maturity and notice of dishonor are hereby waived by Borrower, except to the extent specifically provided for in the Credit Agreement. Subject to the terms of the Credit Agreement, the Swingline Lender may extend the time of payment of this Note, postpone the enforcement hereof, grant any indulgences, release any party primarily or secondarily liable hereon or agree to any substitution, subordination, exchange or release of any security without affecting or diminishing Swingline Lender's right of recourse against Borrower, which right is hereby expressly reserved.

          This Note has been delivered and accepted at Chicago, Illinois and shall be interpreted, and the rights and liabilities of the parties hereto determined, in accordance with, and governed by the laws of the State of Illinois.

          Whenever possible each provision of this Note shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Note shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Note.

                             MHC OPERATING LIMITED PARTNERSHIP, an
                             Illinois limited partnership

                             By: MANUFACTURED HOME COMMUNITIES, INC.,
                                   a Maryland corporation, as General Partner


                                   By:  /s/ Thomas P. Heneghan
                                      -----------------------------
                                   Name:  Thomas P. Heneghan
                                        ---------------------------
                                   Title:  EVP & CFO
                                         --------------------------

                             LETTER OF CREDIT NOTE

$30,000,000                                                       April 28, 1998

          FOR VALUE RECEIVED, MHC Operating Limited Partnership, an Illinois limited partnership ("Borrower"), HEREBY PROMISES TO PAY to the order of Wells Fargo Bank, N.A. ("Issuing Lender") at 2120 E. Park Place, Suite 100, El Segundo, California, 90245, the principal sum of THIRTY MILLION and NO/100 Dollars ($30,000,000) or, if less, the aggregate unpaid principal amount of unreimbursed drawings under any Letter of Credit issued pursuant to Section 2.09 of that certain Second Amended and Restated Credit Agreement, dated as of the date hereof, as amended, supplemented or restated from time to time (the "Credit Agreement"), among Borrower, Manufactured Home Communities, Inc., the "Lenders" thereunder and Wells Fargo Bank, as Agent for the said Lenders ("Agent"), together with interest on the unpaid principal balance hereof at the rates provided below from the date such unreimbursed drawing is made until payment in full thereof. Any capitalized term used herein, unless otherwise defined herein, shall have the meaning ascribed to such term in the Credit Agreement.

          This Note is the Letter of Credit Note referred to in and governed by the Credit Agreement. The amount of any drawing under a letter of Credit will be due and payable on the date of such drawing pursuant to Section 2.09 of the credit Agreement.

          Interest on the obligations evidenced hereby is payable on the terms and at the rates set forth in the Credit Agreement.

          Demand, presentment, protest and notice of nonpayment and protest, notice of intention to accelerate maturity, notice of acceleration of maturity and notice of dishonor are hereby waived by Borrower, except to the extent specifically provided for in the Credit Agreement. Subject to the terms of the Credit Agreement, Issuing Lender may extend the time of payment of this Note, postpone the enforcement hereof, grant any indulgences, release any party primarily or secondarily liable hereon or agree to any substitution, subordination, exchange or release of any security without affecting or diminishing Issuing Lender's right of recourse against Borrower, which right is hereby expressly reserved.

          This Note has been delivered and accepted at Chicago, Illinois and shall be interpreted, and the rights and liabilities of the parties hereto determined, in accordance with, and governed by the laws of the State of Illinois.

          Whenever possible each provision of this Note shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Note shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Note.

                                MHC OPERATING LIMITED PARTNERSHIP, an
                                Illinois limited partnership

                                By: MANUFACTURED HOME COMMUNITIES, INC.,
                                      a Maryland corporation, as General Partner

                                      By: /s/ Thomas P. Heneghan
                                         -------------------------------
                                      Name: Thomas P. Heneghan
                                           -----------------------------
                                      Title: EVP & CFO
                                            ----------------------------

                              AMENDED AND RESTATED
                                  REIT GUARANTY
                     (Manufactured Home Communities, Inc.)

          This REIT Guaranty (this "Guaranty") is made as of April 28, 1998 by Manufactured Home Communities, Inc., a Maryland corporation ("Guarantor"), in favor of the Lenders (as defined in the "Credit Agreement" described below) and Wells Fargo Bank, N.A. ("Agent"), in its capacity as agent for the Lenders and as a Lender.

                                    Recitals

          Concurrently with the execution and delivery of this Guaranty, MHC Operating Limited Partnership, an Illinois limited partnership ("Borrower"), Guarantor, Agent and Lenders are entering into a certain Second Amended and Restated Credit Agreement of even date herewith (the "Credit Agreement") pursuant to which Lenders are agreeing to provide a revolving credit facility to Borrower. This Guaranty is executed and delivered in order to induce Agent and Lenders to enter into the Credit Agreement. Unless otherwise specified herein, the capitalized defined terms used herein shall have the meanings ascribed to such terms in the Credit Agreement.

                                    Guaranty

          1. For valuable consideration, receipt of which is hereby acknowledged, Guarantor hereby unconditionally guaranties the full and prompt payment when due and performance of all of the Obligations. The Guarantor agrees that this Guaranty is a guaranty of payment and performance and not of collection. Nothing herein shall be construed as requiring Agent or Lenders to exhaust its remedies against Borrower, or to foreclose any security interest that may in the future be granted to Agent in any collateral or to exercise any other remedies available to it, as a condition to proceeding against Guarantor hereunder.

                        Additional Agreements and Waivers

          2. Guarantor hereby agrees that its obligations under this Guaranty shall be unconditional, irrespective of (i) the validity or enforceability of the Obligations or any part thereof, or of any other Loan Document, (ii) the absence of any attempt to collect the Obligations from Borrower or any other guarantor or other action to enforce the same, (iii) the waiver or consent by Agent or Lenders with respect to any provision of any Loan Document or any other agreement now or hereafter executed by Borrower and delivered to Agent and Lenders, (iv) the failure by Agent to take any steps to perfect and maintain any Liens that may in the future be granted to Agent against any collateral, (v) Agent's election, in any proceeding instituted under Chapter 11 of Title 11 of the United States Code (11 U.S.C. Section 101 et seq.), as amended (the "Bankruptcy Code") of the application of Section 1111(b)(2) of the Bankruptcy Code, (vi) any borrowing or grant of a security interest by Borrower as debtor-in-possession, under Section 364 of the Bankruptcy Code, (vii) the disallowance, under Section 502 of the Bankruptcy Code, of all or any portion of Agent's or Lenders' claim(s) for repayment of the Obligations, or (viii) any other circumstance which might otherwise constitute a legal or equitable discharge or defense of Borrower or a guarantor.

          3. Effective until the repayment in full of the Obligations, no payment made by or for the account or benefit of Guarantor (including, without limitation, (i) a payment made by Guarantor in respect of the Obligations, (ii) a payment made by any Person under any other guaranty of the Obligations or
(iii) a payment made by means of set-off or other application of funds by Agent or any of the Lenders) pursuant to this Guaranty shall entitle Guarantor, by subrogation or otherwise, to any payment by Borrower or from or out of any property of Borrower, and Guarantor shall not exercise any right or remedy against Borrower or any property of Borrower including, without limitation, any right of contribution or reimbursement by reason of any performance by Guarantor under this Guaranty. Without limitation of any of the foregoing, any Indebtedness (including, without limitation, interest obligations) of Borrower to Guarantor now or hereafter existing shall be, and such Indebtedness hereby is, deferred, postponed and subordinated to the repayment in full of the Obligations. The provisions of this paragraph shall survive the termination of this Guaranty or the release or discharge of Guarantor from liability hereunder. Guarantor and Agent hereby agree that Borrower is and shall be a third party beneficiary of the provisions of this paragraph.

          4. To the extent permitted by law, Guarantor further waives all notices to which Guarantor might otherwise be entitled, except as otherwise expressly provided for herein, in the Credit Agreement or in any other agreement or document executed in connection with the transactions contemplated by the Credit Agreement. Without limitation of the foregoing, Guarantor, to the extent permitted by applicable law, hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of receivership or bankruptcy of the Borrower, protest or notice with respect to the Obligations, all setoffs and counterclaims and all presentments, demands for performance, notices of nonperformance, protests, notices of protest, notices of dishonor and notices of acceptance of this Guaranty, the benefits of all statutes of limitation, and all other demands whatsoever (and shall not require that the same be made on the Borrower as a condition precedent to Guarantor's obligations hereunder). Guarantor further waives all notices of the existence, creation or incurring of new or additional indebtedness, arising either from additional loans extended to the Borrower or otherwise, and also waives, to the extent permitted by law, all notices that the principal amount or any portion thereof, and/or any interest on any instrument or document evidencing all or any part of the Obligations is due, notices of any and all proceedings to collect from the maker, any endorser or any guarantor of all or any part of the Obligations or from any other party, and, to the extent permitted by law, notices of exchange, sale, surrender or other handling of any security given to the Lenders and the Agent to secure payment of all or any part of the Obligations.

          5. Guarantor covenants that this Guaranty will not be discharged except by complete and irrevocable payment and performance of the obligations and liabilities guaranteed herein. No notice to Guarantor or any other party shall be required for Agent or Lenders to make demand hereunder. Such demand shall constitute a mature and liquidated claim against Guarantor. Upon the occurrence of an Event of Default described in Section 10.01(g) or Section 10.01(h) or upon the occurrence and continuance of any other Event of Default, Agent may, at its sole election, proceed directly and at once, without notice, against Guarantor to collect and recover the full amount or any portion of the Obligations, without first proceeding against Borrower. any other Person or any other collateraL Agent and Lenders shall have the exclusive right to determine the application of payments and credits, if any, from Guarantor, Borrower or from any other person, firm or corporation, on account of the Obligations.

          6. To the extent permitted by applicable law, Agent is hereby authorized, without notice or demand to Guarantor (but without limiting any requirements of notice and demand to Borrower) and without affecting the liability of Guarantor hereunder or under any of the other Loan Documents executed by Guarantor, from time to time, (i) to renew, extend, accelerate or otherwise change the time for payment of, or other terms relating to, all or any part of the Obligations, or to otherwise modify, amend or change the terms of any of the Loan Documents; (ii) to accept partial payments on all or any part of the Obligations; (iii) to take and hold security or collateral for the payment of all or any part of the Obligations, or any guaranties of all or an), part of the Obligations or other liabilities of Borrower, (iv) to exchange, enforce, waive and release any such security or collateral; (v) to apply such security or collateral and direct the order or manner of sale thereof as in its discretion it may determine; (vi) to settle, release, exchange, enforce, waive, compromise or collect or otherwise liquidate all or any part of the Obligations, any guaranty of all or any part of the Obligations and any security or collateral for the Obligations or for any such guaranty. Guarantor agrees, to the extent permitted by applicable law, that any of the foregoing may be done in any manner, without affecting or impairing the obligations of Guarantor hereunder or under any of the other Loan Documents executed by Guarantor.

          7. At any time after maturity of the Obligations, Agent may, in its sole discretion, with notice (solely as may be provided for in the Credit Agreement) to Guarantor and regardless of the acceptance of any collateral for the payment hereof, appropriate and apply toward payment of the Obligations (i) any Indebtedness due or to become due from Agent or any of Lenders to Guarantor and (ii) any moneys, credits or other property belonging to Guarantor at any time held by or coming into the possession of Agent or any of Lenders or any affiliates thereof, whether for deposit or otherwise. Agent and Lenders shall appropriate and apply towards payment of the Obligations only moneys, credits or other property of Guarantor and of Guarantor's direct and indirect wholly-owned subsidiaries.

          8. Notwithstanding any provision of this Guaranty to the contrary, it is not intended that this Guaranty constitute a "Fraudulent Conveyance" (as defined below). Consequently, Guarantor agrees that if the Guaranty would, but for the application of this sentence. constitute a Fraudulent Conveyance, this Guaranty shall be valid and enforceable only to the maximum extent that would not cause this Guaranty to constitute a Fraudulent Conveyance, and this Guaranty shall automatically be deemed to have been amended accordingly at all relevant times. For purposes hereof, a "Fraudulent Conveyance" means a fraudulent conveyance under Section 548 of the Bankruptcy Code (or any successor section) or a fraudulent conveyance or fraudulent transfer under the provisions of any applicable fraudulent conveyance or fraudulent transfer law or similar law of any state, nation or other governmental unit, as in effect from time to time.

          9. The obligations of Guarantor under this Guaranty shall not be altered, limited or affected by any proceeding, voluntary or involuntary, involving the bankruptcy, insolvency, receivership, reorganization, liquidation or arrangement of Borrower or by any defense which Borrower may have by reason of the order, decree or decision of any court or administrative body resulting from any such proceeding. Guarantor acknowledges and agrees that any interest on the Obligations which accrues after the commencement of any such proceeding (or, if interest on any portion of the Obligations ceases to accrue by operation of law by reason of the commencement of said proceeding, such interest as would have accrued on any such portion of the Obligations if said proceedings had not been commenced) shall be included in the Obligations, since it is the intention of the parties that the amount of the Obligations which is guaranteed by Guarantor pursuant to this Guaranty should be determined without regard to any rule of law or order which may relieve Borrower of any portion of such Obligations. Guarantor will permit, to the extent permitted by law, any trustee in bankruptcy, receiver, debtor in possession, assignee for the benefit of creditors or similar person to pay Agent for the benefit of the Lenders, or allow the claim of Agent in respect of, any such interest accruing after the date on which such proceeding is commenced.

          10. Guarantor consents and agrees that neither Agent nor any Lender shall be under any obligation to marshal any assets in favor of Guarantor or against or in payment of any or all of the Obligations. Guarantor further agrees that, to the extent that Borrower makes a payment or payments to Agent or Lenders, or Agent receives any proceeds of any collateral, for its benefit and the ratable benefit of Lenders, which payment or payments or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to Borrower, its estate, trustee, receiver or any other party, including without limitation Guarantor, under any bankruptcy law, state or federal law, common law or equitable cause, then to the extent of such payment or repayment, the Obligations or the part thereof which has been paid, reduced or satisfied by such amount shall be reinstated and continued in full force and effect as of the date such initial payment, reduction or satisfaction occurred, and this Guaranty shall continue to be in existence and in full force and effect, irrespective of whether any evidence of indebtedness has been surrendered or cancelled.

          11. No delay on the part of Agent or Lenders in the exercise of any right or remedy shall operate as a waiver thereof, and no single or partial exercise by Agent or Lenders of any right or remedy shall preclude any further exercise thereof; nor shall any modification or waiver of any of the provisions of this Guaranty be binding upon Agent or Lenders, except as expressly set forth in a writing duly signed and delivered on Agent's behalf by an authorized officer or agent of Agent. Agent's or Lenders' failure at any time or times hereafter to require strict performance by Borrower or Guarantor of any of the provisions, warranties, terms and conditions contained in any Loan Document, agreement, guaranty instrument or document now or at an), time or times executed by Borrower, Guarantor or any other Person obligated under the Loan Documents shall not constitute a waiver of or affect or diminish any right of Agent and Lenders at any time or times hereafter to demand strict performance thereof and such right shall not be deemed to have been waived by any act or knowledge of Agent or Lenders, or their respective agents, officers or employees, unless such waiver is contained in an instrument in writing signed by an officer or agent of Agent and directed to Borrower, Guarantor or such other Person, as applicable, specifying such waiver. No waiver by Agent or Lenders of any default shall operate as a waiver of any other default or the same default on a future occasion, and no action by Agent or Lenders permitted hereunder shall in any way affect or impair Agent's or Lenders' rights or the obligations of Guarantor under this Guaranty. Any determination by a court of competent jurisdiction of an amount owing by Borrower to Agent or Lenders, or both, shall be conclusive and binding on Guarantor irrespective of whether Guarantor was a party to the suit or action in which such determination was made.

          12. Guarantor will file all claims against Borrower in any bankruptcy or other proceeding in which the filing of claims is required or permitted by law upon any indebtedness of Borrower to Guarantor or claim against Borrower by Guarantor and will assign to Agent for the benefit of the Lenders all rights of Guarantor thereunder. If Guarantor does not file any such claim, Agent, as attorney-in-fact for Guarantor, is hereby authorized to do so in the name of Guarantor or, in Agent's discretion, to assign the claim and to cause proof of claim to be filed in the name of Agent's nominee. Agent or its nominee shall have the sole right to accept or reject any plan proposed in such proceeding and to take any other action which a party filing a claim is entitled to take. In all such cases, whether in administration, bankruptcy or otherwise, the person or persons authorized to pay such claim shall pay to Agent the full amount payable on such claims, and, to the full extent necessary for that purpose, Guarantor hereby assigns to Agent for the benefit of the Lenders all of Guarantor's rights to any such payments or distributions to which Guarantor would otherwise be entitled; provided, however, that Guarantor's obligations hereunder shall not be satisfied except to the extent that Agent receives cash by reason of any such payment or distribution. If Agent receives anything hereunder other than cash, the same shall be held as collateral for amounts due under this Agreement.

          13. This Guaranty shall be binding upon Guarantor and upon the successor and permitted assigns of Guarantor and shall inure to the benefit of Agent's and Lenders' respective successors and assigns. All references herein to Borrower shall be deemed to include its successors, transferees and permitted assigns and all references herein to Agent or Lenders shall be deemed to include their successors, transferees and assigns. Borrower's successors and permitted assigns shall include, without limitation, a receiver, trustee or debtor in possession of or for Borrower. All references to the singular shall be deemed to include the plural, and vice versa, where the context so requires.

          14. Guarantor is fully aware of the financial condition of Borrower and is executing and delivering this Guaranty based solely upon Guarantor's own independent investigation of all matters pertinent hereto and is not relying in any manner upon any representation or statement of Agent. Guarantor represents and warrants that Guarantor is in a position to obtain, and Guarantor hereby assumes full responsibility for obtaining, any additional information concerning Borrower's financial condition and any other matter pertinent hereto as Guarantor may desire, and Guarantor is not relying upon or expecting Agent to furnish to Guarantor any information now or hereafter in Agent's possession concerning the same or any other matter. By executing this Guaranty, Guarantor knowingly accepts the full range of risks encompassed within. a contract of this type, which risks Guarantor acknowledges. Guarantor shall have no right to require Agent to obtain or disclose any information with respect to the Obligations, the financial condition or character of Borrower or Borrower's ability to perform the Obligations, the existence or nonexistence of any other guaranties of all or any part of the Obligations, any action or nonaction on the part of Agent, Borrower, or any other person, or any other matter, fact or occurrence whatsoever.

          15. Guarantor understands and agrees that, in accordance with the terms of the Credit Agreement, any Lender may elect, at any time, to sell, assign, or participate all or any part of such Lender's interest in the Loans and the Facility, and that any such sale, assignment or participation may be to one or more Persons as provided in Section 11. 13 of the Credit Agreement. Subject to Section 12.17 of the Credit Agreement, Guarantor further agrees that Agent or any Lender may disseminate to any such potential purchaser(s), assignee(s) or participant(s) all documents and information (including without limitation all financial information) which has been or is hereafter provided to or known to Agent or any Lender with respect to: (a) the Property owned or leased by Guarantor and its operation; (b) any party connected with the Loans (including, without limitation, Guarantor, Borrower, any partner of Borrower or Guarantor or any other guarantor); and/or (c) any lending relationship other than the Facility which Agent or any Lender may have with any party connected with the Facility.

          16. ALL JUDICIAL PROCEEDINGS BROUGHT AGAINST GUARANTOR WITH RESPECT TO THIS GUARANTY OR ANY OTHER LOAN DOCUMENT MAY BE AND ALL JUDICIAL PROCEEDINGS BROUGHT BY GUARANTOR WITH RESPECT TO THIS GUARANTY OR ANY OTHER LOAN DOCUMENT SHALL BE BROUGHT IN ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION HAVING SITUS WITHIN THE BOUNDARIES OF THE FEDERAL COURT DISTRICT OF THE NORTHERN DISTRICT OF ILLINOIS, AND BY EXECUTION AND DELIVERY OF THIS GUARANTY, GUARANTOR ACCEPTS, FOR ITSELF AND IN CONNECTION WITH ITS PROPERTIES, GENERALLY AND UNCONDITIONALLY, THE JURISDICTION OF THE AFORESAID COURTS AND IRREVOCABLY AGREES TO BE BOUND BY ANY FINAL JUDGMENT

RENDERED THEREBY FROM WHICH NO APPEAL HAS BEEN TAKEN OR IS AVAILABLE. GUARANTOR HEREBY DESIGNATES AND APPOINTS ELLEN KELLEHER, ESQ., MANUFACTURED HOME COMMUNITIES, INC., TWO NORTH RIVERSIDE PLAZA, SUITE 800, CHICAGO, ILLINOIS 60606, TO RECEIVE ON ITS BEHALF SERVICE OF ALL PROCESS IN ANY SUCH PROCEEDINGS IN ANY SUCH COURT, SUCH SERVICE BEING HEREBY ACKNOWLEDGED BY SUCH PERSON TO BE EFFECTIVE AND BINDING SERVICE IN EVERY RESPECT. SUCH APPOINTMENT SHALL BE REVOCABLE ONLY WITH AGENT'S PRIOR WRITTEN APPROVAL GUARANTOR IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OF ANY THE AFOREMENTIONED COURTS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO ITS NOTICE ADDRESS SPECIFIED ON THE SIGNATURE PAGES HEREOF, SUCH SERVICE TO BECOME EFFECTIVE UPON RECEIPT. GUARANTOR AGENT AND LENDERS IRREVOCABLY WAIVE (A) TRIAL BY JURY IN ANY ACTION OR PROCEEDING WITH RESPECT TO THIS GUARANTY OR ANY OTHER LOAN DOCUMENT, AND (B) ANY OBJECTION (INCLUDING WITHOUT LIMITATION ANY OBJECTION OF THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS) WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRING OF ANY SUCH ACTION OR PROCEEDING WITH RESPECT TO THIS GUARANTY OR ANY OTHER LOAN DOCUMENT IN ANY JURISDICTION SET FORTH ABOVE. NOTHING HEREIN SHALL AFFECT THE RIGHT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR SHALL LIMIT THE RIGHT OF AGENT OR ANY LENDER TO BRING PROCEEDINGS AGAINST GUARANTOR IN THE COURTS OF OTHER JURISDICTION. GUARANTOR AGREES THAT IT WILL NOT ASSERT ANY PERMISSIVE COUNTERCLAIM IN ANY PROCEEDING BROUGHT BY AGENT OR A LENDER WITH RESPECT TO THIS GUARANTY OR ANY OTHER LOAN DOCUMENT.

          17. This Guaranty shall be governed by, and shall be construed and enforced accordance with, the laws of the State of Illinois without regard to conflict of law principles.

          18. Wherever possible, each provision of this Guaranty shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Guaranty shall be prohibited by or invalid under such law, such provision shall be ineffective the extent of such prohibition or invalidity without invalidating the remainder of such provision or the remaining provisions of this Guaranty.

          19. This Guaranty amends and restates in its entirety that certain REIT Guaranty dated as of August 16, 1994 executed by Guarantor in connection with the Original Credit Agreement, as such REIT Guaranty has been heretofore amended, modified and confirmed.

                            [SIGNATURE PAGE FOLLOWS]

          IN WITNESS WHEREOF, this Guaranty has been duly executed by Guarantor as of this 28th day of April, 1998.

                            GUARANTOR:

                            MANUFACTURED HOME COMMUNITIES, INC.
                            a Maryland corporation

                            By: /s/ Ellen Kelleher
                               ------------------------------
                            Name: Ellen Kelleher
                                 ----------------------------
                            Title: Executive VP/General Counsel
                                  ---------------------------

                            Address: Two North Riverside Plaza, Suite 800 Chicago, Illinois 60606

                              SOLVENCY CERTIFICATE
                       (MHC Operating Limited Partnership)

          I, Thomas P. Heneghan, the Chief Financial Officer of Manufactured Home Communities, Inc., a Maryland corporation (the "REIT"), which is the general partner of MHC Operating Limited Partnership, an Illinois limited partnership (the "Borrower"), in my capacity as Chief Financial Officer of the REIT, hereby certify to Wells Fargo Bank, N.A. as agent for the lenders (the "Lenders") under the Second Amended and Restated Credit Agreement of even date herewith (as amended, supplemented or restated from time to time, the "Credit Agreement) by and among the Borrower, the REIT, Agent and the Lenders, and to the Lenders that:

          1. I am the duly elected, qualified and acting Chief Financial Officer of the REIT, which is the general partner of the Borrower, and I am familiar with the business and financial matters hereinafter described.

          2. This Certificate, is made and delivered to Wells Fargo Bank, N.A., as Agent on behalf of the Lenders, for the purpose of inducing the Lenders to advance the Loans (as defined in the Credit Agreement) to Borrower, pursuant to the Credit Agreement. Each capitalized term used herein without definition shall have the meaning ascribed to such term in the Credit Agreement.

          3. Immediately following the execution of the Loan Documents to which it is a party, including without limitation, the Credit Agreement, the Borrower will be able to pay its debts as they mature, will have capital sufficient to carry on its business and all businesses in which it presently intends to engage and will have assets which will have a present fair salable value and a fair valuation greater than the amount of its liabilities, whether direct or contingent.

          4. The Borrower does not intend to incur debts beyond its ability to pay them as they mature.

          5. The Borrower does not contemplate filing a petition in bankruptcy or for an arrangement or reorganization under Federal bankruptcy law, nor to its knowledge are there any threatened bankruptcy or insolvency proceedings against the Borrower.

                            [SIGNATURE PAGE FOLLOWS]

Dated: April 28, 1998

                            MHC OPERATING LIMITED PARTNERSHIP, an
                            Illinois limited partnership

                            By: MANUFACTURED HOME
                            COMMUNITIES, INC., a Maryland corporation as
                            General Partner

                                 By:  /s/ Thomas P. Heneghan
                                    ----------------------------
                                 Name: Thomas P. Heneghan
                                      --------------------------
                                 Title: EVP & CFO
                                       -------------------------

                 Signature page to Solvency Certificate of MHC
                   Operating Limited Partnership (Revolver).

                              SOLVENCY CERTIFICATE
                      (Manufactured Home Communities, Inc.)

          I, Thomas P. Heneghan, the Chief Financial Officer of Manufactured Home Communities, Inc., a Maryland corporation (the "REIT"), which is the general partner of MHC Operating Limited Partnership, an Illinois limited partnership (the "Borrower"), in my capacity as Chief Financial Officer of the REIT, hereby certify to Wells Fargo Bank, N.A. as agent for the lenders (the "Lenders") under the Second Amended and Restated Credit Agreement of even date herewith (as amended, supplemented or restated from time to time, the "Credit Agreement) by and among the Borrower, the REIT, Agent and the Lenders, and to the Lenders that:

          1. I am the duly elected, qualified and acting Chief Financial Officer of the REIT, which is the general partner of the Borrower, and I am familiar with the business and financial matters hereinafter described.

          2. This Certificate is made and delivered to Wells Fargo Bank, N.A., as Agent on behalf of the Lenders, for the purpose of inducing the Lenders to advance the Loans (as defined in the Credit Agreement) to Borrower, pursuant to the Credit Agreement. Each capitalized term used herein without definition shall have the meaning ascribed to such term in the Credit Agreement.

          3. Immediately following the execution of the Loan Documents to which it is a party, including without limitation, the REIT Guarantee, the REIT will be able to pay its debts a they mature, will have capital sufficient to carry on its business and all businesses in which it presently intends to engage and will have assets which will have a present fair salable value and fair valuation greater than the amount of its liabilities, whether direct or contingent.

          4. The REIT does not intend to incur debts beyond its ability to pay them as they mature.

          5. The REIT does not contemplate filing a petition in bankruptcy or for an arrangement or reorganization under Federal bankruptcy law, nor to its knowledge are there any threatened bankruptcy or insolvency proceedings against the REIT

                            [SIGNATURE PAGE FOLLOWS]

Dated: April 28, 1998

                                MANUFACTURED HOME COMMUNITIES,
                                INC., a Maryland corporation, as General Partner

                                By:  /s/ Thomas P. Heneghan
                                   ----------------------------
                                Name: Thomas P. Heneghan
                                     --------------------------
                                Title: EVP & CFO
                                      -------------------------


                   Signature page to Solvency Certificate of
                Manufactured Home Communities, Inc. (Revolver).

                             COMPLIANCE CERTIFICATE

          This Compliance Certificate is delivered pursuant to the Second Amended and Restated Credit Agreement dated as of April 28, 1998 (as amended, supplemented and restated from time to time, the "Credit Agreement"), among MHC Operating Limited Partnership, the Lenders (as defined therein or made party thereto), and Wells Fargo Bank, N.A., as Agent. All capitalized defined terms used herein shall have the meaning ascribed to such terms in the Credit Agreement.

          1. The undersigned hereby certifies that the undersigned has reviewed the terms of the Credit Agreement and other Loan Documents and has made a review in reasonable detail of the transactions consummated by and financial condition of the REIT, the Borrower, the Subsidiaries and the Agreement Parties during the accounting period covered by the financial statements being delivered to Lender along with this Compliance Certificate and

          (a) Such review has not disclosed the existence during or at the end of such accounting period, and the undersigned does not have knowledge of the existence as of the date hereof, of any condition or event which constitutes an Unmatured Event of Default or an Event of Default (except as set forth in paragraph (b) hereof).

          (b) The financial statements being delivered to Agent along with this Compliance Certificate have been prepared in accordance with the books and records of the REIT, on a consolidated basis, and fairly present the financial condition of the REIT, on a consolidated basis, at the date thereof (if applicable, subject to normal year-end adjustments) and the results of operations and cash flows, on a consolidated basis, for the period then ended.

          (c) The nature and period of existence of the condition(s) or event(s) which constitute an Unmatured Event(s) of Default or an Event(s) of Default is (are) as follows: None.

          (d) Borrower (is taking) (is planning to take) the following action with respect to the condition(s) or event(s) set forth in paragraph (b) above: N/A

          2. As of the end of the most recently ended accounting period (March 31, 1998):

          (a) Total Liabilities to Gross Asset Value. Total Liabilities:
     $589,989,000.00 Gross Asset Value: $1,183,980,000.00. Ratio: 0.49:1 (Ratio
     not to exceed 0.6:1).

          (b) Secured Debt to Gross Asset Value. Secured Debt: $409,500,000.00. Gross Asset Value: $1,183,980,000.00. Ratio: 0.35:1 (Ratio not to exceed 0.4:1).

          (c) EBITDA to Interest Expense Ratio. EBITDA: $25,824,000.00. Interest
     Expense: $10,019,000.00. Ratio: 2.61 (Ratio not to be less than 2.0:1).

          (d) EBITDA to Fixed Charges Ratio. EBITDA: $25,824,000.00. Fixed
     Charges: $11,954,000.00. Ratio: 2.2:1 (Ratio not to be less than 1.75:1).

          (e) Unencumbered Net Operating Income to Unsecured Interest Expense. Unencumbered Net Operating Income: $11,336,000.00. Unsecured Interest
     Expense: $2,360,000.00. Ratio: 4.8:1 (Ratio not to be less than 1.80:1).

          (f) Unencumbered Pool. Borrower shall not permit the ratio of (a) the sum of (i) Unencumbered Asset Value: $518,236,000.00; (ii) Cash and Cash Equivalents owned by Borrower subject to no Lien in excess of $10MM: $0 to
     (b) outstanding Unsecured Debt: $150,488,000.00. Ratio: 3.4:1 (Ratio not to be less than 1.80:1).

          (g) Minimum Net Worth. Borrower will maintain Net Worth of not less than $258,317,100 plus 90% of all Net Offering Proceeds received by the REIT or Borrower after September 30, 1996. Net Worth: $386,878,000.00.

          (h) Permitted Holdings. Borrower and its Subsidiaries may acquire or maintain the following Permitted Holdings so long as (i) the aggregate value whether held directly or indirectly by Borrower and its Subsidiaries does not exceed, at any time, 20% of Gross Asset Value for the Borrower as a whole and (ii) the value of each Permitted Holding does not exceed, at any time the following percentages of Borrower's Gross Asset Value:

                                                                     % OF GROSS
                PERMITTED HOLDINGS                     MAXIMUM       ASSET VALUE
------------------------------------------------  ----------------  -------------
--   Non manufactured home community property            10%            0.6%
     (other than cash or Cash Equivalents)

--   Land                                                 5%            0%

--   Securities (issued by REITs primarily                5%            0%
     engaged in the development, ownership and
     management of Manufactured Home communities)


--   Manufactured Home Community Mortgage                10%            1.1%
     other than mortgage indebtedness which is
     either eliminated in the consolidation of
     the REIT, Borrower and the Subsidiaries or
     accounted for as investments in real estate
     under GAAP

--   Manufactured Home Community Partnership             10%            0.5%
     Interest other than Controlled Partnership
     Interests


--   Development Activity                                10%            0.5%



          3. All representations and warranties contained in the above-referenced Credit Agreement remain true and correct in all material respects. No Event of Default described in Section 10.01(g) or Section 10.01(h) has occurred and no other Event of Default or Unmatured

Event of Default has occurred and is continuing. There has been no Material Adverse Effect to the Borrower or the REIT.

          4. As of the end of the Fiscal Quarter covered by the financial statements being delivered to Agent along with this Compliance Certificate, the weighted average occupancy rate of the Properties listed on Exhibit F to the Credit Agreement together with those designated by Borrower is at least eight-five percent (85%)

Date: April 28, 1998                            /s/ Thomas P. Heneghan
                                                --------------------------------
                                                Mr. Thomas P. Heneghan
                                                Chief Financial Officer the REIT